                                                                    Exhibit 4.37

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                                CREDIT AGREEMENT

                                  BY AND AMONG

                               BAIRNCO CORPORATION

                                    AS PARENT

             CERTAIN OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO

                                  AS BORROWERS,

                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 AS THE LENDERS,

                                       AND

                               ABLECO FINANCE LLC

                             AS ADMINISTRATIVE AGENT

                            DATED AS OF JULY 17, 2007

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      4.7      JURISDICTION OF ORGANIZATION; LOCATION OF CHIEF EXECUTIVE OFFICE;

      6.19     LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING

      15.16    FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS

                             EXHIBITS AND SCHEDULES

Exhibit A1                          Form of Assignment and Acceptance
Exhibit C1                          Form of Compliance Certificate
Exhibit L1                          Form of LIBOR Notice

Schedule A1                         Agent's Account
Schedule A2                         Authorized Persons
Schedule A3                         Approved AddBack Expenses
Schedule C1                         Commitments
Schedule D1                         Designated Account
Schedule K1                         Kasco Nonrecurring Expenses
Schedule P2                         Permitted Liens
Schedule P3                         Survey Exceptions
Schedule R1                         Real Property Collateral
Schedule 1.1                        Definitions
Schedule 2.5(a)                     Cash Management Banks
Schedule 3.1                        Conditions Precedent
Schedule 3.1(x)                     Mortgage Policy
Schedule 4.5                        Locations of Collateral
Schedule 4.7(a)                     States of Organization
Schedule 4.7(b)                     Chief Executive Offices
Schedule 4.7(c)                     Organizational Identification Numbers
Schedule 4.7(d)                     Commercial Tort Claims
Schedule 4.8(b)                     Capitalization of Borrowers
Schedule 4.8(c)                     Capitalization of Borrowers' Subsidiaries
Schedule 4.10                       Litigation
Schedule 4.13                       Labor and Employee Matters
Schedule 4.14                       Environmental Matters
Schedule 4.15                       Intellectual Property
Schedule 4.16                       Properties
Schedule 4.17                       Deposit Accounts and Securities Accounts
Schedule 4.19                       Permitted Indebtedness
Schedule 4.20                       Material Contracts
Schedule 4.24                       Insurance
Schedule 5.2                        Collateral Reporting
Schedule 5.3                        Financial Statements, Reports, Certificates
Schedule 6.6                        Description of Business
Schedule 6.17                       Holding Company Operations

                                CREDIT AGREEMENT

                   THIS CREDIT AGREEMENT (this "AGREEMENT"),  is entered into as of July 17, 2007, by and among the lenders  identified  on the  signature  pages hereof (such lenders,  together with their  respective  successors and permitted assigns,  are  referred  to  hereinafter  each  individually  as a "Lender"  and collectively as the "LENDERS"), ABLECO FINANCE LLC, a Delaware limited liability company,  as  administrative  agent for the Lenders (in such capacity,  together with its successors and assigns in such capacity, "AGENT"), BAIRNCO CORPORATION, a Delaware corporation ("PARENT"),  and each of Parent's Subsidiaries identified on the signature pages hereof as a Borrower (such  Subsidiaries  are referred to
hereinafter   each   individually  as  a  "BORROWER",   and   individually   and
collectively, jointly and severally, as the "BORROWERS").

                   The parties agree as follows:

1.        DEFINITIONS AND CONSTRUCTION.

          1.1      DEFINITIONS.  Capitalized  terms used in this Agreement shall have the meanings specified therefor on SCHEDULE 1.1.

          1.2      ACCOUNTING  TERMS.  All  accounting  terms  not  specifically defined herein shall be construed in accordance with GAAP. When used herein, the term  "financial  statements"  shall  include the notes and  schedules  thereto.
Whenever  the term  "Borrowers"  or the term  "Parent"  is used in  respect of a financial  covenant  or a related  definition,  it shall be  understood  to mean
Parent and its Subsidiaries on a consolidated  basis, unless the context clearly requires otherwise.

          1.3      CODE.  Any terms used in this  Agreement  that are defined in the  Code  shall be  construed  and  defined  as set  forth  in the Code  unless otherwise defined herein; PROVIDED, HOWEVER, that to the extent that the Code is used to define any term herein and such term is defined differently in different
Articles of the Code,  the definition of such term contained in Article 9 of the
Code shall govern.

          1.4      CONSTRUCTION.  Unless the  context of this  Agreement  or any other Loan Document clearly requires otherwise, references to the plural include the  singular,  references  to  the  singular  include  the  plural,  the  terms
"includes" and "including" are not limiting, and the term "or" has, except where otherwise  indicated,  the inclusive meaning represented by the phrase "and/or."
The words "hereof," "herein,"  "hereby,"  "hereunder," and similar terms in this
Agreement or any other Loan Document  refer to this Agreement or such other Loan
Document,  as the case may be, as a whole and not to any particular provision of this  Agreement  or such  other  Loan  Document,  as the case  may be.  Section, subsection,  clause,  schedule,  and  exhibit  references  herein  are  to  this
Agreement unless otherwise specified.  Any reference in this Agreement or in any other Loan Document to any agreement,  instrument, or document shall include all
alterations,   amendments,   changes,   extensions,   modifications,   renewals,
replacements,  substitutions, joinders, and supplements, thereto and thereof, as applicable  (subject  to  any  restrictions  on  such  alterations,  amendments,
changes,  extensions,  modifications,  renewals,  replacements,   substitutions,
joinders,  and  supplements  set  forth  herein).   References  to  statutes  or
regulations  are to be construed  as  including  all  statutory  and  regulatory provisions consolidating,  amending,  supplementing,  interpreting, or replacing the  statute or  regulation  referred  to,  and,  to the  extent the  context so requires,  any  equivalent,  similar or comparable  statute or regulation in any applicable  jurisdiction.  Any reference herein or in any other Loan Document to the  satisfaction  or  repayment  in  full of the  Obligations  shall  mean  the repayment in full in cash of all Obligations  other than  unasserted  contingent indemnification  Obligations.  Any  reference  herein  to any  Person  shall  be construed to include such Person's successors and assigns.  Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission  of a Record and any Record  transmitted  shall be treated and have the same effect as if such Record was furnished in writing. An Event of Default, if one occurs, shall "exist",  "continue" or "be continuing" until such Event of
Default has been waived in writing in accordance with SECTION 14.1.

          1.5      PROVINCE OF QUEBEC. With respect to real or tangible personal property  located in the  Province  of Quebec,  (a) the terms  "real  property",
"personal property" and "real and personal property" and words of similar import shall be deemed to also refer to "immovable  property",  "movable  property" and
"immovable and movable  property".  The terms  "tangible" and  "intangible"  and words of  similar  import  shall be  deemed  to also  refer to  "corporeal"  and
"incorporeal".

          1.6      SCHEDULES  AND  EXHIBITS.  All of the  schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.        LOAN AND TERMS OF PAYMENT.

          2.1      TERM LOAN.

                   (a) Subject to the terms and conditions of this Agreement, on the  Closing  Date each  Lender  agrees  (severally,  not jointly or jointly and severally) to make term loans (collectively, the "TERM LOAN") to Borrowers in an amount equal to such  Lender's  Pro Rata Share of the Term Loan Amount  provided that the Term Loan shall be funded in full for the benefit of the Borrowers. The outstanding  unpaid principal balance and all accrued and unpaid interest on the
Term Loan shall be due and  payable on the  earliest of (i) the  Maturity  Date,
(ii) the date of the  acceleration of the Term Loan in accordance with the terms hereof,  and (iii) the date of termination of this Agreement pursuant to SECTION
8.1(B).  All principal of,  interest on, and other amounts payable in respect of the Term Loan shall constitute Obligations.

                   (b) Any  principal  amount  of the  Term  Loan  that has been repaid or prepaid may not be reborrowed.

          2.2      BORROWING PROCEDURES AND SETTLEMENTS.

                   (a)  PROCEDURE FOR  BORROWING.  The  Administrative  Borrower
shall give the Agent prior written notice (a "Notice of Borrowing")),  not later than 12:00 noon (New York City time) on the date which is five (5) Business Days prior to the date of the proposed Term Loan (or such shorter period as the Agent is willing to  accommodate,  but in no event later than (x) one (1) Business Day prior to the date of the  proposed  Term  Loan if the  Term  Loan is to  consist exclusively  of Base Rate Loans,  and (y) three (3)  Business  Days prior to the date of the proposed Term Loan, if any portion of the Term Loan is to consist of a LIBOR Rate Loan.  Such Notice of  Borrowing  shall  specify (i) the  principal amount of the  proposed  Term  Loan,  (ii)  whether  the  proposed  Term Loan is requested  to consist of  Reference  Rate Loans or LIBOR Rate Loans and,  in the
case of LIBOR Rate Loans,  the initial  Interest  Periods with respect  thereto,
(iii) the use of the proceeds of such proposed Term Loan,  and (iv) the proposed borrowing date, which must be (A) a Business Day and (B) the Closing Date.

                   (b) MAKING OF LOANS.  Promptly after receipt of a request for the Term Loan pursuant to SECTION  2.2(A),  Agent shall notify the Lenders,  not later than 1:00 p.m. (New York time) on the Business Day  immediately  preceding the Closing Date, by telecopy, telephone, or other similar form of transmission, of the requested  Term Loan.  Each Lender shall make the amount of such Lender's
Pro Rata Share of the  requested  Term Loan  available  to Agent in  immediately available funds, to Agent's  Account,  not later than 10:00 a.m. (New York time)
on the Closing  Date.  After  Agent's  receipt of the proceeds of the Term Loan,
Agent shall make the proceeds thereof  available to  Administrative  Borrower on the  Closing  Date by  transferring  immediately  available  funds equal to such proceeds  received by Agent in  accordance  with written  instructions  from the
Administrative  Borrower;  PROVIDED,  HOWEVER,  that Agent shall not request any
Lender to make,  and no Lender shall have the  obligation to make, the Term Loan if  Agent  shall  have  actual  knowledge  that  one or more  of the  applicable conditions  precedent  set  forth  in  SECTION  3 will not be  satisfied  on the requested Closing Date.

                   (c) PROTECTIVE ADVANCES.

                       (i)  Agent  hereby is  authorized  by  Borrowers  and the
Lenders, from time to time in Agent's sole discretion,  (A) after the occurrence and during the  continuance  of a Default or an Event of Default,  or (B) at any
time that Agent, in its Permitted  Discretion  deems necessary or desirable,  to make  extensions  of credit to (or on behalf of)  Borrowers  (1) to  preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of repayment  of the  Obligations,  or (3) to pay any other  amount  chargeable  to
Borrowers  pursuant  to the  terms of this  Agreement,  including  Lender  Group
Expenses and the costs,  fees,  and expenses  described in SECTION 9 (any of the advances described in this SECTION 2.2(C)(I) shall be referred to as "PROTECTIVE
ADVANCES").

                       (ii) All  payments on the  Protective  Advances  shall be
payable to Agent solely for its own account.  The  Protective  Advances shall be repayable  on  demand,  secured by the  Agent's  Liens,  constitute  Obligations hereunder,  and bear interest at the rate  applicable  from time to time to Base
Rate Loans. The provisions of this SECTION 2.2(C) are for the exclusive  benefit of Agent and the Lenders  and are not  intended to benefit any Loan Party in any way.

                   (d) NOTATION.  Agent shall record on its books the  principal amount of the  portion  of the Term Loan  owing to each  Lender  and  Protective
Advances owing to Agent, and the interests therein of each Lender,  from time to time and such records shall, absent manifest error,  conclusively be presumed to be correct and accurate.

                   (e) LENDERS' FAILURE TO PERFORM.  The Term Loan shall be made by the Lenders  contemporaneously  and in accordance with their Pro Rata Shares.
It is understood  that (i) no Lender shall be responsible for any failure by any other Lender to perform its  obligation to make its portion of the Term Loan (or other extension of credit) hereunder,  nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its  obligations  hereunder,  and (ii) no failure  by any Lender to perform  its obligations  hereunder  shall  excuse  any  other  Lender  from its  obligations hereunder.

          2.3      PAYMENTS.

                   (a) PAYMENTS  BY  BORROWERS.  Except as  otherwise  expressly provided  herein,  all payments by (or on behalf of) Borrowers  shall be made to
Agent's  Account  for the  account  of the  Lender  Group  and  shall be made in immediately available funds, no later than 4:00 p.m. (New York time) on the date specified  herein.  Any payment received by Agent later than 4:00 p.m. (New York time),  shall be deemed to have been received on the following  Business Day and any  applicable  interest or fee shall  continue to accrue until such  following
Business Day.

                   (b) APPORTIONMENT AND APPLICATION.

                       (i) So long as no Event of Default  has  occurred  and is
continuing,  all principal and interest  payments shall be  apportioned  ratably among the Lenders  (according to the unpaid principal balance of the Obligations to which such payments  relate held by each Lender) and all payments of fees and expenses  (other than fees or expenses  that are for Agent's  separate  account)
shall be  apportioned  ratably among the Lenders  having a Pro Rata Share of the type of Commitment or Obligation to which a particular  fee or expense  relates.
All payments to be made  hereunder  by Borrowers  shall be remitted to Agent and all (subject to Section  2.3(b)(iv)  hereof) such payments,  and all proceeds of
Collateral  received by Agent, shall be applied,  so long as no Event of Default has  occurred  and is  continuing,  to  reduce  the  balance  of the  Term  Loan outstanding  and,  thereafter,  to  Borrowers  (to be  wired  to the  Designated
Account) or such other Person entitled thereto under applicable law.

                       (ii)  Subject to Section  2.3(e)(i),  at any time that an
Event of Default has occurred and is continuing (and subject to the terms of the
Intercreditor  Agreement)  all  payments  remitted to Agent and all  proceeds of
Collateral received by Agent shall be applied as follows:

                             (A)  FIRST,   to  pay  any  Lender  Group  Expenses
(including  cost or expense  reimbursements)  or  indemnities  then due to Agent under the Loan Documents, until paid in full,

                             (B) SECOND, to pay any fees or premiums then due to
Agent under the Loan Documents until paid in full,

                             (C) THIRD,  to pay  interest  due in respect of all
Protective Advances until paid in full,

                             (D) FOURTH,  to pay the principal of all Protective
Advances until paid in full,

                             (E) FIFTH, ratably to pay any Lender Group Expenses
(including cost or expense reimbursements) or indemnities then due to any of the
Lenders under the Loan Documents, until paid in full,

                             (F) SIXTH, ratably to pay any fees or premiums then
due to any of the Lenders under the Loan Documents until paid in full,

                             (G) SEVENTH, ratably to pay interest due in respect
of the Term Loan until paid in full,

                             (H)  EIGHTH,  to  pay  the  outstanding   principal
balance of the Term Loan until the Term Loan is paid in full,

                             (I) NINTH, to pay any other Obligations, and

                             (J)  TENTH,  to  Borrowers  (to  be  wired  to  the
Designated Account) or such other Person entitled thereto under applicable law.

                       (iii) Agent  promptly  shall  distribute  to each Lender,
pursuant  to the  applicable  wire  instructions  received  from each  Lender in writing, such funds as it may be entitled to receive.

                       (iv) In each instance, so long as no Event of Default has
occurred and is  continuing,  SECTION  2.3(B)(I)  shall not apply to any payment made by Borrowers  to Agent and  specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                       (v) For  purposes of SECTION  2.3(B)(II),  "paid in full"
means  payment of all amounts  owing under the Loan  Documents  according to the terms thereof,  including loan fees, service fees,  professional fees,  interest
(and  specifically  including  interest  accrued after the  commencement  of any
Insolvency  Proceeding),  default  interest,  interest on interest,  and expense reimbursements,  whether or not any of the  foregoing  would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                       (vi)  In the  event  of a  direct  conflict  between  the
priority provisions of this SECTION 2.3 and any other provision contained in any other  Loan  Document,  it is the  intention  of the  parties  hereto  that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual,  irreconcilable conflict that cannot be resolved as aforesaid,  the terms and  provisions of this SECTION
2.3 shall control and govern.

                   (c) OPTIONAL  PREPAYMENTS.  Borrowers may voluntarily prepay, without  penalty  or  premium,  the Term Loan in full or in part at any time and from time to time upon at least three (3) Business Days prior written  notice to
Agent so long as any such  payment is (i) in an amount  equal to or greater than
$100,000 and an integral multiple of $100,000, and (ii) not prohibited under the
Working Capital Credit Agreement. Any prepayments of the Term Loan made pursuant to this  SECTION  2.3(C)  shall  be  accompanied  by all  accrued  interest  and applicable fees on the principal amount being prepaid to the date of prepayment;
PROVIDED,  HOWEVER, if an Event of Default then exists, such prepayment shall be applied to the Obligations pursuant to SECTION 2.3(B)(II).

                   (d) MANDATORY PREPAYMENTS.

                       (i) Immediately  upon the receipt by Parent or any of its
Subsidiaries of the proceeds of any Permitted Kasco Sale Transaction,  Borrowers shall prepay the outstanding  principal amount of the  Obligations,  the Working
Capital Indebtedness and the Subordinated  Indebtedness,  as the case may be, in accordance  with SECTION  2.3(E)(I) in an aggregate  amount equal to 100% of the
Net Cash Proceeds received by Parent or its Subsidiaries in connection with such sale.  Nothing contained in this SECTION 2.3(D)(I) shall permit Parent or any of its  Subsidiaries  to sell or otherwise  dispose of any property or assets other than in accordance the  requirements  of the definition of Permitted  Kasco Sale
Transaction or as otherwise permitted hereunder.

                       (ii) Immediately upon the receipt by Parent or any of its
Subsidiaries of the proceeds of any voluntary or involuntary sale or disposition by Parent or any of its Subsidiaries of property or assets  (including  casualty losses or  condemnations  but excluding sales or  dispositions  which qualify as
Permitted  Dispositions under clauses (a), (b), (c), or (d) of the definition of
Permitted Dispositions or any Permitted Kasco Sale Transaction), Borrowers shall prepay the  outstanding  principal  amount of the Obligations in accordance with
SECTION  2.3(E)(II)  in an  amount  equal  to  100%  of the  Net  Cash  Proceeds
(including  condemnation awards and payments in lieu thereof) received by Parent or its  Subsidiaries  in connection  with such sales or  dispositions;  PROVIDED that,  so long as (A) no Default or Event of Default  shall have occurred and is continuing,  (B)  Administrative  Borrower  shall have given Agent prior written notice of Borrowers'  intention to apply such monies to the costs of replacement of the  properties  or assets that are the subject of such sale or  disposition, casualty loss or condemnation,  or the cost of purchase or construction of other assets useful in the business of Borrowers or their Subsidiaries, (C) the monies are held in a cash collateral account in which Agent (or, so long as the Working
Capital Credit  Agreement is in effect,  Working Capital Agent,  acting as agent for  the  Agent)  has a  perfected  first-priority  security  interest,  and (D)
Borrowers or their  Subsidiaries,  as  applicable,  complete  such  replacement, purchase,  or  construction  within 180 days after the  initial  receipt of such monies,  Borrowers  and their  Subsidiaries  shall have the option to apply such monies to the  costs of  replacement  of the  property  or  assets  that are the subject of such sale or disposition or the costs of purchase or  construction of other assets useful in the business of Borrowers and their  Subsidiaries  unless and to the extent that such  applicable  period shall have expired  without such replacement,  purchase or construction  being made or completed,  in which case, any amounts remaining in the cash collateral  account shall be paid to Agent and applied in accordance with SECTION 2.3(E)(II). Nothing contained in this SECTION
2.3(D)(II)  shall permit Parent or any of its  Subsidiaries to sell or otherwise dispose of any property or assets other than in accordance with SECTION 6.4.

                       (iii)  Immediately  upon the  receipt by Parent or any of
its  Subsidiaries  of any  Extraordinary  Receipts,  Borrowers  shall prepay the outstanding  principal  amount of the  Obligations  in  accordance  with SECTION
2.3(E)(II) in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.

                       (iv)  Immediately  upon the  issuance  or  incurrence  by
Parent or any of its Subsidiaries of any Indebtedness  (other than  Indebtedness permitted under SECTION 6.1(A), (B), (C), (D), or (E)) or the issuance by Parent or any of its Subsidiaries of any shares of Parent's or its Subsidiaries'  Stock
(other  than  (A) the  issuance  of Stock  under an  employee  stock  option  or incentive plan of any Loan Party to the extent permitted hereunder or (B) in the event that Parent or any  Subsidiary  of Parent forms a Subsidiary in accordance with the terms  hereof,  the issuance by such  Subsidiary  of Stock to Parent or
such  Subsidiary,  as  applicable),   Borrowers  shall  prepay  the  outstanding
principal amount of the Obligations in accordance with SECTION  2.3(E)(II) in an amount  equal  to  100% of the Net  Cash  Proceeds  received  by  Parent  or its
Subsidiaries in connection  with such issuance or incurrence.  The provisions of this SECTION  2.3(D)(IV)  shall not be deemed to be implied  consent to any such issuance or incurrence  otherwise prohibited by the terms and conditions of this
Agreement.

                   (e) APPLICATION OF PAYMENTS.

                       (i) Each prepayment  pursuant to SECTION  2.3(D)(I) above
shall (A) so long as no Application Event shall have occurred and be continuing, be applied,  FIRST, to the outstanding  principal  amount of the Working Capital
Advances,  or to cash  collateralize the Working Capital Letters of Credit in an amount equal to 105% of the then extant Working  Capital Letter of Credit Usage, in an amount equal to the book value of Eligible Accounts,  Eligible  Inventory,
Eligible  Canadian  Inventory,  Eligible  Foreign  Inventory and Eligible  Kasco
Inventory (in each case,  as defined in the Working  Capital  Credit  Agreement)
sold in a Permitted  Kasco Sale  Transaction  multiplied by the advance rate for such item of  Collateral  as  contained  in the  definition  of Working  Capital
Borrowing  Base;  SECOND,  to the  outstanding  principal  amount of the Working
Capital Term Loan in an amount up to  $15,000,000,  less any principal  payments made with  respect  to the Term Loan prior to such  date;  THIRD,  to prepay any
Working Capital Advances,  or to cash  collateralize the Working Capital Letters of Credit in an amount equal to 105% of the then extant  Working  Capital Letter of Credit Usage,  such that after giving effect to such  prepayment  the Working
Capital  Availability is not less than  $5,000,000;  FOURTH,  to prepay the Term
Loan such that,  following such prepayment,  the pro forma Senior Leverage Ratio
(but excluding any  outstanding  letters of credit) is less than 4.4 to 1.00 for the four fiscal  quarters then ended  (measured as if the  Permitted  Kasco Sale
Transaction  and such  prepayment  had  occurred  on the  first day of such four fiscal quarter  period);  FIFTH, to prepay the  Subordinated  Indebtedness in an amount up to $4,000,000;  and SIXTH, the balance of such Net Cash Proceeds shall used to prepay the Term Loan and the  Subordinated  Indebtedness in the ratio of
1:2,  respectively,  and (B) if an Application  Event shall have occurred and be continuing, be applied in the manner set forth in SECTION 2.3(B)(II).

                       (ii) Each  prepayment  pursuant  to  SECTION  2.3(D)(II),
2.3(D)(III),  or 2.3(D)(IV) above shall (A) so long as no Event of Default shall have occurred and be continuing, be applied, FIRST, to the outstanding principal amount of the  Working  Capital  Term Loan  until paid in full,  SECOND,  to the
outstanding   principal   amount  of  the  Working  Capital   Advances  (with  a
corresponding  permanent  reduction  in the  Working  Capital  Maximum  Revolver
Amount,  until paid in full, and THIRD, to the outstanding  principal  amount of the Term Loan until paid in full, and fourth, to cash  collateralize the Working
Capital  Letters of Credit in an amount equal to 105% of the then extant Working
Capital Letter of Credit Usage (with a corresponding  permanent reduction in the
Working Capital Maximum  Revolver  Amount,  and (B) if an Event of Default shall have occurred and be continuing, the amounts payable to Agent pursuant to clause
"third"  may  be  applied  in  the  manner  set  forth  in  SECTION  2.3(B)(II).
Notwithstanding  the foregoing or anything to the contrary herein,  any required prepayment resulting from tax refunds related to the tax year ended December 31,
2006 and the stub  period  ended  April 13,  2007  received by the Parent or any
Subsidiary up to $2,000,000  shall be applied first to repay any Working Capital
Advances.

          2.4      INTEREST RATES:  RATES, PAYMENTS, AND CALCULATIONS.

                   (a) INTEREST RATES. Except as provided in SECTION 2.4(B), all
Obligations  whether or not  charged to the Loan  Account  pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows:

                       (i) if the relevant Obligation is a LIBOR Rate Loan, at a
per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and

                       (ii)  otherwise,  at a per annum  rate  equal to the Base
Rate plus the Base Rate Margin.

                   (b) DEFAULT  RATE.   Upon  the   occurrence  and  during  the
continuation  of an  Event  of  Default  (and at the  election  of  Agent or the
Required  Lenders),  all Obligations  whether or not charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum  rate  equal to 2.0  percentage  points  above  the per  annum  rate otherwise applicable hereunder.

                   (c) PAYMENT.  Except as provided  to the  contrary in SECTION
2.9,  interest payable  hereunder shall be due and payable,  in arrears,  on the first  day of each  month at any time  that  Obligations  are  outstanding.  Any interest  not paid when due shall be  compounded  by being  charged  to the Loan
Account and shall thereafter  constitute  Obligations hereunder and shall accrue interest at the rate then applicable to Base Rate Loans.

                   (d) COMPUTATION.  All  interest  chargeable  under  the  Loan
Documents shall be computed on the basis of a 360 day year for the actual number of days  elapsed.  In the  event  the Base  Rate is  changed  from  time to time
hereafter,   the  rates  of  interest   hereunder   based  upon  the  Base  Rate
automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                   (e) INTENT TO LIMIT  CHARGES TO MAXIMUM  LAWFUL  RATE.  In no
event shall the interest rate or rates payable  under this  Agreement,  plus any other amounts paid in connection  herewith,  exceed the highest rate permissible under  any  law  that a  court  of  competent  jurisdiction  shall,  in a  final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering  this  Agreement,  intend  legally to agree upon the rate or rates of interest  and  manner of payment  stated  within it;  PROVIDED,  HOWEVER,  that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum  allowable under applicable law, then, IPSO FACTO, as of the date of this Agreement, Borrowers are and shall be liable  only for the payment of such  maximum as allowed by law,  and payment received  from  Borrowers in excess of such legal  maximum,  whenever  received, shall be applied  to reduce the  principal  balance  of the  Obligations  to the extent of such excess.

          2.5      CASH MANAGEMENT.

                   (a) Parent and Borrowers  shall and shall cause each of their
Subsidiaries  to (i) establish and maintain cash  management  services of a type and on terms  satisfactory  to Agent at one or more of the  banks  set  forth on
SCHEDULE 2.5(A) (each a "CASH  MANAGEMENT  BANK"),  and shall request in writing and otherwise take such  reasonable  steps to ensure that all of their and their
Subsidiaries'  Account  Debtors  forward  payment  of the  amounts  owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly,  and in any  event no later  than the  first  Business  Day (or,  with respect to  Collections  not to exceed  $100,000  in the  aggregate,  the second
Business  Day)  after  the date of  receipt  thereof,  all of their  Collections
(including those sent directly by their Account Debtors to Parent,  Borrowers or their  respective  Subsidiaries)  into a bank  account  in  Agent's  name (or in
Working  Capital Agent's name, as applicable) (a "CASH  MANAGEMENT  ACCOUNT") at one of the Cash Management Banks.

                   (b) Each Cash  Management  Bank shall  establish and maintain
Cash Management  Agreements with Agent,  Working Capital Agent and Loan Parties.
Each such Cash Management Agreement shall provide,  among other things, that (i)
the Cash Management Bank will comply with any  instructions  originated by Agent or Working  Capital Agent  directing the  disposition  of the funds in such Cash
Management   Account   without   further   consent  by  Loan  Parties  or  their
Subsidiaries,  as  applicable,  (ii) the Cash  Management  Bank has no rights of setoff or recoupment or any other claim against the applicable  Cash  Management
Account,  other than for payment of its service fees and other charges  directly related to the  administration of such Cash Management  Account and for returned checks or other items of  payment,  and (iii) upon the  instruction  of Agent or
Working  Capital Agent (an "ACTIVATION  INSTRUCTION"),  it will forward by daily sweep all  amounts in the  applicable  Cash  Management  Account to the  account designated  in  the  Activation  Instruction.  Agent  agrees  not  to  issue  an
Activation  Instruction  with respect to the Cash Management  Accounts unless an
Event of Default has  occurred  and is  continuing  at the time such  Activation
Instruction is issued.  Agent agrees to use commercially  reasonable  efforts to rescind  an  Activation  Instruction  (the  "RESCISSION")  if:  (x) the Event of
Default  upon which such  Activation  Instruction  was issued has been waived in writing  in  accordance  with the  terms of this  Agreement,  (y) no  additional
Default or Event of Default has occurred and is continuing  prior to the date of the Rescission or is reasonably  expected to occur on or  immediately  after the date of the Rescission.

                   (c) So long as no Default or Event of  Default  has  occurred and is continuing,  Administrative  Borrower may amend SCHEDULE 2.5(A) to add or replace a Cash Management Bank or Cash Management  Account;  PROVIDED,  HOWEVER,
that (i) such prospective Cash Management Bank shall be reasonably  satisfactory to Agent,  and (ii)  prior to the time of the  opening  of such Cash  Management
Account,  a Loan Party (or its Subsidiary,  as applicable) and such  prospective
Cash  Management  Bank  shall  have  executed  and  delivered  to  Agent  a Cash
Management Agreement. Loan Parties (or their Subsidiaries,  as applicable) shall close any of their Cash  Management  Accounts (and  establish  replacement  cash management  accounts in accordance with the foregoing  sentence) promptly and in any event within 30 days of notice from Agent that the  creditworthiness  of any
Cash Management Bank is no longer acceptable in Agent's reasonable judgment,  or as promptly as practicable  and in any event within 60 days of notice from Agent that the operating  performance,  funds transfer, or availability  procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or  Agent's  liability  under  any Cash  Management  Agreement  with  such  Cash
Management Bank is no longer acceptable in Agent's reasonable judgment.

                   (d) Each Cash  Management  Account shall be a cash collateral account subject to a Control Agreement.

          2.6      CREDITING PAYMENTS.  The receipt of any payment item by Agent
(whether from  transfers to Agent by the Cash  Management  Banks pursuant to the
Cash  Management  Agreements or otherwise)  shall not be considered a payment on account  unless such payment item is a wire  transfer of  immediately  available federal funds made to the Agent's  Account or unless and until such payment item is honored when  presented  for payment.  Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated  accordingly.  Anything to the contrary contained herein  notwithstanding,  any payment item shall be deemed received by
Agent only if it is received  into the Agent's  Account on a Business  Day on or before  12:00 p.m.  (New York time).  If any payment  item is received  into the
Agent's  Account on a non-Business  Day or after 12:00 p.m. (New York time) on a
Business  Day,  it shall be  deemed  to have  been  received  by Agent as of the opening of business on the immediately following Business Day.

          2.7      DESIGNATED ACCOUNT. Agent is authorized to make the Term Loan under this Agreement based upon instructions  received from anyone purporting to be an  Authorized  Person.  Administrative  Borrower  agrees  to  establish  and maintain the Designated Account with the Designated Account Bank.

          2.8      MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent
shall  maintain  an  account  on its books in the name of  Borrowers  (the "LOAN
ACCOUNT") on which  Borrowers will be charged with the Term Loan, all Protective
Advances  made by Agent or the Lenders to Borrowers or for  Borrowers'  account, and with all  other  payment  Obligations  hereunder  or under  the  other  Loan
Documents,  including,  accrued  interest,  fees and expenses,  and Lender Group
Expenses. In accordance with SECTION 2.6, the Loan Account will be credited with all  payments  received  by Agent  from  Borrowers  or for  Borrowers'  account, including all amounts  received in the Agent's  Account from any Cash Management
Bank. Agent shall render statements regarding the Loan Account to Administrative
Borrower,  including principal,  interest, fees, and including an itemization of all charges and expenses  constituting  Lender Group  Expenses  owing,  and such statements,  absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account  stated between  Borrowers and the Lender
Group unless,  within 30 days after receipt thereof by Administrative  Borrower,

Administrative  Borrower  shall  deliver  to  Agent  written  objection  thereto describing the error or errors contained in any such statements.

          2.9 FEES.  On or prior to the  Closing  Date,  Borrowers  shall pay to
Agent for the account of the Lenders,  in accordance with their Pro Rata Shares, a non-refundable closing fee (the "CLOSING FEE") equal to $960,000,  which shall be deemed fully earned when paid.

          2.10     LIBOR OPTION.

                   (a) INTEREST.  In lieu of having interest charged at the rate based upon the Base Rate,  Borrowers  shall have the option (the "LIBOR OPTION")
to have interest on all or a portion of the Term Loan be charged (whether at the time when made (unless otherwise  provided herein),  upon conversion from a Base
Rate Loan to a LIBOR Rate Loan, or upon  continuation  of a LIBOR Rate Loan as a
LIBOR Rate Loan) at a rate of interest  based upon the LIBOR  Rate.  On the last day of each applicable Interest Period, unless Administrative  Borrower properly has  exercised  the  LIBOR  Option  with  respect  thereto,  the  interest  rate applicable  to such LIBOR Rate Loan  automatically  shall convert to the rate of interest then applicable to Base Rate Loans of the same type  hereunder.  At any time that an Event of Default  has  occurred  and is  continuing,  Borrowers  no longer  shall have the option to request  that the Term Loan bear  interest at a rate based upon the LIBOR Rate,  and Agent  shall have the right,  at the end of the applicable Interest Period for each LIBOR Rate Loan, to convert the interest rate on such  LIBOR  Rate Loan to the rate then  applicable  to Base Rate  Loans hereunder.

                   (b) LIBOR ELECTION.

                       (i)  Administrative  Borrower  may,  at any time and from
time to time,  so long as no Event of Default has  occurred  and is  continuing, elect to exercise the LIBOR Option by notifying  Agent prior to 11:00 a.m.  (New
York time) at least 3 Business  Days prior to the  commencement  of the proposed
Interest  Period (the "LIBOR  DEADLINE").  Notice of  Administrative  Borrower's
election  of the LIBOR  Option for a  permitted  portion of the Term Loan and an
Interest Period pursuant to this Section shall be made by delivery to Agent of a
LIBOR  Notice  received by Agent  before the LIBOR  Deadline,  or by  telephonic notice  received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice  received by Agent prior to 5:00 p.m. (New York time)
on the same day).  Promptly  upon its receipt of each such LIBOR  Notice,  Agent shall provide a copy thereof to each of the affected Lenders.

                       (ii) Each LIBOR Notice shall be  irrevocable  and binding
on Borrowers.  In  connection  with each LIBOR Rate Loan,  each  Borrower  shall indemnify,  defend,  and hold Agent and the Lenders  harmless  against any loss, cost, or expense  incurred by Agent or any Lender as a result of (A) the payment of any  principal  of any  LIBOR  Rate  Loan  other  than on the  last day of an
Interest  Period  applicable  thereto  (including  as a  result  of an  Event of
Default),  (B) the  conversion of any LIBOR Rate Loan other than on the last day of the  Interest  Period  applicable  thereto,  or (C) the  failure  to  borrow, convert,  continue  or prepay any LIBOR Rate Loan on the date  specified  in any
LIBOR  Notice  delivered  pursuant  hereto  (such  losses,  costs,  or expenses,
"FUNDING LOSSES"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount  determined by Agent or such Lender to be the excess, if any, of (1) the amount of interest  that would have accrued on the  principal amount of such LIBOR Rate Loan had such  event not  occurred,  at the LIBOR Rate that would have been  applicable  thereto,  for the period from the date of such event to the last day of the then current  Interest  Period therefor (or, in the case of a failure to borrow,  convert,  or  continue,  for the period that would have been the Interest Period  therefor),  MINUS (2) the amount of interest that would accrue on such principal amount for such period at the interest rate which
Agent or such Lender would be offered were it to be offered, at the commencement of such period,  Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Administrative
Borrower  setting  forth any  amount or  amounts  that  Agent or such  Lender is entitled to receive  pursuant to this  SECTION 2.10 shall be  conclusive  absent manifest error.

                       (iii) Borrowers shall have not more than three LIBOR Rate
Loans in effect at any given time.  Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000.

                   (c) CONVERSION.  Borrowers  may  convert  LIBOR Rate Loans to
Base Rate  Loans at any time;  PROVIDED,  HOWEVER,  that in the event that LIBOR
Rate Loans are  converted or prepaid on any date that is not the last day of the
Interest  Period  applicable  thereto,  including  as a result of any  automatic prepayment  through  the  required  application  by  Agent of  proceeds  of Loan
Parties' and their  Subsidiaries'  Collections in accordance with SECTION 2.3(B)
or for  any  other  reason,  including  early  termination  of the  term of this
Agreement or acceleration  of all or any portion of the Obligations  pursuant to the terms hereof, each Borrower shall indemnify,  defend, and hold Agent and the
Lenders and their  Participants  harmless  against any and all Funding Losses in accordance with SECTION 2.10 (B)(II) above.

                   (d) SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

                       (i)   The  LIBOR  Rate  may be  adjusted  by  Agent  with
respect to any Lender on a prospective basis to take into account any additional or increased  costs to such Lender of  maintaining  or obtaining any  eurodollar deposits or increased  costs,  in each case,  due to changes in  applicable  law occurring subsequent to the commencement of the then applicable Interest Period, including  changes  in tax laws  (except  changes of  general  applicability  in corporate  income tax laws) and changes in the reserve  requirements  imposed by the  Board of  Governors  of the  Federal  Reserve  System  (or any  successor), excluding the Reserve  Percentage,  which  additional  or increased  costs would increase the cost of funding or maintaining  loans bearing interest at the LIBOR
Rate. In any such event, the affected Lender shall give Administrative  Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit  the notice to each other  Lender  and,  upon its receipt of the notice from the  affected  Lender,  Administrative  Borrower  may,  by  notice  to such affected Lender (y) require such Lender to furnish to Administrative  Borrower a statement  setting forth the basis for adjusting  such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such  adjustment  is made  (together  with any amounts due under SECTION 2.10(B)(II)).

                       (ii)  In the event that any  change in market  conditions
or any law,  regulation,  treaty, or directive,  or any change therein or in the interpretation of application thereof,  shall at any time after the date hereof, in the reasonable  opinion of any Lender,  make it unlawful or  impractical  for such Lender to fund or maintain  LIBOR Rate Loans or to continue such funding or maintaining,  or to determine or charge  interest rates at the LIBOR Rate,  such
Lender   shall  give  notice  of  such  changed   circumstances   to  Agent  and
Administrative  Borrower and Agent  promptly  shall  transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding,  the date  specified in such Lender's  notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans,  and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then  applicable to Base Rate Loans,  and (z) Borrowers shall not be entitled to elect the LIBOR Option until such Lender  determines  that it would no longer be unlawful or impractical to do so.

                   (e) NO  REQUIREMENT  OF  MATCHED  FUNDING.  Anything  to  the
contrary  contained herein  notwithstanding,  neither Agent, nor any Lender, nor any of their  Participants,  is required actually to acquire eurodollar deposits to fund or otherwise  match fund any Obligation as to which interest  accrues at the LIBOR Rate.  The provisions of this Section shall apply as if each Lender or its  Participants  had match  funded  any  Obligation  as to which  interest  is accruing at the LIBOR Rate by acquiring  eurodollar  deposits for each  Interest
Period in the amount of the LIBOR Rate Loans.

          2.11     CAPITAL  REQUIREMENTS.  If, after the date hereof, any Lender determines  that (i) the adoption of or change in any law,  rule,  regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the  interpretation  or  application  thereof by any  Governmental
Authority charged with the  administration  thereof,  or (ii) compliance by such
Lender or its  parent  bank  holding  company  with any  guideline,  request  or directive of any such entity regarding  capital adequacy  (whether or not having

                                       10

the force of law),  has the effect of  reducing  the return on such  Lender's or such holding  company's  capital as a consequence  of such Lender's  Commitments hereunder to a level below that which such Lender or such holding  company could have  achieved  but for  such  adoption,  change,  or  compliance  (taking  into consideration  such Lender's or such holding  company's  then existing  policies with  respect to capital  adequacy and  assuming  the full  utilization  of such entity's capital) by any amount deemed by such Lender to be material,  then such
Lender may notify Administrative  Borrower and Agent thereof.  Following receipt of such notice,  Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after  presentation  by such Lender of a statement  in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions  upon which such  calculation  was based (which  statement  shall be deemed true and correct absent manifest error). In determining such amount, such
Lender may use any reasonable averaging and attribution methods.

          2.12     JOINT AND SEVERAL LIABILITY OF BORROWERS.

                   (a) Each  Borrower is accepting  joint and several  liability hereunder and under the other Loan Documents in  consideration  of the financial accommodations to be provided by the Lender Group under this Agreement,  for the mutual benefit,  directly and indirectly,  of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability
for  the   Obligations.   Each   Borrower   hereby   further   irrevocably   and
unconditionally  guaranties as and for its own debt, until final payment in full thereof has been made, (a) the payment of the Obligations,  when and as the same shall  become due and  payable,  whether at  maturity,  pursuant  to a mandatory prepayment  requirement,  by acceleration,  or otherwise; it being the intent of each  Borrower that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping,  observance, and fulfillment by each Borrower of all of the agreements, conditions,  covenants,  and  obligations  of such  Borrower  contained  in this
Agreement and under each of the other Loan Documents.

                   (b) Each Borrower, jointly and severally,  hereby irrevocably and  unconditionally  accepts,  not merely as a surety but also as a  co-debtor, joint and  several  liability  with the other  Borrowers,  with  respect  to the payment and  performance of all of the  Obligations  (including any  Obligations arising under this SECTION  2.12),  it being the intention of the parties hereto that all the  Obligations  shall be the joint and  several  obligations  of each
Borrower without preferences or distinction among them.

                   (c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance  with the terms thereof,  then in each such event the other  Borrowers  will make such  payment with respect to, or perform, such Obligation.

                   (d) The  Obligations of each Borrower under the provisions of this SECTION 2.12  constitute  the absolute  and  unconditional,  full  recourse
Obligations  of each  Borrower  enforceable  against  each  Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

                   (e) Except as otherwise expressly provided in this Agreement, each  Borrower  hereby  waives  notice of  acceptance  of its joint and  several liability,  notice of the Term Loan or any other  advance or extension of credit made  under or  pursuant  to this  Agreement,  notice of the  occurrence  of any
Default,  Event  of  Default,  or of any  demand  for  any  payment  under  this
Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the  Obligations,  any requirement of diligence or to mitigate damages and,  generally,  to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this
Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or  postponement of the time for the payment of any of the  Obligations,  the acceptance of any payment of any of the  Obligations,  the acceptance of any partial  payment  thereon,  any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the  performance or satisfaction of any term, covenant,  condition or provision of this Agreement, any and all other

                                       11

indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking,  addition,  substitution or release, in whole or in part, at any time or times,  of any  security  for any of the  Obligations  or the  addition, substitution or release, in whole or in part, of any Borrower.  Without limiting the  generality of the foregoing,  each Borrower  assents to any other action or delay in  acting  or  failure  to act on the part of any  Agent or  Lender  with respect to the  failure by any  Borrower  to comply  with any of its  respective
Obligations,  including,  without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply  fully with  applicable laws or  regulations  thereunder,  which might,  but for the  provisions of this
SECTION  2.12 afford  grounds for  terminating,  discharging  or  relieving  any
Borrower,  in whole or in part, from any of its  Obligations  under this SECTION
2.12,  it being  the  intention  of each  Borrower  that,  so long as any of the
Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this SECTION 2.12 shall not be discharged except by performance and then only to the extent of such  performance.  The  Obligations  of each Borrower  under this
SECTION  2.12  shall  not  be  diminished  or  rendered   unenforceable  by  any
unenforceability  of this  Agreement or any other Loan  Document  against one or more of the other  Borrowers  or any  winding up,  reorganization,  arrangement, liquidation,  reconstruction or similar  proceeding with respect to any Borrower or any Agent or Lender.

                   (f) Each  Borrower  represents  and  warrants  to  Agent  and
Lenders that such Borrower is currently  informed of the financial  condition of
Borrowers and of all other  circumstances  which a diligent inquiry would reveal and which bear upon the risk of  nonpayment  of the  Obligations.  Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands  the terms and conditions of the Loan  Documents.  Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers'
financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

                   (g) Each Borrower waives all rights and defenses  arising out of an election of remedies by Agent or any Lender,  even though that election of remedies,  such as a  nonjudicial  foreclosure  with  respect to security  for a guaranteed  obligation,  has  destroyed  Agent's  or  such  Lender's  rights  of subrogation and reimbursement  against such Borrower by the operation of Section
580(d) of the California Code of Civil Procedure or otherwise:

                   (h) Each  Borrower  waives all rights and defenses  that such
Borrower may have because the  Obligations  are secured by Real  Property.  This means, among other things:

                       (i) Agent and  Lenders  may  collect  from such  Borrower
without first foreclosing on any Real or Personal Property Collateral pledged by
Borrowers.

                       (ii)  If  Agent  or any  Lender  forecloses  on any  Real
Property Collateral pledged by Borrowers:

                             (A) The  amount of the  Obligations  may be reduced
only by the price for which that  collateral  is sold at the  foreclosure  sale, even if the collateral is worth more than the sale price.

                             (B)  Agent  and  Lenders  may  collect   from  such
Borrower  even  if  Agent  or  Lenders,  by  foreclosing  on the  Real  Property
Collateral,  has  destroyed any right such Borrower may have to collect from the other Borrowers.

This is an unconditional and irrevocable  waiver of any rights and defenses such
Borrower may have because the  Obligations  are secured by Real Property.  These rights and  defenses  include,  but are not  limited  to, any rights or defenses based upon  Section  580a,  580b,  580d or 726 of the  California  Code of Civil
Procedure.

                   (i) The  provisions  of this  SECTION  2.12  are made for the benefit of Agent,  Lenders and their respective  successors and assigns, and may be enforced  by it or them from time to time  against  any or all  Borrowers  as

                                       12

often as  occasion  therefor  may arise and without  requirement  on the part of
Agent,  Lender,  successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies  available to it or them against any Borrower or to resort to any other source or means of obtaining  payment of any of the Obligations  hereunder or to elect any other  remedy.  The  provisions  of this  SECTION 2.12 shall remain in effect  until all of the  Obligations  shall have been paid in full or otherwise fully  satisfied.  If at any time,  any payment,  or any part  thereof,  made in respect of any of the Obligations, is rescinded or must otherwise be restored or
returned  by  Agent  or  any  Lender   upon  the   insolvency,   bankruptcy   or
reorganization  of any Borrower,  or otherwise,  the  provisions of this SECTION
2.12 will forthwith be reinstated in effect, as though such payment had not been made.

                   (j)  Until  the  Obligations  have  been  paid in full,  each
Borrower  hereby  agrees  that  it  will  not  enforce  any  of  its  rights  of contribution  or  subrogation  against any other  Borrower  with  respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments  made by it to Agent or Lenders with respect to any of the  Obligations or any  collateral  security  therefor.  Any claim which any  Borrower  may have against any other  Borrower  with respect to any payments to any Agent or Lender
hereunder  or  under  any  other  Loan  Documents  are  hereby   expressly  made
subordinate  and junior in right of payment to the prior payment in full in cash
of  the  Obligations   and,  in  the  event  of  any   insolvency,   bankruptcy,
receivership,  liquidation, reorganization or other similar proceeding under the laws of any  jurisdiction  relating  to any  Borrower,  its debts or its assets, whether voluntary or involuntary,  all such Obligations shall be paid in full in cash  before any  payment or  distribution  of any  character,  whether in cash, securities or other property, shall be made to any other Borrower therefor.

                   (k) Each Borrower  hereby agrees that,  after the  occurrence and during the  continuance  of any Default or Event of Default,  the payment of any amounts due with  respect to the  indebtedness  owing by any Borrower to any other  Borrower is hereby  subordinated  to the prior payment in full in cash of the  Obligations.  Each  Borrower  hereby agrees that after the  occurrence  and during the  continuance  of any Default or Event of Default,  such Borrower will not demand,  sue for or  otherwise  attempt to collect any  indebtedness  of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect,  enforce or receive any amounts in respect of such  indebtedness,  such amounts  shall be  collected,  enforced and received by such Borrower as trustee for  Agent,  and such  Borrower  shall  deliver  any such  amounts  to Agent for application to the Obligations in accordance with SECTION 2.3(B).

          2.13     SECURITIZATION.  Parent  and  each  Borrower  (on  behalf  of themselves  and their  respective  Subsidiaries)  hereby  acknowledge  that each
Lender and each of its  Affiliates  and Related Funds may sell or securitize its portion of the Term Loan (a "SECURITIZATION")  through the pledge of its portion of the  Term  Loan as  collateral  security  for  loans  to such  Lender  or its
Affiliates  or Related Funds or through the sale of its portion of the Term Loan or the issuance of direct or indirect interests in its portion of the Term Loan, which  loans to such  Lender or its  Affiliates  or  Related  Funds or direct or indirect  interests  will be rated by Moody's,  S&P or one or more other  rating agencies  (the  "RATING  AGENCIES").  Parent  and each  Borrower  (on  behalf of themselves  and their  Subsidiaries)  agree to  cooperate  with such Lenders and their  Affiliates  and Related  Funds to effect the  Securitization,  including, without limitation,  by (a) executing such additional  documents,  as reasonably requested by such Lenders in connection with the  Securitization,  provided that
(i) any such  additional  documentation  does  not  impose  additional  costs on
Borrowers  (other  than  costs  of a de  minimis  nature),  and  (ii)  any  such additional  documentation  does not adversely affect the rights, or increase the obligations  (other than increases of a de minimis  nature),  of Borrowers under the Loan  Documents  or change or affect in a manner  adverse to  Borrowers  the financial  terms of the Term Loan, and (b) providing such  information as may be reasonably  requested by such Lenders in connection  with the rating of the Term
Loan or the Securitization.

                                       13

3.        CONDITIONS; TERM OF AGREEMENT.

          3.1      CONDITIONS PRECEDENT TO THE TERM LOAN. The obligation of each
Lender  to make  the  Term  Loan  provided  for  hereunder,  is  subject  to the fulfillment,  to the  satisfaction  of Agent and each  Lender of (a) each of the conditions precedent set forth on SCHEDULE 3.1 (the making of the Term Loan by a
Lender  being  conclusively  deemed  to be its  satisfaction  or  waiver of such conditions precedent), and (b) each of the following conditions precedent:

                       (i)  the  representations  and  warranties  of  the  Loan
Parties and their Subsidiaries  contained in this Agreement or in the other Loan
Documents shall be true and correct in all material  respects  (except that such materiality  qualifier  shall  not  be  applicable  to any  representations  and warranties  that already are  qualified or modified by  materiality  in the text thereof) on and as of the date of such  extension  of credit,  as though made on and as of  such  date  (except  to the  extent  that  such  representations  and warranties relate solely to an earlier date);

                       (ii) no Default or Event of Default  shall have  occurred
and be  continuing  on the date of such  extension  of credit,  nor shall either result from the making thereof;

                       (iii) no injunction,  writ,  restraining  order, or other
order, or any law, rule or regulation, of any nature restricting or prohibiting, directly or indirectly,  the extending of such credit shall have been issued and remain in force by any Governmental  Authority against any Loan Party, Agent, or any Lender; and

                       (iv) no Material Adverse Change shall have occurred since
December 31, 2006, provided that the transactions contemplated by this Agreement and the  transactions  made in connection  with the  Permitted  Merger shall not constitute a Material Adverse Change.

          3.2      TERM.  This Agreement shall continue in full force and effect for a term  ending  on July  17,  2012  (the  "MATURITY  DATE").  The  foregoing notwithstanding,  the Lender Group,  upon the election of the Required  Lenders, shall  have  the  right  to  terminate  its  obligations  under  this  Agreement immediately  and without notice upon the occurrence and during the  continuation of an Event of Default.

          3.3      EFFECT OF  TERMINATION.  On the date of  termination  of this
Agreement,  all  Obligations  immediately  shall become due and payable  without notice or demand.  No termination of this Agreement,  however,  shall relieve or discharge Loan Parties or their  Subsidiaries of their duties,  Obligations,  or covenants  hereunder or under any other Loan  Document and the Agent's  Liens in the Collateral  shall remain in effect until all  Obligations  have been paid in full. When this Agreement has been  terminated and all of the  Obligations  have been paid in full,  Agent will, at Borrowers' sole expense,  execute and deliver any termination statements, lien releases, mortgage releases,  re-assignments of trademarks,  discharges of security  interests,  and other similar  discharge or release  documents  (and, if applicable,  in recordable  form) as are reasonably necessary  to  release,  as of  record,  the  Agent's  Liens and all  notices of security  interests  and liens  previously  filed by Agent  with  respect to the
Obligations.

          3.4      EARLY TERMINATION BY BORROWERS. Borrowers have the option, at any  time  upon 30 days  prior  written  notice  to  Agent,  to  terminate  this
Agreement,  without  penalty  or  premium,  by  paying to  Agent,  in cash,  the
Obligations, in full. If Borrowers have sent a notice of termination pursuant to the provisions of this Section,  then Borrowers  shall be obligated to repay the
Obligations,  in full, on the date set forth as the date of  termination of this
Agreement in such notice.

4.        REPRESENTATIONS AND WARRANTIES.

                   In order to  induce  the  Lender  Group  to enter  into  this
Agreement,  Parent and each  Borrower  make the  following  representations  and

                                       14

warranties to the Lender Group which shall be true, correct,  and complete as of the Closing Date (except to the extent that such  representations and warranties relate  solely to an earlier  date or any  Schedule  or  Projection  referred to
herein  has  been  updated  or  amended  in   accordance   herewith)   and  such
representations  and warranties shall survive the execution and delivery of this
Agreement:

          4.1      NO  ENCUMBRANCES.  Each Loan Party and its  Subsidiaries  has
good and indefeasible title to, or a valid leasehold interest in, their personal property assets and good and marketable title to, or a valid leasehold  interest in,  their  Real  Property,  in each  case,  free and clear of Liens  except for
Permitted Liens.

          4.2      [INTENTIONALLY OMITTED].

          4.3      [INTENTIONALLY OMITTED.].

          4.4      EQUIPMENT.  Each  material  item of Equipment of Loan Parties and their  Subsidiaries is used or held for use in their business and is in good working order, ordinary wear and tear and damage by casualty excepted.

          4.5      LOCATION OF COLLATERAL.  The Collateral (other than vehicles,
Inventory  maintained  on vehicles and Equipment out for repair) of Loan Parties and their  Subsidiaries  is not stored with a bailee,  warehouseman,  or similar party (except with respect to Inventory in the ordinary course of business), and is located only at, or in-transit between,  the locations identified on SCHEDULE
4.5 (as such Schedule may be updated pursuant to SECTION 5.9).

          4.6      INVENTORY RECORDS. Each Loan Party keeps correct and accurate records in all material respects itemizing and describing the type, quality, and quantity of its and its Subsidiaries' Inventory and the book value thereof.

          4.7      JURISDICTION  OF  ORGANIZATION;  LOCATION OF CHIEF  EXECUTIVE
OFFICE; ORGANIZATIONAL IDENTIFICATION NUMBER; COMMERCIAL TORT CLAIMS.

                   (a) The name of (within the  meaning of Section  9-503 of the
Code)  and  jurisdiction  of  organization  of each  Loan  Party and each of its
Subsidiaries  is set forth on SCHEDULE  4.7(A) (as such  Schedule may be updated from time to time to reflect changes permitted to be made under SECTION 6.5).

                   (b) The chief executive  office of each Loan Party is located at the address  indicated  on SCHEDULE  4.7(B) (as such  Schedule may be updated from time to time to reflect changes permitted to be made under SECTION 5.9).

                   (c) Each  Loan   Party's  tax   identification   numbers  and
organizational identification numbers, if any, are identified on SCHEDULE 4.7(C)
(as such Schedule may be updated from time to time to reflect changes  permitted to be made under SECTION 6.5).

                   (d) As of the  Closing  Date,  the  Loan  Parties  and  their
Subsidiaries  do not hold any  commercial  tort  claims,  except as set forth on
SCHEDULE 4.7(D).

          4.8      DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                   (a) Each Loan Party (i) is duly organized and existing and in good  standing  (or the  non-U.S.  equivalent  thereof)  under  the  laws of the
jurisdiction  of  its   organization  and  qualified  to  do  business  in  each
jurisdiction  where the failure to be so qualified  reasonably could be expected to result in a Material  Adverse  Change,  and (ii) has all requisite  power and
authority   to  conduct  its  business  as  now   conducted   and  as  currently
contemplated,  to make the borrowings hereunder (in the case of Borrowers),  and to  execute  and  deliver  each  Loan  Document  to which it is a party,  and to consummate the transactions contemplated thereby.

                                       15

                   (b) Set forth on  SCHEDULE  4.8(B) (as such  Schedule  may be updated from time to time to reflect changes  permitted to be made under SECTION
5.16), is a complete and accurate description of the authorized capital Stock of each Loan Party,  by class,  and, as of the Closing Date, a  description  of the number of shares of each such class that are issued and outstanding.  Other than as described on SCHEDULE 4.8(B), there are no subscriptions,  options, warrants, or calls relating to any shares (or other equity  interest) of each Loan Party's capital  Stock,  including  any  right  of  conversion  or  exchange  under  any outstanding  security  or other  instrument.  No Loan  Party is  subject  to any obligation  (contingent  or otherwise)  to  repurchase  or otherwise  acquire or retire any  shares of its  capital  Stock or any  security  convertible  into or exchangeable for any of its capital Stock.

                   (c) Set forth on  SCHEDULE  4.8(C) (as such  Schedule  may be updated from time to time to reflect changes  permitted to be made under SECTION
5.16),  is a complete and accurate list of each Loan Party's direct and indirect
Subsidiaries,  showing:  (i) the  jurisdiction of their  organization,  (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned  directly or indirectly by the  applicable  Loan
Party.  All of the  outstanding  capital Stock of each such  Subsidiary has been validly issued and is fully paid and non-assessable.

                   (d) Except  as set  forth on  SCHEDULE  4.8(C),  there are no subscriptions,  options,  warrants,  or calls relating to any shares of any Loan
Party's  Subsidiaries'  capital  Stock,  including  any right of  conversion  or exchange under any outstanding  security or other  instrument.  No Loan Party or any of its respective  Subsidiaries is subject to any obligation  (contingent or otherwise) to  repurchase or otherwise  acquire or retire any shares of any Loan
Party's  Subsidiaries'  capital  Stock  or  any  security  convertible  into  or exchangeable for any such capital Stock.

          4.9      DUE AUTHORIZATION; NO CONFLICT.

                   (a) As  to  each  Borrower,  the  execution,   delivery,  and
performance  by such Borrower of this  Agreement and the Loan Documents to which it is a party have been duly  authorized by all necessary  action on the part of such Borrower.

                   (b) As  to  each  Borrower,  the  execution,   delivery,  and
performance  by such Borrower of this  Agreement and the other Loan Documents to which it is a party do not and will not (i)  violate any  provision  of federal, state,  or local law or regulation  applicable to such  Borrower,  the Governing
Documents of such Borrower,  or any order,  judgment,  or decree of any court or other  Governmental  Authority  binding on such  Borrower,  (ii) conflict  with, result in a breach of, or constitute  (with due notice or lapse of time or both)
a default  under any  Material  Contract of such  Borrower,  (iii)  result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Borrower,  other than Permitted Liens,  (iv) do not and will not  result  in any  default,  noncompliance,  suspension,  revocation, impairment,  forfeiture or nonrenewal of any permit,  license,  authorization or approval  applicable to its operations or any of its properties,  or (v) require any approval of such  Borrower's  interestholders  or any approval or consent of any Person under any Material Contract of such Borrower,  other than consents or approvals that have been obtained and that are still in force and effect.

                   (c) Other  than  the  filing  of  financing  statements,  the recordation of the Mortgages,  and other filings or actions necessary to perfect
Liens  granted  to  Agent  in  the  Collateral,  the  execution,  delivery,  and performance  by each Borrower of this  Agreement and the other Loan Documents to which such  Borrower  is a party do not and will not  require  any  registration with,  consent,  or approval  of, or notice to, or other  action with or by, any
Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

                   (d) As to each  Borrower,  this  Agreement and the other Loan
Documents  to  which  such  Borrower  is  a  party,   and  all  other  documents

                                       16

contemplated  hereby and thereby,  when  executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower,  enforceable against such  Borrower in  accordance  with their  respective  terms,  except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization,  moratorium,  or similar laws relating to or limiting creditors'
rights generally.

                   (e) The Agent's Liens are validly  created,  perfected (other than  (i) in  respect  of motor  vehicles  and (ii)  any  Deposit  Accounts  and
Securities  Accounts not subject to a Control  Agreement as permitted by SECTION
6.12, and subject only to the filing of financing statements and the recordation of the Mortgages,  and (ii) to the extent such Liens are not validly  created or perfected  solely as a result  of the  gross  negligence  of  Agent),  and first priority Liens (subject only to Permitted Priority Liens).

                   (f) The  execution,   delivery,   and   performance  by  each
Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

                   (g) The  execution,   delivery,   and   performance  by  each
Guarantor  of the Loan  Documents to which it is a party do not and will not (i)
violate any provision of federal,  state, or local law or regulation  applicable to such  Guarantor,  the Governing  Documents of such  Guarantor,  or any order, judgment, or decree of any court or other Governmental Authority binding on such
Guarantor,  (ii) conflict with,  result in a breach of, or constitute  (with due notice or lapse of time or both) a default  under any Material  Contract of such
Guarantor,  (iii) result in or require the creation or imposition of any Lien of any nature  whatsoever  upon any properties or assets of such  Guarantor,  other than  Permitted  Liens,  (iv)  do not  and  will  not  result  in  any  default, noncompliance,  suspension,  revocation, impairment, forfeiture or nonrenewal of any permit,  license,  authorization or approval applicable to its operations or any  of  its  properties,  or (v)  require  any  approval  of  such  Guarantor's interestholders  or any  approval  or consent of any Person  under any  Material
Contract of such  Guarantor,  other than  consents or  approvals  that have been obtained and that are still in force and effect.

                   (h) Other than the  filing of  financing  statements  and the recordation of the Mortgages,  and other filings or actions necessary to perfect
Liens  granted  to  Agent  in  the  Collateral,  the  execution,  delivery,  and performance by each Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration  with,  consent,  or approval of, or notice to, or other action with or by, any Governmental Authority,  other than  consents or approvals  that have been obtained and that are still in force and effect.

                   (i) The Loan  Documents  to which each  Guarantor is a party, and all other  documents  contemplated  hereby and  thereby,  when  executed and delivered by such Guarantor will be the legally valid and binding obligations of such  Guarantor,  enforceable  against such  Guarantor in accordance  with their respective terms,  except as enforcement may be limited by equitable  principles or by  bankruptcy,  insolvency,  reorganization,  moratorium,  or  similar  laws relating to or limiting creditors' rights generally.

          4.10     LITIGATION.  Other than those  matters  disclosed on SCHEDULE
4.10 and other than matters arising after the Closing Date that reasonably could not be expected to result in a Material  Adverse  Change,  there are no actions, suits, or proceedings  pending or, to the knowledge of Parent and each Borrower, threatened against any Loan Party or any of its Subsidiaries.  As of the Closing
Date,  none of the Loan Parties holds any  commercial  tort claims in respect of which a claim  has  been  filed  in a court  of law or a  written  notice  by an attorney has been given to a potential defendant

          4.11     NO MATERIAL ADVERSE CHANGE. All financial statements relating to Parent and its Subsidiaries that have been delivered by any Loan Party to the
Lender Group have been prepared in accordance with GAAP (except,  in the case of unaudited financial  statements,  for the lack of footnotes and being subject to year-end  audit  adjustments)  and  present  fairly  in all  material  respects,
Parent's and its  Subsidiaries'  financial  condition as of the date thereof and results of operations  for the period then ended.  There has not been a Material
Adverse  Change with respect to Parent and its  Subsidiaries  since December 31,
2006.  Notwithstanding  anything to the  contrary  herein,  for purposes of this

                                       17

Agreement,  no Material  Adverse  Change shall be deemed to have occurred on the
Closing Date as a direct  result (i) of the making of the Term Loan or (ii) from transactions  completed  prior  to the  Closing  Date  directly  related  to the consummation of the Permitted Merger.

          4.12     FRAUDULENT TRANSFER.

                   (a) Each Loan  Party and each  Subsidiary  of a Loan Party is
Solvent.

                   (b) No  transfer  of property is being made by any Loan Party or any  Subsidiary of a Loan Party and no  obligation  is being  incurred by any
Loan Party or any Subsidiary of a Loan Party in connection with the transactions contemplated  by this  Agreement or the other Loan  Documents with the intent to hinder, delay, or defraud either present or future creditors of the Loan Parties or their Subsidiaries.

          4.13     EMPLOYEE BENEFITS.

                   (a) Except as set forth on Schedule  4.13,  (i) each Employee
Plan is in  substantial  compliance  with ERISA and the IRC, (ii) no Termination
Event has  occurred  nor is  reasonably  expected  to occur with  respect to any
Employee  Plan,  (iii) the most recent  annual  report  (Form 5500  Series) with respect to each  Employee  Plan,  including  any required  Schedule B (Actuarial
Information) thereto,  copies of which have been filed with the Internal Revenue
Service and  delivered to Agent,  is to the  knowledge of Borrower  complete and correct,  and since the date of such report  there has been no Material  Adverse
Change in such funding status,  (iv) copies of each agreement  entered into with the PBGC,  the U.S.  Department  of Labor or the Internal  Revenue  Service with respect to any Employee Plan have been delivered to Agent,  (v) no Employee Plan had an  accumulated  or waived  funding  deficiency or permitted  decrease which would create a deficiency in its funding  standard account or has applied for an extension of any  amortization  period  within the meaning of Section 412 of the
IRC at any time during the previous 60 months,  and (vi) no Lien  imposed  under the IRC or ERISA  exists or is likely to arise on account of any  Employee  Plan within the  meaning of Section  412 of the IRC.  Except as set forth on Schedule
4.13, no Loan Party or any of its ERISA  Affiliates  has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or is aware of any facts  indicating  that  it or any of its  ERISA  Affiliates  may in the  future reasonably  be expected to incur any such  withdrawal  liability.  Except as set forth on Schedule  4.13,  no Loan Party or any of its ERISA  Affiliates  nor any
fiduciary  of any  Employee  Plan  has (A)  engaged  in a  nonexempt  prohibited transaction  described  in  Sections  406 of ERISA or 4975 of the IRC that could reasonably be expected to result in a Material Adverse Change, (B) failed to pay any required  installment or other payment required under Section 412 of the IRC on or before  the due date for such  required  installment  or  payment  if such failure is not cured within 3 Business Days, (C) engaged in a transaction within the meaning of Section 4069 of ERISA or (D)  incurred any  liability to the PBGC which remains  outstanding other than the payment of premiums,  and there are no premium  payments  which have become due which are unpaid.  There are no pending or, to the knowledge of any Loan Party, threatened claims, actions,  proceedings or lawsuits  (other than claims for benefits in the normal  course)  asserted or instituted  against (1) any Employee Plan or its assets,  (2) any fiduciary with respect  to any  Employee  Plan,  or (3)  any  Loan  Party  or any of its  ERISA
Affiliates  with  respect to any  Employee  Plan.  Except as required by Section
4980B of the IRC,  no Loan  Party or any of its ERISA  Affiliates  maintains  an employee  welfare  benefit  plan (as  defined  in Section  3(1) of ERISA)  which provides  health or welfare  benefits  (through  the  purchase of  insurance  or otherwise)  for any  retired or former  employee of any Loan Party or any of its
ERISA Affiliates or coverage after a participant's termination of employment.

                   (b) Except as set  forth on  SCHEDULE  4.13,  there is (a) no unfair labor  practice  complaint  pending or, to Parent's  and each  Borrower's knowledge,  threatened against any Loan Party before any Governmental  Authority and no grievance or  arbitration  proceeding  pending or threatened  against any
Loan Party which arises out of or under any collective bargaining agreement, (b)
no strike,  labor  dispute,  slowdown,  stoppage or similar  action or grievance pending  or, to the best  knowledge  of  Parent  and each  Borrower,  threatened against any Loan Party and (c) no union  representation  question  existing with respect  to the  employees  of any Loan Party and no union  organizing  activity

                                       18

taking place with respect to any of the employees of any of them. No Loan Party, nor any  ERISA  Affiliate  of any Loan  Party  has  incurred  any  liability  or obligation  under the  Worker  Adjustment  and  Retraining  Notification  Act or
similar state law,  which remains  unpaid or  unsatisfied.  The hours worked and payments  made to  employees  of Loan  Parties have not been in violation of the
Fair  Labor  Standards  Act or any  other  applicable  legal  requirements.  All material  payments  due from any Loan Party on account of workers  compensation, wages and employee  health and welfare  insurance  and other  benefits have been paid or accrued as a liability on the books of such Loan Party.

          4.14     ENVIRONMENTAL  CONDITION.  Except  as set  forth on  SCHEDULE
4.14, (a) to Parent's and each Borrower's  knowledge,  none of the Loan Parties'
or their  Subsidiaries'  properties  or  assets  has ever  been used by the Loan
Parties or their  Subsidiaries,  or, to their  knowledge,  by previous owners or operators in the disposal of, or to produce,  store, handle,  treat, release, or transport,  any  Hazardous  Materials,  where  such  use,  production,  storage, handling,  treatment,  release or transport  was in  violation,  in any material respect, of any applicable material  Environmental Law, (b) to Parent's and each
Borrower's  knowledge,  none  of  the  Loan  Parties'  nor  their  Subsidiaries'
properties  or assets  has ever been  designated  or  identified  in any  manner pursuant  to any  environmental  protection  statute  as a  Hazardous  Materials disposal site, (c) none of the Loan Parties nor any of their  Subsidiaries  have received  written  notice that a Lien arising  under any  Environmental  Law has attached to any revenues or to any Real  Property  owned or operated by the Loan
Parties or their Subsidiaries, and (d) none of the Loan Parties nor any of their
Subsidiaries  have received a summons,  citation,  written notice,  or directive from the United States  Environmental  Protection Agency or any other federal or state governmental agency concerning any material action or omission by any Loan
Party or any Subsidiary of a Loan Party  resulting in the releasing or disposing of Hazardous Materials into the environment.

          4.15     INTELLECTUAL PROPERTY. Each Loan Party and each Subsidiary of a  Loan  Party  owns,  or  holds  licenses  in,  all  trademarks,  trade  names, copyrights,  patents,  patent  rights,  and licenses  that are  necessary to the conduct of its business as currently conducted,  and attached hereto as SCHEDULE
4.15 (as updated from time to time) is a true, correct,  and complete listing of all material patents, patent applications,  trademarks,  trademark applications, copyrights,  and copyright  registrations  as to which each Loan Party or one of its Subsidiaries is the owner or is an exclusive  licensee;  PROVIDED,  HOWEVER, that Administrative  Borrower may amend SCHEDULE 4.15 to add additional property so long as such  amendment  occurs by  written  notice to Agent not less than 10 days  before  the date on which a Loan Party or any  Subsidiary  of a Loan Party acquires any such property after the Closing Date.

          4.16     LEASES; ETC..

                   (a) Loan Parties and their  Subsidiaries  enjoy  peaceful and undisturbed  possession in all material  respects,  under all leases material to their  business and to which they are parties or under which they are  operating and all of such material leases are valid and subsisting and no material default by Loan Parties or their Subsidiaries exists under any of them.

                   (b) Schedule 4.16 sets forth a complete and accurate list, as of the Closing Date, of the location,  by street  address,  of all real property owned or leased by each Loan Party.  No consent or  approval of any  landlord or other third party in  connection  with any such lease is necessary  for any Loan
Party  to enter  into and  execute  the Loan  Documents  to which it is a party, except as set forth on Schedule  4.16. To the best  knowledge of any Loan Party, no other  party to any such lease is in default of its  obligations  thereunder, and no Loan  Party  (or any  other  party  to any  such  lease)  has at any time delivered or received any notice of default which remains uncured under any such lease and, as of the Closing Date, no event has occurred which,  with the giving of notice or the passage of time or both,  would  constitute a material  default under any such lease.

          4.17     DEPOSIT  ACCOUNTS  AND  SECURITIES  ACCOUNTS.  Set  forth  on
SCHEDULE 4.17 is a listing of all of the Loan  Parties' and their  Subsidiaries'
Deposit Accounts and Securities Accounts,  including,  with respect to each bank

                                       19

or securities  intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities  Accounts  maintained with such Person.

          4.18     COMPLETE  DISCLOSURE.  All  factual  information  (taken as a whole)  furnished by or on behalf of the Loan Parties or their  Subsidiaries  in writing to Agent or any  Lender  (including  all  information  contained  in the
Schedules  hereto  or  in  the  other  Loan  Documents)  for  purposes  of or in connection  with this Agreement,  the other Loan  Documents,  or any transaction contemplated  herein  or  therein  is,  and will be,  true and  accurate  in all material respects on the date as of which such information is dated or certified and not  incomplete  by  omitting  to state  any  fact  necessary  to make  such information  (taken as a whole) not  misleading in any material  respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent,  and as of the date on which any other Projections are delivered to Agent, such additional  Projections represent  Parent's and each  Borrower's  good faith estimate of their and their
Subsidiaries'  future  performance  for the periods  covered  thereby based upon assumptions believed by Parent and each of the Borrowers to be reasonable at the time of the delivery thereof to Agent (it being understood that such projections and forecasts are subject to uncertainties and contingencies,  many of which are beyond the control of the Loan Parties and their  Subsidiaries and no assurances can be given that such projections or forecasts will be realized).

          4.19     INDEBTEDNESS.  Set  forth  on  SCHEDULE  4.19  is a true  and complete list of all  Indebtedness  of each Loan Party and each  Subsidiary of a
Loan Party  outstanding  immediately prior to the Closing Date that is to remain outstanding  after the Closing Date and such Schedule  accurately sets forth the aggregate principal amount of such Indebtedness and the principal terms thereof.

          4.20     MATERIAL   CONTRACTS.   Set  forth  on  SCHEDULE  4.20  is  a
description of all Material  Contracts of Parent and its  Subsidiaries,  showing
the  parties  and  principal   subject   matter   thereof  and   amendments  and
modifications thereto; PROVIDED, HOWEVER, that Administrative Borrower may amend
SCHEDULE 4.20 to add  additional  Material  Contracts so long as such  amendment occurs by  written  notice to Agent not less than 5 days after the date on which
Parent or its  Subsidiary  enters into such Material  Contract after the Closing
Date. Except for matters which, either  individually or in the aggregate,  could not reasonably be expected to result in a Material Adverse Change, each Material
Contract  (other than those that have expired at the end of their normal  terms)
(a) is in full  force and effect and is  binding  upon and  enforceable  against
Parent  or its  Subsidiary  and,  to the best of  Parent's  and each  Borrower's knowledge,  each other  Person that is a party  thereto in  accordance  with its terms, (b) has not been otherwise  amended or modified (other than amendments or modifications permitted by SECTION 6.7(C)), and (c) is not in default due to the action or inaction of Parent or any of its Subsidiaries.

          4.21     PERMITS,  LICENSES,  ETC. Parent and its  Subsidiaries are in
compliance   in  all  respects   with  all   governmental   permits,   licenses,
authorizations, approvals, entitlements and accreditations required and material for such Person lawfully to own, lease, manage or operate,  or to acquire,  each business currently owned, leased,  managed or operated,  or previously acquired, by such Person. No condition exists or event has occurred which could reasonably be expected to result in the suspension,  revocation,  impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation,  and there is no outstanding claim by any Governmental  Authority
that  any  such  permit,  license,   authorization,   approval,  entitlement  or
accreditation is not in full force and effect.

          4.22     SUPPLIERS.  There exists no actual or, to the best  knowledge of Parent and each Borrower, threatened termination,  cancellation or limitation of, or  modification to or change in, the business  relationship  between Parent and any  Subsidiary  of  Parent,  on the one  hand,  and any  material  supplier thereof,  on the other hand which  could  reasonably  be expected to result in a
Material Adverse Change; and, to the best knowledge of Parent and each Borrower, there exists no present state of facts or circumstances  that could give rise to or result in any such  termination,  cancellation,  limitation,  modification or change.

                                       20

          4.23     MARGIN STOCK. None of Loan Parties or any of their respective
Subsidiaries is nor will be engaged in the business of extending  credit for the
purpose  of  purchasing  or  carrying   margin  stock  (within  the  meaning  of
Regulations T, U or X of the Board of Governors of the Federal Reserve  System),
and no  proceeds  of the Term Loan will be used to  purchase or carry any margin stock or to extend  credit to others for the purpose of  purchasing  or carrying any margin stock.

          4.24     INSURANCE.  Parent  and each of its  Subsidiaries  keeps  its property  adequately  insured and  maintains  (a)  insurance  to such extent and against such risks,  including  fire, as is customary with companies in the same or  similar  businesses,  (b)  workers'  compensation  insurance  in the  amount required  by  applicable  law,  (c)  public  liability  insurance  in the amount customary  with  companies in the same or similar  business  against  claims for personal injury or death on properties owned,  occupied or controlled by it, and
(d) such  other  insurance  as may be  required  by law or as may be  reasonably required by Agent (including,  without limitation, against larceny, embezzlement or other  criminal  misappropriation).  SCHEDULE  4.24 sets  forth a list of all insurance maintained by Parent and its Subsidiaries on the Closing Date.

          4.25     INVESTMENT  COMPANY  ACT,  ETC..  No  Loan  Party  is  (a) an
"investment  company" or an "affiliated  person" or "promoter" of, or "principal underwriter"  of or for, an "investment  company",  as such terms are defined in the  Investment  Company Act of 1940,  as amended,  or (b) subject to regulation under any federal, state, provincial,  territorial,  local or foreign statute or regulation  which may  limit  its  ability  to incur  Indebtedness  or which may otherwise render all or any portion of the Obligations unenforceable.

          4.26     TAXES,  ETC. All  federal,  state,  provincial,  territorial, supranational,  local and  foreign tax  returns  and other  reports  required by applicable law to be filed by any Loan Party have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Loan Party or any  property of any Loan Party and which have become due and payable on or prior to the date hereof have been paid,  except as  otherwise permitted under SECTION 5.7.

          4.27     NATURE OF BUSINESS.  No Loan Party is engaged in any business other than (a) designing,  manufacturing,  and selling engineered  materials and
components  for  the  electronic,   industrial  and  commercial   markets,   (b)
manufacturing and distributing  meat-room products and maintenance  services for the meat and deli departments of supermarkets;  restaurants;  meat,  poultry and fish processing plants; and (c) distributing electrical saws and food processing equipment.

          4.28     RELATED  TRANSACTION  DOCUMENTS.  The Parent has delivered to
Agent  a  complete  and  correct  copy  of each  Related  Transaction  Document, including all schedules and exhibits thereto. The Related Transaction  Documents set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof,  and there are no other agreements,  arrangements or understandings, written or oral, relating to the matters covered thereby. The execution,  delivery and performance of the Related  Transaction  Documents have been duly authorized by all necessary action (including, without limitation, the obtaining  of any  consent of  stockholders  or other  holders of Capital  Stock required  by  law  or  by  any  applicable  corporate  or  other  organizational documents)  on the part of each such  Person.  No  authorization  or approval or other action by, and no notice to filing with or license from, any  Governmental
Authority is required for such sale other than such as have been  obtained on or prior to the Closing  Date.  The Related  Transaction  Documents  are the legal, valid and binding  obligation of the parties thereto,  enforceable  against such parties in accordance with their terms.

          4.29     NO  IMMUNITY.  No Loan Party nor any  Subsidiary  of any Loan
Party or any of their respective  property has any immunity from jurisdiction of any  court or from  any  legal  process  (whether  through  service  or  notice, attachment  prior to  judgment,  attachment  in aid of  execution,  execution or otherwise)  under  the  laws  of  the  United  States  or  its  jurisdiction  of organization.

          4.30     NO TAXES.  Except for any withholding tax imposed on interest payable by any Loan Party hereunder,  there is no tax, levy, impost,  duty, fee, assessment  or other  governmental  charge,  or any  deduction  or  withholding,

                                       21

imposed  by  any  Governmental  Authority  either  (i)  on or by  virtue  of the execution or delivery of the Loan Documents or (ii) on any payment to be made by any Loan Party pursuant to the Loan Documents.

5.        AFFIRMATIVE COVENANTS.

                   Parent and each Borrower covenants and agrees that, until the payment in full of the  Obligations,  Parent and each of the Borrowers shall and shall cause each of their respective Subsidiaries to do all of the following:

          5.1      ACCOUNTING  SYSTEM.  Maintain  a system  of  accounting  that enables Loan Parties to produce financial statements in accordance with GAAP and maintain records  pertaining to the Collateral that contain  information as from time to time reasonably may be requested by Agent.  Loan Parties also shall keep a  reporting  system  that shows all  additions,  sales,  claims,  returns,  and allowances  with respect to their and their  Subsidiaries'  sales.  Loan Parties shall also maintain their billing  systems/practices  as approved by Agent prior to the Closing  Date and shall only make  material  modifications  thereto  with notice to, and consent of, Agent.

          5.2      COLLATERAL  REPORTING.  Provide Agent (and if so requested by
Agent,  with  copies  for each  Lender)  with each of the  reports  set forth on
SCHEDULE 5.2 at the times specified therein.  In addition,  each Borrower agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral  reporting  in order to provide  electronic  reporting of each of the items set forth above.

          5.3      FINANCIAL  STATEMENTS,  REPORTS,  CERTIFICATES.   Deliver  to
Agent, with copies to each Lender, each of the financial statements, reports, or other  items  set  forth on  SCHEDULE  5.3 at the times  specified  therein.  In addition,  Parent  agrees that no  Subsidiary  of Parent will have a fiscal year different from that of Parent.

          5.4      GUARANTOR REPORTS. Cause each Guarantor to deliver its annual financial  statements  at the time when Parent  provides  its audited  financial statements  to  Agent,  but  only  to  the  extent  such  Guarantor's  financial statements are not consolidated with Parent's financial statements.

          5.5      INSPECTION. Permit Agent, each Lender, and each of their duly authorized  representatives or agents to visit any of its properties and inspect any of its assets or books and records,  to examine and make copies of its books and records, and to discuss its affairs,  finances, and accounts with, and to be advised as to the same by, its officers and employees at such  reasonable  times and  intervals  as Agent or any such  Lender may  designate  and,  so long as no
Default  or  Event  of  Default  exists,   with   reasonable   prior  notice  to
Administrative Borrower. In furtherance of the foregoing, during the continuance of an  Event  of  Default,  Parent  and  each  Borrower  hereby  authorizes  its independent  accountants,  and  the  independent  accountants  of  each  of  its
Subsidiaries,  to discuss  the  affairs,  finances  and  accounts of such Person
(independently or together with  representatives of such Person) with the agents and representatives of Agent in accordance with this Section 5.5.

          5.6      MAINTENANCE OF PROPERTIES. Maintain and preserve all of their properties which are necessary or useful in the proper conduct of their business in good working order and condition,  ordinary wear, tear, and casualty excepted
(and  except  where the  failure to do so could not be  expected  to result in a
Material  Adverse  Change),  and comply at all times with the  provisions of all material leases to which it is a party as lessee,  so as to prevent any material loss or forfeiture thereof or thereunder.

          5.7      TAXES.  Cause  all  assessments  and  taxes,   whether  real,
personal,  or  otherwise,  due or payable  by, or imposed,  levied,  or assessed against Loan Parties,  their Subsidiaries,  or any of their respective assets to be paid in full,  before  delinquency  or before the expiration of any extension period,  except to the extent that the validity of such  assessment or tax shall be the subject of a Permitted  Protest and except for  assessments and taxes not exceeding  $100,000 in the  aggregate.  Loan  Parties  will and will cause their
Subsidiaries  to  make  timely  payment  or  deposit  of all  tax  payments  and withholding  taxes  required of them by applicable  laws,  including  those laws

                                       22

concerning F.I.C.A.,  F.U.T.A., state disability,  and local, state, and federal income taxes, and will, upon request,  furnish Agent with proof  satisfactory to
Agent  indicating  that the applicable  Loan Party or Subsidiary of a Loan Party has made such payments or deposits.

          5.8      INSURANCE.

                   (a) At Parent's or  Borrowers'  expense,  maintain  insurance
(with responsible and reputable insurance companies)  respecting their and their
Subsidiaries'  assets wherever located,  covering loss or damage by fire, theft, explosion,  and all other hazards and risks as ordinarily are insured against by other  Persons  engaged in the same or similar  businesses.  Parent or Borrowers also  shall  maintain  business  interruption,  public  liability,  and  product liability  insurance,  as well as insurance against larceny,  embezzlement,  and criminal  misappropriation.  All such  policies  of  insurance  shall be in such amounts and with such  insurance  companies as are  reasonably  satisfactory  to
Agent.  Administrative  Borrower  shall  deliver  copies of all such policies to
Agent with an  endorsement  naming Agent as the loss payee (under a satisfactory lender's loss payable  endorsement) or additional insured, as appropriate.  Each policy of insurance or endorsement  shall contain a clause requiring the insurer to give not less  than 30 days  prior  written  notice  to Agent in the event of cancellation of the policy for any reason whatsoever.

                   (b) Administrative Borrower shall give Agent prompt notice of any loss exceeding  $250,000  covered by such insurance.  So long as no Event of
Default has occurred and is continuing, Borrowers shall have the exclusive right to adjust any losses  payable under any such  insurance  policies which are less than $500,000.  Following the occurrence and during the continuation of an Event of Default,  or in the case of any losses payable under such insurance exceeding
$500,000,  Agent  shall have the  exclusive  right to adjust any losses  payable under any such  insurance  policies,  without any  liability  to Loan Parties or their Subsidiaries whatsoever in respect of such adjustments; PROVIDED, HOWEVER, that  if no  Event  of  Default  exists,  the  Borrowers  and  Agent  shall  use commercially  reasonable  efforts  to  adjust  any  losses by  agreement  of the parties.

          5.9      LOCATION  OF  COLLATERAL.  Keep  each  Loan  Party's  and its
Subsidiaries' Inventory and Equipment (other than vehicles, Inventory maintained on vehicles and Equipment  out for repair) only at the  locations  identified on
SCHEDULE 4.5 and their chief executive offices only at the locations  identified on SCHEDULE 4.7(B);  PROVIDED,  however, that Administrative  Borrower may amend
SCHEDULE 4.5 or SCHEDULE 4.7 so long as such amendment  occurs by written notice to Agent  not less  than 30 days  after  the date on  which  such  Inventory  or
Equipment  is moved to such new  location  or such  chief  executive  office  is relocated,  so long as such new location is within the continental United States or Canada,  and so long as, at the time of such written  notification,  the Loan
Party provides Agent a Collateral Access Agreement with respect thereto.

          5.10     COMPLIANCE  WITH LAWS.  Comply with the  requirements  of all applicable laws, rules,  regulations,  and orders of any Governmental Authority, other than laws, rules,  regulations,  and orders the non-compliance with which, individually or in the aggregate,  could not reasonably be expected to result in a Material Adverse Change, such compliance to include,  without limitation,  (a)
paying before the same become delinquent all taxes, assessments and governmental charges or levies  imposed  upon it or upon its income or profits or upon any of its properties, (b) paying all lawful claims which if unpaid might become a Lien or charge upon any of its  properties,  except to the extent  contested  in good faith by proper  proceedings  which stay the imposition of any penalty,  fine or
Lien resulting from the  non-payment  thereof and with respect to which adequate reserves have been set aside for the payment  thereof in  accordance  with GAAP,
(c) withholding from each payment made to any of its past or present  employees, officers  or  directors,  and to any non  resident of the country in which it is resident,  the amount of all Taxes and other deductions  required to be withheld therefrom  and paying the same to the  proper  tax or other  receiving  officers within the time required  under any  applicable  laws,  and (d) collect from all
Persons the amount of all Taxes required to be collected from them and remit the same to the  proper tax or other  receiving  officers  within the time  required under any applicable laws.

                                       23

          5.11     LEASES.  Pay when due all  rents and  other  amounts  payable under any material  leases to which any Loan Party or any  Subsidiary  of a Loan
Party is a party  or by  which  any  Loan  Party's  or any of its  Subsidiaries'
properties  and assets are bound,  unless  such  payments  are the  subject of a
Permitted Protest.

          5.12     EXISTENCE.  At all times  preserve and keep in full force and effect each Loan Party's and each of its  Subsidiaries',  valid existence,  good standing in its jurisdiction of organization and  qualifications  to do business as a  foreign  entity  in each  jurisdiction  in which it is  required  to be so qualified  and,  except  as could  not  reasonably  be  expected  to result in a
Material   Adverse   Change,   any  rights,   franchises,   permits,   licenses,
accreditations, authorizations, or other approvals material to their businesses.

          5.13     ENVIRONMENTAL.

                   (a) Keep any  property  either  owned or operated by any Loan
Party or any Subsidiary of a Loan Party free of any Environmental  Liens or post bonds or other  financial  assurances  sufficient to satisfy the  obligations or liability evidenced by such Environmental Liens,

                   (b) comply, in all material respects, with Environmental Laws and provide to Agent  documentation  of such compliance  which Agent  reasonably requests,

                   (c) promptly  notify  Agent  of any  release  of a  Hazardous
Material in any  reportable  quantity from or onto property owned or operated by any Loan Party or any  Subsidiary of a Loan Party and take any Remedial  Actions required  to abate  said  release  or  otherwise  to come into  compliance  with applicable Environmental Law, and

                   (d) promptly,  but in any event  within 5 days of its receipt thereof,  provide Agent with written notice of any of the following:  (i) actual knowledge or written  notice that an  Environmental  Lien has been filed against any of the real or personal  property of any Loan Party or any  Subsidiary  of a
Loan Party,  (ii) actual  knowledge or written notice of the commencement of any
Environmental  Action or written  notice  that an  Environmental  Action will be filed  against  any Loan  Party or any  Subsidiary  of a Loan  Party,  and (iii)
written notice of a violation,  citation,  or other  administrative  order which reasonably could be expected to result in a Material Adverse Change.

          5.14     DISCLOSURE  UPDATES.  Promptly  and in no event  later than 5
Business Days after  obtaining  knowledge  thereof,  notify Agent if any written information,  exhibit, or report furnished to the Lender Group contained, at the time it was  furnished,  any untrue  statement of a material  fact or omitted to state any material fact necessary to make the statements  contained  therein not misleading  in light of the  circumstances  in which made.  The foregoing to the contrary  notwithstanding,  any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior  untrue  statement of a material fact or omission of any material fact nor shall any such  notification  have the effect of amending or modifying this Agreement or any of the Schedules hereto.

          5.15     CONTROL  AGREEMENTS.  Take all reasonable  steps in order for
Agent to obtain control in accordance with Sections 8-106,  9-104, 9-105, 9-106, and 9-107 of the Code with  respect to  (subject  to the  proviso  contained  in
SECTION  6.12) all of its  Securities  Accounts,  Deposit  Accounts,  electronic chattel paper, investment property, and letter-of-credit rights.

          5.16     FORMATION  OF  SUBSIDIARIES.  At the time that any Loan Party forms any direct or  indirect  Subsidiary  or  acquires  any direct or  indirect
Subsidiary  after the  Closing  Date,  such Loan Party  shall (a) cause such new
Subsidiary  to  provide  to Agent a joinder  to the  Guaranty  and the  Security
Agreement, together with such other security documents (including Mortgages with respect to any Real  Property of such new  Subsidiary),  as well as  appropriate financing  statements  (and with respect to all property  subject to a Mortgage, fixture  filings),  all in form and substance  satisfactory to Agent  (including being  sufficient  to grant Agent a first  priority  Lien  (subject to Permitted
Priority  Liens)  in and  to  the  assets  of  such  newly  formed  or  acquired

                                       24

Subsidiary),   (b)  provide  to  Agent  a  pledge   agreement  and   appropriate
certificates and powers or financing statements, hypothecating all of the direct or beneficial  ownership interest in such new Subsidiary,  in form and substance satisfactory  to  Agent,  and (c)  provide  to Agent  all  other  documentation, including one or more opinions of counsel  satisfactory  to Agent,  which in its opinion  is  appropriate  with  respect to the  execution  and  delivery  of the
applicable   documentation  referred  to  above  (including  policies  of  title insurance  or other  documentation  with  respect to all  property  subject to a
Mortgage). Any document, agreement, or instrument executed or issued pursuant to this SECTION 5.16 shall be a Loan Document.

          5.17     FURTHER  ASSURANCES.  At any time upon the  request of Agent, the Loan  Parties  shall  execute  or deliver to Agent,  and shall  cause  their
Subsidiaries to execute or deliver to Agent,  any and all financing  statements, fixture filings,  security  agreements,  pledges,  assignments,  endorsements of certificates of title,  mortgages,  deeds of trust, opinions of counsel, and all other  documents  (collectively,  the  "ADDITIONAL  DOCUMENTS")  that  Agent may request  in form and  substance  reasonably  satisfactory  to Agent,  to create, perfect, and continue perfected or to better perfect the Agent's Liens in all of the  properties and assets of the Loan Parties and their  Subsidiaries  (whether now owned or hereafter  arising or  acquired,  tangible or  intangible,  real or personal),  to create and perfect  Liens in favor of Agent in any Real  Property acquired by the Loan Parties or their  Subsidiaries  after the Closing Date, and in order to fully  consummate all of the  transactions  contemplated  hereby and under the other Loan  Documents.  To the maximum extent  permitted by applicable law,  Parent and each Borrower  authorize  Agent to execute any such  Additional
Documents in the Loan Party's or their Subsidiaries'  names, as applicable,  and authorizes Agent to file such executed  Additional  Documents in any appropriate filing office.

          5.18     MATERIAL  CONTRACTS.  Contemporaneously  with the delivery of each Compliance  Certificate  pursuant hereto,  provide Agent with copies of (a)
each  Material  Contract  entered  into  since  the  delivery  of  the  previous
Compliance  Certificate,  and (b) each amendment or modification of any Material
Contract entered into since the delivery of the previous Compliance Certificate.

          5.19     SUBORDINATION.  Cause all Indebtedness and other  obligations now or hereafter  owed by it to any of its  Affiliates,  to be  subordinated  in right of payment and security to the Indebtedness and other Obligations owing to the Agent and the Lenders in accordance with a  subordination  agreement in form and substance satisfactory to the Agent.

          5.20     AFTER ACQUIRED REAL PROPERTY.  Upon the  acquisition by it or any of its  Subsidiaries  after the date hereof of any interest  (whether fee or leasehold) in any Real Property  (wherever located) (each such interest being an
"AFTER ACQUIRED PROPERTY") (x) with a Current Value (as defined below) in excess of  $150,000  in the case of a fee  interest,  or (y)  requiring  the payment of annual  rent  exceeding  in the  aggregate  $250,000  in the  case of  leasehold interest,  immediately  so  notify  Agent,  setting  forth  with  specificity  a description of the interest  acquired,  the location of the real  property,  any structures or improvements  thereon and either an appraisal or such Loan Party's good-faith  estimate of the current value of such real property (for purposes of this  Section,  the  "CURRENT  VALUE").  Agent  shall  notify such Loan Party in writing  whether  it  intends  to  require a  Mortgage  and the other  documents referred  to  below or in the  case of  leasehold,  a  leasehold  Mortgage  or a
Collateral Access Agreement.  Upon receipt of such notice requesting a Mortgage, the Person which has acquired  such After  Acquired  Property  shall  furnish to
Agent  within a  reasonable  time  thereafter  the  following,  each in form and substance reasonably satisfactory to Agent: (a) in the case of a fee interest, a
Mortgage  with respect to such real property and related  assets  located at the
After  Acquired  Property,  each duly  executed by such Person and in recordable form;  (b) in the  case of a fee  interest,  evidence  of the  recording  of the
Mortgage  referred  to in clause  (a) above in such  office or offices as may be necessary  or, in the  reasonable  opinion  of Agent,  desirable  to create  and perfect a valid and enforceable first priority lien on the property purported to be covered  thereby or to otherwise  protect the rights of Agent and the Lenders thereunder,  (c) in  the  case  of a fee  interest,  a  title  insurance  policy satisfactory to Agent, (d) in the case of a fee interest,  a survey of such real property,  certified  to Agent and to the issuer of the title  insurance  policy referred to in clause (c) above by a licensed  professional  surveyor reasonably satisfactory to Agent, (v) in the case of a fee interest,  Phase I environmental site  assessments  with respect to such real  property,  certified to Agent by a company reasonably  satisfactory to Agent, or such other evidence or description of the environmental status of the property reasonably  acceptable to Agent, (e)

                                       25

in the case of a leasehold  interest,  a certified copy of the lease between the landlord and such Person with respect to such Real Property in which such Person has a leasehold interest, and the certificate of occupancy, if any, with respect thereto,  and (f) such other  documents or  instruments  (including  opinions of counsel) as Agent may reasonably  require.  In the case of a leasehold interest, the Person which has acquired such After Acquired  property shall request of the landlord an attornment and  nondisturbance  agreement  between the landlord (and any fee mortgagee) with respect to such real property and Agent. Borrowers shall pay all reasonable fees and expenses,  including reasonable  attorneys' fees and expenses,  and all title insurance charges and premiums, in connection with each
Loan Party's obligations under this SECTION 5.21.

6.        NEGATIVE COVENANTS.

                   Parent and each Borrower  covenants and agrees that until the payment in full of the  Obligations,  Parent and each of the Borrowers  will not and  will  not  permit  any of their  respective  Subsidiaries  to do any of the following:

          6.1      INDEBTEDNESS.   Create,   incur,  assume,  suffer  to  exist,
guarantee,  or otherwise become or remain,  directly or indirectly,  liable with respect to any Indebtedness, except:

                   (a) Indebtedness  evidenced by this  Agreement  and the other
Loan Documents,

                   (b) Indebtedness   set  forth  on   SCHEDULE   4.19  and  any
Refinancing Indebtedness in respect of such Indebtedness,

                   (c) Permitted Purchase Money Indebtedness and any Refinancing
Indebtedness in respect of such Indebtedness,

                   (d) endorsement  of  instruments  or other  payment items for deposit,

                   (e) Indebtedness composing Permitted Investments,

                   (f) (a)   Indebtedness   under  the  Working  Capital  Credit
Agreement  in an  aggregate  principal  amount  not to exceed (A) in the case of
Working Capital  Indebtedness in respect of Working Capital Advances,  letter of credit reimbursement obligations and bank product obligations, the lesser of (I)
$35,000,000 and (II) 110% of Working Capital Borrowing Base (after giving effect to all reserves then in effect),  plus (B) the aggregate principal amount of the
Working  Capital Term Loan  outstanding on the date hereof,  minus the aggregate amount of all principal  payments  received by the Working  Capital Lenders with respect  thereto;  provided  that,  (i) the Working  Capital  Agent and the Loan
Parties shall have executed and delivered to Agent the Intercreditor  Agreement, and (ii) the Working Capital Credit Agreement is not amended to increase Working
Capital  Availability  thereunder,  including  any  amendment,  waiver  or other
modification   with  respect  to  the  Working   Capital   Borrowing  Base,  the
requirements to impose permanent  reserves against Working Capital  Availability and/or the Working  Capital  Borrowing  Base and to reduce the  Working  Capital
Commitments  upon the occurrence of certain  events,  and (b) the refinancing of the Indebtedness under the Working Capital Credit Agreement;  provided, that (i)
the  aggregate  outstanding  principal  amount  of the  loans,  letter of credit accommodations  made,  issued or incurred  pursuant to such new working  capital credit facility shall not exceed the amounts set forth in clause (a) above, (ii)
the  lender or lenders  under such new  working  capital  facility  and the Loan
Parties  shall  have  executed  and  delivered  to the  Agent  an  intercreditor agreement,  substantially in the form of the Intercreditor  Agreement, and (iii)
the Working  Capital Credit  Agreement is replaced with another  working capital agreement,  the terms and  conditions of which are no less favorable to the Loan
Parties and the Lenders than the Working Capital Credit  Agreement  entered into on the Closing Date  (including  with respect to the Working  Capital  Borrowing
Base, the imposition of permanent reserves against Working Capital  Availability and/or the Working Capital Borrowing Base);

                                       26

                   (g) the Subordinated  Indebtedness and the obligations  under the WHX Guaranty  Documents,  subject to the execution and delivery of a joinder to the terms of the  Subordination  Agreement,  any Refinancing  Indebtedness of
such Indebtedness,

                   (h) Indebtedness   incurred  by  the  Parent's   Subsidiaries
organized  outside of the United  States and  Canada  (other  than  Indebtedness described on SCHEDULE 4.19), provided that (i) the aggregate principal amount of such Indebtedness  shall not exceed $3,000,000  outstanding at any time and (ii)
such  Indebtedness  is supported by one or more issued and  outstanding  Working
Capital  Letters of Credit (for the avoidance of doubt,  Indebtedness  shall not include any contingent  obligations arising under undrawn letters of credit that provide credit support for Indebtedness permitted under this clause (h)); and

                   (i) Other Subordinated Indebtedness.

          6.2      LIENS. Create, incur, assume, or suffer to exist, directly or indirectly,  any Lien on or with  respect  to any of its  assets,  of any  kind, whether now owned or  hereafter  acquired,  or any income or profits  therefrom, except for Permitted Liens.

          6.3      RESTRICTIONS ON FUNDAMENTAL CHANGES.

                   (a) Enter  into  any  merger,  consolidation,   amalgamation,
reorganization, or recapitalization, or reclassify its Stock except that so long as no  Default  or Event of  Default  exists or would  result  therefrom,  (i) a
Borrower or any Domestic Subsidiary thereof may merge with a Borrower,  provided such Borrower is the continuing or surviving  Person,  (ii) the Loan Parties may consummate a merger or similar  transaction in connection with a Permitted Kasco
Sale  Transaction and (iii) Loan Parties may effectuate a restructuring  for tax purposes with the prior written consent of Agent,  such consent to be granted or withheld by Agent in its sole and absolute discretion  (provided that so long as such tax  restructuring  is not adverse to the interests of the Lender Group, as determined  by  Agent in its  sole  discretion,  Agent's  consent  shall  not be unreasonably withheld).

                   (b) Liquidate,  wind up, or  dissolve  itself  (or suffer any liquidation or dissolution),

                   (c) Suspend  or go out  of a  substantial  portion  of its or their business.

          6.4      DISPOSAL OF ASSETS.  Other than Permitted  Dispositions  or a
Permitted  Kasco  Sale  Transaction,   convey,  sell,  lease,  license,  assign,
transfer,  or otherwise dispose of (or enter into an agreement to convey,  sell, lease, license,  assign, transfer, or otherwise dispose of) any of the assets of any Loan Party or any Subsidiary of a Loan Party.

          6.5      CHANGE   NAME.   Change  any  Loan  Party's  or  any  of  its
Subsidiaries' name, organizational  identification number, state of organization or organizational identity; PROVIDED, HOWEVER, that a Loan Party or a Subsidiary of a Loan Party may change its name upon at least 30 days prior  written  notice by  Administrative  Borrower to Agent of such change and so long as, at the time of such written  notification,  such Loan Party or such Subsidiary  provides any financing  statements  necessary to perfect and continue  perfected  the Agent's
Liens.

          6.6      NATURE OF  BUSINESS.  Make any  change in the nature of their business as described in SCHEDULE 6.6 or acquire any  properties  or assets that are not reasonably related to the conduct of such business activities.

          6.7      PREPAYMENTS  AND   AMENDMENTS.   Except  in  connection  with
Refinancing Indebtedness permitted by SECTION 6.1,

                                       27

                   (a) optionally  prepay,   redeem,   defease,   purchase,   or
otherwise acquire any Indebtedness of any Loan Party or any Subsidiary of a Loan
Party,  other than (i) the Obligations in accordance  with this  Agreement,  and
(ii) the Working  Capital  Indebtedness  in accordance  with the Working Capital
Credit Agreement,

                   (b) make any payment on account of Indebtedness that has been contractually  subordinated in right of payment if such payment is not permitted at such time under the subordination terms and conditions, or

                   (c) directly or indirectly,  amend, modify, alter,  increase, or  change  any of the  terms or  conditions  of (i) the  Working  Capital  Loan
Documents  (except as specifically  permitted by the  Intercreditor  Agreement),
(ii) any other  agreement,  instrument,  document,  indenture,  or other writing evidencing or concerning  Indebtedness permitted under SECTION 6.1, (iii) except to the extent that such amendment, modification, alteration, increase, or change could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, any other Material Contract,  or (iv) its certificate
of  incorporation  or  bylaws  (or  other  similar  organizational   documents),
including,  without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Stock (including any shareholders'  agreement),  or enter into any new  agreement  with  respect to any of its  Stock,  without  the prior  written consent of Agent,  except any such  amendments,  modifications or changes or any such new  agreements or  arrangements  pursuant to this clause (iv) that are not adverse to the interests of any member of the Lender Group, or

                   (d) amend, modify or otherwise change its name,  jurisdiction of organization,  organizational identification number or FEIN, without at least twenty (20) days prior written notice to Agent.

          6.8      CHANGE OF  CONTROL.  Cause,  permit,  or suffer,  directly or indirectly, any Change of Control.

          6.9      CONSIGNMENTS.  Consign any of their  Inventory or sell any of their  Inventory on bill and hold,  sale or return,  sale on approval,  or other conditional  terms of  sale,  in an  aggregate  amount  at any time  outstanding exceeding $1,000,000.

          6.10     DISTRIBUTIONS.  Make any  distribution  or declare or pay any dividends (in cash or other property, other than common Stock of the Parent) on, or purchase,  acquire,  redeem,  or retire any of Parent's  Stock, of any class, whether now or hereafter outstanding.

          6.11     ACCOUNTING  METHODS.  Modify or  change  their  fiscal  year, method of  accounting  (other  than as may be  required  to  conform to GAAP) or auditors,  or enter into, modify, or terminate any agreement currently existing, or at any time hereafter  entered into, with any third party  accounting firm or service  bureau  for the  preparation  or  storage  of Loan  Parties'  or  their
Subsidiaries'  accounting records without said accounting firm or service bureau agreeing  to  provide  Agent  information  regarding  Loan  Parties'  and  their
Subsidiaries' financial condition.

          6.12     INVESTMENTS.  Except for Permitted  Investments,  directly or indirectly,  make or acquire any Investment or incur any liabilities  (including contingent  obligations)  for or in connection  with any  Investment;  PROVIDED,
HOWEVER,  that the Loan Parties shall not have Permitted Investments (other than in the Cash Management  Accounts) in Deposit Accounts or Securities  Accounts in
an aggregate  amount in excess of $100,000 at any one time unless the applicable
Loan Party and the applicable securities  intermediary or bank have entered into
Control Agreements governing such Permitted Investments in order to perfect (and further  establish) the Agent's Liens in such Permitted  Investments;  provided, however,  the applicable  Loan Party shall transfer any Investment  with account balance in excess of $25,000 to a Deposit Account or Securities  Account that is subject to a Control  Agreement  within  one (1)  Business  Day of such  account balance exceeding $25,000.  Subject to the foregoing proviso, Loan Parties shall

                                       28

not and shall not permit their  Domestic  Subsidiaries  to establish or maintain any Deposit  Account or  Securities  Account  unless Agent shall have received a
Control Agreement in respect of such Deposit Account or Securities Account.

          6.13     TRANSACTIONS  WITH  AFFILIATES.  Directly or indirectly enter into or permit to exist any transaction  with any Affiliate (which is not a Loan
Party) of any Loan Party or any Subsidiary (which is not a Loan Party) of a Loan
Party except for:

                   (a) transactions    (other   the   payment   of   management,
consulting,  monitoring,  or advisory  fees)  between the Loan  Parties or their
Subsidiaries,  on the one hand,  and any  Affiliate of the Loan Parties or their
Subsidiaries,  on the other hand,  so long as such  transactions  (i) are in the ordinary  course of business  and  desirable  for the prudent  operation  of its business,  upon fair and reasonable  terms, (ii) are fully disclosed to Agent if they involve one or more  payments by any Loan Party or any of  Subsidiary  of a
Loan  Party in  excess  of  $250,000  for any  single  transaction  or series of transactions,  and  (iii)  are no  less  favorable  to  Loan  Parties  or  their
Subsidiaries,  as  applicable,  than  would  be  obtained  in  an  arm's  length transaction with a non-Affiliate; and

                   (b) the payment of reasonable fees, compensation, or employee benefit  arrangements to, and any indemnity provided for the benefit of, outside directors  of Parent in the  ordinary  course of business  and  consistent  with industry practice.

          6.14     USE OF  PROCEEDS.  Use the  proceeds of the Term Loan for any purpose  other  than to  repay,  in full,  the  outstanding  principal,  accrued interest,  and  accrued  fees and  expenses  owing to Existing  Lender,  (ii) to partially  repay the  outstanding  obligations  under the Bridge  Facility in an amount equal to $56,659,776.38,  and (iii) to pay transactional fees, costs, and expenses  incurred in connection with this Agreement,  the other Loan Documents, and the transactions  contemplated  hereby and thereby,  and (b) consistent with the terms and conditions hereof, for other lawful and permitted purposes.

          6.15     INVENTORY AND EQUIPMENT WITH BAILEES.  Except in the ordinary course of  business,  store any  Inventory or Equipment of Loan Parties or their
Subsidiaries  at any time  now or  hereafter  with a  bailee,  warehouseman,  or similar party.

          6.16     FINANCIAL COVENANTS.

                   (a) MINIMUM TTM EBITDA. Permit TTM EBITDA to be less than the required amount set forth in the following  table for the applicable  period set forth opposite thereto:

-------------------------------------------------------------------------------

          Applicable Amount                     Applicable Period
-------------------------------------------------------------------------------

             $17,250,000                    For the 12- month period
                                            ending September 30, 2007
-------------------------------------------------------------------------------

             $17,250,000                    For the 12- month period
                                            ending December 31, 2007
-------------------------------------------------------------------------------

             $18,500,000                    For the 12- month period
                                              ending March 31, 2008
-------------------------------------------------------------------------------

             $19,500,000                    For the 12- month period
                                              ending June 30, 2008
-------------------------------------------------------------------------------

             $20,250,000                    For the 12- month period
                                            ending September 30, 2008
-------------------------------------------------------------------------------

             $20,750,000       For the 12- month period ending December 31, 2008
                                   and ending each fiscal quarter thereafter
-------------------------------------------------------------------------------

                                       29

                   (b) FIXED CHARGE COVERAGE RATIO. Have a Fixed Charge Coverage
Ratio, measured on a quarterly basis, less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

-------------------------------------------------------------------------------

          Applicable Ratio                      Applicable Period
-------------------------------------------------------------------------------

              0.81:1.0                       For the 12- month period
                                            ending September 30, 2007
-------------------------------------------------------------------------------

              0.83:1.0                       For the 12- month period
                                             ending December 31, 2007
-------------------------------------------------------------------------------

              0.90:1.0                       For the 12- month period
                                              ending March 31, 2008
-------------------------------------------------------------------------------

              1.02:1.0                       For the 12- month period
                                               ending June 30, 2008
-------------------------------------------------------------------------------

              1.10:1.0                       For the 12- month period
                                            ending September 30, 2008
-------------------------------------------------------------------------------

              1.15:1.0             For the 12- month period ending December 31, 2008
                                       and ending each fiscal quarter thereafter
-------------------------------------------------------------------------------

                   (c)  LEVERAGE  RATIO.  Have a Leverage  Ratio,  measured on a quarterly basis, more than the applicable ratio set forth in the following table for the applicable date set forth opposite thereto:

-------------------------------------------------------------------------------

          Applicable Ratio                       Applicable Date
-------------------------------------------------------------------------------

              5.22:1.0                          September 30, 2007
-------------------------------------------------------------------------------

              5.00:1.0                           December 31, 2007
-------------------------------------------------------------------------------

              4.90:1.0                            March 31, 2008
-------------------------------------------------------------------------------

              4.54:1.0                             June 30, 2008
-------------------------------------------------------------------------------

              4.12:1.0                          September 30, 2008
-------------------------------------------------------------------------------

              4.00:1.0                December 31, 2008 and the last day of each
                                            fiscal quarter thereafter
-------------------------------------------------------------------------------

                                       30

                   (d) CAPITAL  EXPENDITURES.  Make Capital  Expenditures in any
fiscal  year in excess of the  amount set forth in the  following  table for the applicable period:

-------------------------------------------------------------------------------------------------------------

Fiscal Year 2007  Fiscal Year 2008   Fiscal Year 2009   Fiscal Year 2010  Fiscal Year 2011   Fiscal Year 2011
-------------------------------------------------------------------------------------------------------------

   $9,000,000        $9,000,000         $9,000,000         $9,000,000        $9,000,000         $9,000,000
-------------------------------------------------------------------------------------------------------------

;  PROVIDED,  HOWEVER,  that if during  any  fiscal  year the  amount of Capital
Expenditures  permitted  for  that  fiscal  year  is not  utilized,  50% of such unutilized  amount  (exclusive of any amounts carried over from the prior fiscal year) may be utilized in the immediately succeeding fiscal year.

          6.17     PARENT  AS  HOLDING  COMPANY.  Permit  Parent  to  incur  any liabilities  (other than  liabilities  arising  under the Loan  Documents or the
Working Capital Loan Documents,  the Subordinated Debt Loan Documents or the WHX
Guaranty  Documents),  own or acquire  any assets  (other  than the Stock of its
Subsidiaries) or engage itself in any operations or business except as set forth on SCHEDULE 6.17.

          6.18     EMPLOYEE BENEFITS.  (i) Engage, or permit any ERISA Affiliate to engage,  in any transaction  described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in  Section  406 of  ERISA  or 4975 of the IRC for  which a  statutory  or class exemption  is not  available  or a private  exemption  has not  previously  been obtained  from the U.S.  Department  of Labor;  (iii)  adopt or permit any ERISA
Affiliate  to adopt any  employee  welfare  benefit  plan  within the meaning of
Section 3(1) of ERISA which provides  benefits to employees after termination of employment  other than as required by Section  601 of ERISA or  applicable  law;
(iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA  Affiliate may be required to make under any agreement  relating to such Multiemployer Plan, or any law pertaining thereto;  (v) fail, or permit any
ERISA  Affiliate to fail, to pay any required  installment  or any other payment required  under  Section  412 of the IRC on or  before  the due  date  for  such installment  or other  payment;  or (vi)  merge  or  otherwise  consolidate  any
Employee  Plan of any Loan Party with any other  Employee Plan without the prior written  consent of Agent,  such  consent to be granted or  withheld by Agent in sole  and  absolute  discretion  (provided  that  so  long  as  such  merger  or consolidation is not adverse to the interests of the Lender Group, as determined by Agent in its sole  discretion,  Agent's  consent  shall  not be  unreasonably withheld).

          6.19     LIMITATIONS  ON  DIVIDENDS  AND  OTHER  PAYMENT  RESTRICTIONS
AFFECTING  SUBSIDIARIES.  Create or otherwise cause,  incur,  assume,  suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other  distribution  on any  shares  of Stock of such  Subsidiary owned by any Loan Party or any of its Subsidiaries,  (ii) to pay or prepay or to subordinate any Indebtedness  owed to any Loan Party or any of its Subsidiaries,
(iii) to make loans or advances to any Loan Party or any of its  Subsidiaries or
(iv) to transfer  any of its  property or assets to any Loan Party or any of its
Subsidiaries,  or permit  any of its  Subsidiaries  to do any of the  foregoing;
PROVIDED,  HOWEVER,  that  nothing in any of clauses  (i)  through  (iv) of this
SECTION 6.19 shall prohibit or restrict compliance with:

                   (a) this Agreement, the other Loan Documents, and the Working
                   Capital Loan Documents;

                   (b)  any  applicable  law,  rule  or  regulation   (including
                   applicable   currency   control  laws  and  applicable  state
                   corporate  statutes  restricting  the payment of dividends in certain circumstances);

                                       31

                   (c) in the case of clause (iv),  any agreement  setting forth customary  restrictions  on  the  subletting,  assignment  or transfer of any property or asset that is leased or licensed;
                   or

                   (d) in the case of clause (iv), any agreement,  instrument or other document evidencing a Permitted Lien that restricts, on customary  terms,  the  transfer  of any  property  or assets subject thereto.

          6.20     LEASE  OBLIGATIONS.  Create,  incur or suffer  to  exist,  or permit  any of its  Subsidiaries  to  create,  incur or  suffer  to  exist,  any obligations  as  lessee  (i) for the  payment  of rent for any real or  personal property in connection with any sale and leaseback transaction,  or (ii) for the payment of rent for any real or personal  property under leases or agreements to lease  other  than (A)  Capital  Lease  Obligations  which  would  not cause the aggregate amount of all obligations  under Capital Leases entered into after the
Closing Date owing by all Loan Parties and their Subsidiaries in any fiscal year to exceed the amounts SECTION 6.16(D), and (B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by all Loan Parties and their Subsidiaries in any fiscal year to exceed $5,000,000.

          6.21     FEDERAL  RESERVE  REGULATIONS.  Permit the Term Loan,  or the
proceeds  thereof,  to be used for any purpose that would cause the Term Loan to be a margin loan under the  provisions  of  Regulation T, U or X of the Board of
Governors of the Federal Reserve System.

          6.22     INVESTMENT COMPANY ACT OF 1940. Engage in any business, enter into any transaction,  use any securities or take any other action or permit any of its  Subsidiaries  to do any of the foregoing,  that would cause it or any of its  Subsidiaries  to become  subject to the  registration  requirements  of the
Investment  Company Act of 1940, as amended,  by virtue of being an  "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

7.        EVENTS OF DEFAULT.

                   Any one or more of the following  events shall  constitute an event of default (each, an "EVENT OF DEFAULT") under this Agreement:

          7.1      If any Loan Party fail to pay when due and  payable,  or when declared due and payable,  (a) all or any portion of the Obligations  consisting of interest,  fees,  or charges due the Lender  Group,  reimbursement  of Lender
Group Expenses,  or other amounts (other than any portion  thereof  constituting principal) constituting  Obligations (including any portion thereof that accrues after the  commencement  of an  Insolvency  Proceeding,  regardless  of  whether allowed  or  allowable  in whole  or in part as a claim  in any such  Insolvency
Proceeding),  and such failure continues for a period of 3 Business Days, or (b)
all or any portion of the principal of the Obligations;

          7.2      If any Loan Party or any Subsidiary of any Loan Party;

                   (a)  fails  to  perform  or  observe  any  covenant  or other agreement contained in any of SECTIONS 2.5, 5.2, 5.3, 5.4, 5.5, 5.8, 5.12, 5.14,
5.16,  5.17 and 6.1 through 6.22 of this  Agreement or Section 6 of the Security
Agreement;  provided,  that no more than two (2) times during any fiscal year of
Parent,  any Loan  Party  may fail to  deliver  in a  timely  manner a  delivery required  under  SECTIONS 5.2, 5.3 or 5.4, if such delivery shall occur no later than two (2) Business Days following notice by Agent;

                   (b)  fails  to  perform  or  observe  any  covenant  or other agreement  contained in any of SECTIONS 5.6, 5.7,  5.9,  5.10,  5.11 and 5.15 of
this  Agreement  and such  failure  continues  for a period of 10 days after the earlier of (i) the date on which such  failure  shall first  become known to any officer  of any  Loan  Party,  or  (ii)  written  notice  thereof  is  given  to
Administrative Borrower by Agent;

                                       32

                   (c)  fails  to  perform  or  observe  any  covenant  or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case,  other than any such  covenant  or  agreement  that is the subject of another provision of this SECTION 7 (in which event such other provision of this
SECTION 7 shall  govern),  and such  failure  continues  for a period of 20 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Loan Party,  or (ii)  written  notice  thereof is given to
Administrative Borrower by Agent.

          7.3      If any  material  portion  of any Loan  Party's or any of its
Subsidiaries'  assets  is  attached,  seized,  subjected  to a writ or  distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by such Loan Party or the applicable Subsidiary;

          7.4      If an Insolvency Proceeding is commenced by any Loan Party or any Subsidiary of a Loan Party;

          7.5      If an  Insolvency  Proceeding  is commenced  against any Loan
Party or any Subsidiary of a Loan Party,  and any of the following events occur:
(a) the applicable Loan Party or Subsidiary  consents to the institution of such
Insolvency  Proceeding  against it, (b) the petition  commencing  the Insolvency
Proceeding  is  not  timely  controverted,   (c)  the  petition  commencing  the
Insolvency  Proceeding is not  dismissed  within 60 calendar days of the date of the filing  thereof,  (d) an interim  trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial  portion of the business of, any Loan Party or any Subsidiary of a Loan  Party,  or (e) an order for relief  shall have been issued or entered therein;

          7.6      If any  Loan  Party  or any  Subsidiary  of a Loan  Party  is
enjoined,  restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

          7.7      If one or more  judgments,  orders,  or awards  involving  an aggregate  amount of $250,000,  or more  (except to the extent fully  covered by insurance  pursuant  to which the  insurer has  accepted  liability  therefor in writing)  shall be entered or filed against any Loan Party or any  Subsidiary of any Loan Party or with respect to any of their respective  assets,  and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such asset is subject to being  forfeited by the applicable  Loan Party or the applicable Subsidiary;

          7.8      If there is a default in one or more  agreements to which any
Loan Party or any  Subsidiary  of a Loan Party is a party with one or more third
Persons relative to Indebtedness of any Loan Party or any Subsidiary of any Loan
Party involving an aggregate  amount of $250,000,  or more, and such default (i)
occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person(s),  irrespective of whether exercised, to accelerate the  maturity  of  the  applicable  Loan  Party's  or  Subsidiary's  obligations thereunder;

          7.9      If any warranty, representation,  material written statement, or material  Record made herein or in any other Loan  Document or  delivered  to
Agent or any Lender in connection with this Agreement or any other Loan Document proves  to be untrue  in any  material  respect  (except  that such  materiality qualifier  shall not be applicable to any  representations  and warranties  that already are qualified or modified by  materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

          7.10     If the  obligation  of any  Guarantor  under the  Guaranty is limited or  terminated  by  operation of law or by such  Guarantor,  or any such
Guarantor becomes the subject of an Insolvency Proceeding;

          7.11     If the Security  Agreement,  the Canadian Security Agreement,
any Mortgage or any other Loan Document  that purports to create a Lien,  shall, for any reason, fail or cease to create a valid and perfected and, except to the

                                       33

extent permitted by the terms hereof or thereof, first priority Lien (subject to
Permitted  Priority  Liens) on or security  interest in the  Collateral  covered hereby or thereby,  except (a) as a result of a  disposition  of the  applicable
Collateral in a transaction  permitted  under this  Agreement or (b) solely as a result of the gross negligence of Agent;

          7.12     Any provision of any Loan Document  shall at any time for any reason be declared to be null and void  (except  solely as a result of the gross negligence  of  Agent),  or the  validity  or  enforceability  thereof  shall be contested by any Loan Party or any  Subsidiary of a Loan Party,  or a proceeding shall be commenced by any Loan Party or any  Subsidiary  of a Loan Party,  or by
any  Governmental  Authority  having  jurisdiction  over any  Loan  Party or any
Subsidiary   of  a  Loan  Party,   seeking  to  establish   the   invalidity  or
unenforceability  thereof,  or any Loan Party or any  Subsidiary of a Loan Party
shall deny that it has any liability or obligation purported to be created under any Loan Document;

          7.13     Any material damage to, or loss, theft or destruction of, any
Collateral,  whether or not  insured,  or any strike,  lockout,  labor  dispute, embargo,  condemnation,  act of God or public  enemy,  or other  casualty  which causes,  for more than thirty (30)  consecutive days and which is not reasonably capable of remedy within such period,  the cessation or substantial  curtailment of revenue  producing  activities at any facility of any Loan Party, if any such event or circumstance  could  reasonably be expected to have a Material  Adverse
Effect; or

          7.14     Any  cessation of a  substantial  part of the business of the
Parent  or any  of its  Subsidiaries,  taken  as a  whole,  for a  period  which materially and adversely affects the ability of such business to be continued on a profitable basis.

          7.15     Any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer  Plan, and, as a result of such  complete  or  partial  withdrawal,  any  Loan  Party  or any of its  ERISA
Affiliates incurs a withdrawal liability in an annual amount exceeding $250,000;
or a  Multiemployer  Plan enters  reorganization  status  under  Section 4241 of
ERISA, and, as a result thereof any Loan Party's or any of its ERISA Affiliates'
annual  contribution  requirements  with  respect  to  such  Multiemployer  Plan increases in an annual amount exceeding $250,000; or

          7.16     Any Termination Event with respect to any Employee Plan shall have  occurred,  and, 30 days after notice  thereof shall have been given to any
Loan Party by any Agent, (i) such Termination  Event (if correctable)  shall not have been  corrected,  and (ii) the then current value of such  Employee  Plan's vested  benefits  exceeds the then  current  value of assets  allocable  to such benefits  in such  Employee  Plan by more than  $250,000  (or,  in the case of a
Termination Event involving  liability under Section 409, 502(i),  502(l),  515,
4062,  4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 of the IRC,
which  liabilities  will not be  aggregated,  the liability is in excess of such amount).

8.        THE LENDER GROUP'S RIGHTS AND REMEDIES.

          8.1      RIGHTS  AND  REMEDIES.  Upon the  occurrence,  and during the continuation,  of an Event of Default,  the Required  Lenders (at their election but without  notice of their  election  and without  demand) may  authorize  and instruct  Agent to do any one or more of the  following  on behalf of the Lender
Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender  Group),  all of which are authorized by Parent and each of the Borrowers:

                   (a)  Declare all or any portion of the  Obligations,  whether evidenced by this Agreement,  by any of the other Loan Documents,  or otherwise, immediately due and payable;

                   (b)  Terminate  this  Agreement  and  any of the  other  Loan
Documents as to any future  liability or  obligation  of the Lender  Group,  but without  affecting  any of the  Agent's  Liens  in the  Collateral  and  without affecting the Obligations; and

                                       34

                   (c)  The  Lender  Group  shall  have  all  other  rights  and remedies available at law or in equity or pursuant to any other Loan Document.

The foregoing to the contrary notwithstanding,  upon the occurrence of any Event of Default  described in SECTION 7.4 or SECTION 7.5, in addition to the remedies set forth  above,  without any notice to Loan Parties or any other Person or any act by the Lender Group and the Obligations then outstanding,  together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable,  without presentment,  demand, protest, or notice of any kind, all of which are expressly waived by Parent and each of the Borrowers.

          8.2      REMEDIES  CUMULATIVE.  The rights and  remedies of the Lender
Group under this Agreement,  the other Loan Documents,  and all other agreements shall be  cumulative.  The Lender Group shall have all other rights and remedies not inconsistent  herewith as provided under the Code, by law, or in equity.  No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the  Lender  Group of any  Event of  Default  shall be deemed a continuing  waiver.  No delay by the Lender  Group  shall  constitute  a waiver, election, or acquiescence by it.

9.        TAXES AND EXPENSES.

                   If any Loan Party or its Subsidiaries  fail to pay any monies
(whether  taxes,  assessments,  insurance  premiums,  or,  in the case of leased properties or assets,  rents or other amounts  payable under such leases) due to third  Persons,  or fails to make any deposits or furnish any required  proof of payment or deposit,  all as required  under the terms of this  Agreement,  then,
Agent, in its sole discretion and without prior notice to any Loan Party, may do any or all of the  following:  (a) make payment of the same or any part thereof, or (b) in the case of the failure to comply with SECTION 5.8 hereof,  obtain and maintain  insurance  policies of the type  described in SECTION 5.8 and take any action with respect to such  policies as Agent deems  prudent.  Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar  payments in the future  or a waiver  by the  Lender  Group of any Event of  Default  under  this
Agreement.  Agent need not inquire as to, or contest the  validity  of, any such expense,  tax,  or Lien and the  receipt  of the usual  official  notice for the payment  thereof shall be conclusive  evidence that the same was validly due and owing.

10.       WAIVERS; INDEMNIFICATION.

          10.1     DEMAND; PROTEST; ETC. Except to the extent expressly provided herein,  Parent and each  Borrower  waives (on  behalf of  themselves  and their respective  Subsidiaries) demand,  protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment,  nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Parent, such
Borrower or any Subsidiary may in any way be liable.

          10.2     THE LENDER GROUP'S LIABILITY FOR COLLATERAL.  Parent and each
Borrower   hereby  agrees  (on  behalf  of  themselves   and  their   respective
Subsidiaries) that: (a) so long as Agent complies with its obligations,  if any, under the Code,  the  Lender  Group  shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral,  (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause,  (iii) any diminution  in the value  thereof,  or (iv) any act or default  of any  carrier, warehouseman,  bailee,  forwarding  agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Loan Parties.

          10.3     INDEMNIFICATION.   Parent  and  each  Borrower,  jointly  and
severally, shall pay, indemnify, defend, and hold the Agent-Related Persons, the
Lender-Related  Persons,  and each Participant  (each, an "INDEMNIFIED  PERSON")
harmless (to the fullest  extent  permitted by law) from and against any and all claims,  demands,  suits,  actions,  investigations,  proceedings,  liabilities, fines, costs, penalties,  and damages, and all reasonable fees and disbursements of attorneys,  experts, or consultants and all other costs and expenses actually

                                       35

incurred in connection  therewith or in connection  with the enforcement of this indemnification  (as and when they are incurred and irrespective of whether suit is brought),  at any time asserted against,  imposed upon, or incurred by any of them (a) in  connection  with or as a result  of or  related  to the  execution,
delivery,   enforcement,   performance,   or   administration   (including   any
restructuring  or workout with  respect  hereto) of this  Agreement,  any of the other Loan Documents, or the transactions  contemplated hereby or thereby or the monitoring  of the Loan  Parties' and their  Subsidiaries'  compliance  with the terms of the Loan Documents, (b) with respect to any investigation,  litigation, or proceeding related to this Agreement,  any other Loan Document, or the use of the  proceeds  of the credit  provided  hereunder  (irrespective  of whether any
Indemnified  Person  is a  party  thereto),  or any  act,  omission,  event,  or circumstance  in any  manner  related  thereto,  and (c) in  connection  with or arising out of any presence or release of Hazardous  Materials at, on, under, to or from any assets or properties  owned,  leased or operated by Parent or any of its Subsidiaries or any  Environmental  Actions,  Environmental  Liabilities and
Costs or Remedial Actions related in any way to any such assets or properties of
Parent  or  any  of its  Subsidiaries  (each  and  all  of  the  foregoing,  the
"INDEMNIFIED  LIABILITIES").  The  foregoing  to the  contrary  notwithstanding,
Parent and the  Borrowers  shall have no obligation  to any  Indemnified  Person under this SECTION 10.3 with respect to any  Indemnified  Liability that a court of competent  jurisdiction  finally  determines  to have resulted from the gross negligence  or  willful  misconduct  of such  Indemnified  Person  or from  such
Indemnified   Person's  breach  of  its  material  obligations  under  the  Loan
Documents.  This provision  shall survive the  termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other  Indemnified  Person with  respect to an  Indemnified  Liability as to which Parent or the Borrowers were required to indemnify the Indemnified  Person receiving such payment,  the Indemnified  Person making such payment is entitled to be  indemnified  and  reimbursed  by Parent and the  Borrowers  with  respect thereto.  WITHOUT  LIMITATION,  THE  FOREGOING  INDEMNITY  SHALL  APPLY  TO EACH
INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED  LIABILITIES WHICH IN WHOLE OR IN
PART ARE  CAUSED  BY OR  ARISE  OUT OF ANY  NEGLIGENT  ACT OR  OMISSION  OF SUCH
INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

11.       NOTICES.

                   Unless otherwise  provided in this Agreement,  all notices or demands by Parent, Borrowers or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid)  shall be personally  delivered or sent by registered or certified mail
(postage prepaid, return receipt requested),  overnight courier, electronic mail
(at such email addresses as Administrative Borrower or Agent, as applicable, may designate to each other in accordance  herewith),  or telefacsimile to Borrowers in care of  Administrative  Borrower  or to  Agent,  as the case may be,  at its address set forth below:

                   If to Administrative     BAIRNCO CORPORATION
                   Borrower:                300 Primera Blvd.
                                            Suite 432
                                            Lake Mary, Florida  32746
                                            Attn:  Chief Executive Officer
                                            Fax No.:  407-875-3398

                   With copies to:          OLSHAN GRUNDMAN FROME ROSENZWEIG &
                                            WOLOSKY LLP
                                            65 East 55th Street
                                            New York , New York 10022-1106
                                            Attn:     Steve Wolosky, Esq.
                                            Fax No.: 212-451-2222

                                       36

                   If to Agent:             ABLECO FINANCE LLC
                                            299 Park Avenue
                                            22nd Floor
                                            New York, New York  10171
                                            Attn:     Daniel E. Wolf
                                            Fax No.: 212-891-1549

                   With copies to:          SCHULTE ROTH & ZABEL LLP
                                            919 Third Avenue
                                            New York, New York  10022
                                            Attn:     Eliot Relles, Esq.
                                            Fax No.: 212-593-5955

                   Agent and Parent and the  Borrowers may change the address at which  they are to  receive  notices  hereunder,  by  notice in  writing  in the foregoing  manner  given to the other  party.  All  notices or  demands  sent in accordance  with this SECTION 11, other than notices by Agent in connection with enforcement  rights  against the  Collateral  under the  provisions of the Code, shall be deemed  received  on the  earlier  of the date of actual  receipt  or 3
Business  Days after the deposit  thereof in the mail.  Parent and each Borrower acknowledges  and agrees (on behalf of themselves and their  Subsidiaries)  that notices sent by the Lender Group in connection  with the exercise of enforcement rights against  Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered,  or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

12.       CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                   (a)  THE  VALIDITY  OF THIS  AGREEMENT  AND  THE  OTHER  LOAN
DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN
RESPECT OF SUCH OTHER LOAN  DOCUMENT),  THE  CONSTRUCTION,  INTERPRETATION,  AND
ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO
WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR
THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF NEW YORK.

                   (b)  THE  PARTIES  AGREE  THAT  ALL  ACTIONS  OR  PROCEEDINGS
ARISING IN CONNECTION  WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE
TRIED AND LITIGATED ONLY IN THE STATE AND TO THE EXTENT  PERMITTED BY APPLICABLE
LAW,  FEDERAL  COURTS  LOCATED  IN THE  COUNTY OF NEW  YORK,  STATE OF NEW YORK;
PROVIDED,  HOWEVER,  THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR
OTHER  PROPERTY  MAY  BE  BROUGHT,  AT  AGENT'S  OPTION,  IN THE  COURTS  OF ANY
JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR
OTHER  PROPERTY MAY BE FOUND.  EACH OF THE PARTIES  HERETO WAIVE,  TO THE EXTENT
PERMITTED  UNDER  APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE
OF FORUM NON  CONVENIENS  OR TO OBJECT TO VENUE TO THE EXTENT ANY  PROCEEDING IS
BROUGHT IN ACCORDANCE WITH THIS SECTION 12(B).

                   (c)  EACH OF THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE
RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT
OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE  TRANSACTIONS  CONTEMPLATED  THEREIN,
INCLUDING  CONTRACT CLAIMS,  TORT CLAIMS,  BREACH OF DUTY CLAIMS,  AND ALL OTHER
COMMON LAW OR STATUTORY  CLAIMS.  EACH OF THE PARTIES HERETO REPRESENT THAT EACH
HAS REVIEWED  THIS WAIVER AND EACH  KNOWINGLY  AND  VOLUNTARILY  WAIVES ITS JURY

                                       37

TRIAL  RIGHTS  FOLLOWING  CONSULTATION  WITH  LEGAL  COUNSEL.  IN THE  EVENT  OF
LITIGATION,  A COPY OF THIS  AGREEMENT  MAY BE FILED AS A WRITTEN  CONSENT  TO A
TRIAL BY THE COURT.

13.       ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

          13.1     ASSIGNMENTS AND PARTICIPATIONS.

                   (a)  Each  Lender  may with the  written  consent  of  Agent, assign to one or more other  lenders or other  entities  all or a portion of its rights and obligations  under this Agreement with respect to all or a portion of its Term Loan Commitment and any Term Loan made by it; PROVIDED,  HOWEVER,  that
(i) such  assignment is in an amount which is at least  $1,000,000 or a multiple of $100,000 in excess  thereof (or the  remainder of such  Lender's  Commitment)
(except such minimum  amount shall not apply to an assignment by a Lender to (x)
a Lender,  an Affiliate of such Lender or a Related Fund of such Lender or (y) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate  amount to be assigned to all such new Lenders is at least $1,000,000 or a multiple of $100,000 in excess thereof),  (ii) the parties to each  such  assignment  shall  execute  and  deliver  to the  Agent,  for its acceptance,  an Assignment and  Acceptance,  together with any  promissory  note subject to such assignment and such parties shall deliver to the Agent,  for the benefit of the Agent,  a processing  and  recordation  fee of $3,500 (except the payment of such fee shall not be required in connection  with an assignment by a
Lender to a  Lender,  an  Affiliate  of such  Lender  or a Related  Fund of such
Lender)  and (iii) no written  consent of the Agent  shall be  required  if such assignment is in connection with any merger,  consolidation,  sale, transfer, or other  disposition  of all or any  substantial  portion of the  business or loan portfolio of such Lender. Upon such execution, delivery and acceptance, from and after the effective date  specified in each  Assignment  and  Acceptance,  which effective  date shall be at least 3 Business Days after the delivery  thereof to the  Agent  (or such  shorter  period as shall be agreed to by the Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender"
hereunder  and, in addition to the rights and  obligations  hereunder held by it immediately  prior to such  effective  date,  have the  rights  and  obligations hereunder  that  have  been  assigned  to it  pursuant  to such  Assignment  and
Acceptance and (B) the assigning  Lender  thereunder  shall,  to the extent that rights and  obligations  hereunder  have been  assigned  by it  pursuant to such
Assignment  and  Acceptance,  relinquish  its  rights and be  released  from its obligations  under  this  Agreement  (and,  in the  case  of an  Assignment  and
Acceptance covering all or the remaining portion of an assigning Lender's rights and  obligations  under this  Agreement,  such Lender  shall cease to be a party hereto).

                   (b)  By  executing   and   delivering   an   Assignment   and
Acceptance,  the  assigning  Lender and the assignee  thereunder  confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such  Assignment  and  Acceptance,  the  assigning  Lender  makes no representation  or warranty  and assumes no  responsibility  with respect to any statements,  warranties or  representations  made in or in connection  with this
Agreement  or any other Loan  Document  or the  execution,  legality,  validity, enforceability, genuineness, sufficiency or value of this Agreement or any other
Loan Document  furnished  pursuant  hereto;  (ii) the assigning  Lender makes no representation  or warranty  and assumes no  responsibility  with respect to the financial  condition  of any  Loan  Party  or any  of  its  Subsidiaries  or the
performance or observance by any Loan Party of any of its obligations under this
Agreement  or any other Loan  Document  furnished  pursuant  hereto;  (iii) such assignee  confirms  that it has received a copy of this  Agreement and the other
Loan Documents, together with such other documents and information it has deemed appropriate  to make its own credit  analysis  and  decision  to enter into such
Assignment and Acceptance;  (iv) such assignee will,  independently  and without reliance  upon the assigning  Lender,  any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time,  continue to make its own  credit  decisions  in  taking  or not  taking  action  under  this
Agreement  and  the  other  Loan  Documents;  (v)  such  assignee  appoints  and authorizes  the Agent to take such action as agent on its behalf and to exercise such powers under this  Agreement and the other Loan  Documents as are delegated to the Agent by the terms hereof and thereof,  together  with such powers as are reasonably  incidental hereto and thereto; and (vi) such assignee agrees that it

                                       38

will perform in accordance with their terms all of the obligations  which by the terms  of this  Agreement  and the  other  Loan  Documents  are  required  to be performed by it as a Lender.

                   (c)  The Agent  shall,  acting  solely for this  purpose as a non-fiduciary agent of the Borrowers, maintain, or cause to be maintained at the
Payment  Office,  a copy of each  Assignment  and  Acceptance  delivered  to and accepted by it and a register (the  "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Term Loan (and stated interest  thereon) (the  "REGISTERED  LOANS") owing to each Lender from time to time.  The entries in the Register  shall be conclusive and binding for all purposes,  absent  manifest  error,  and the Borrowers,  the
Agent and the  Lenders  may treat  each  Person  whose name is  recorded  in the
Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Administrative  Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall use commercially reasonable efforts to notify the Administrative Borrower, within five (5) days prior to the  effectiveness of an Assignment and Acceptance
(except in connection  with an assignment by a Lender to a Lender,  an Affiliate of such Lender or a Related Fund of such Lender in which case no notice shall be given), of the identity of such assignee and the Term Loan amount being assigned
(it being understood and agreed that the failure by Agent to give such notice to
Administrative  Borrower shall not affect Agent's and Lenders' rights  hereunder or Borrowers' obligations hereunder).

                   (d)  Upon receipt by the Agent of a completed  Assignment and
Acceptance and the processing  and  recordation  fee, and subject to any consent required from the Agent,  the Agent shall accept such  assignment and record the information contained therein in the Register.

                   (e)  A  Registered  Loan (and the  registered  note,  if any, evidencing  the  same)  may be  assigned  or sold in  whole  or in part  only by registration  of such  assignment or sale on the Register  (and each  registered note shall expressly so provide).  Any assignment or sale of all or part of such
Registered  Loan (and the registered  note, if any,  evidencing the same) may be effected  only by  registration  of  such  assignment  or sale on the  Register, together with the surrender of the registered note, if any,  evidencing the same duly endorsed by (or  accompanied by a written  instrument of assignment or sale duly executed by) the holder of such registered note, whereupon,  at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same  aggregate  principal  amount  shall  be  issued  to the  designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any,  evidencing the same), the
Agent  shall  treat the  Person  in whose  name  such  Registered  Loan (and the registered  note, if any,  evidencing the same) is registered on the Register as
the  owner  thereof  for  the  purpose  of  receiving   all  payments   thereon,
notwithstanding notice to the contrary.

                   (f)  In the event that any Lender sells  participations  in a
Registered  Loan, such Lender shall,  acting for this purpose as a non-fiduciary agent of the  Borrowers,  maintain a register on which it enters the name of all participants  in the Registered  Loans held by it and the principal  amount (and stated  interest  thereon)  of the  portion of the  Registered  Loan that is the subject of the  participation  (the "PARTICIPANT  REGISTER").  A Registered Loan
(and the registered  note, if any,  evidencing the same) may be  participated in whole or in part only by registration of such  participation  on the Participant
Register  (and  each   registered   note  shall   expressly  so  provide).   Any
participation  of  such  Registered  Loan  (and  the  registered  note,  if any, evidencing  the  same)  may  be  effected  only  by  the  registration  of  such participation  on the Participant  Register.  The Participant  Register shall be available for  inspection by the  Administrative  Borrower and any Lender at any
reasonable time and from time to time upon reasonable prior notice.

                   (g)  Any  Non-U.S.  Lender who  purchases  or is  assigned or participates  in any portion of such  Registered  Loan shall comply with SECTION
16.

                   (h)  Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations  under this Agreement and the other Loan Documents (including,  without limitation, all or a portion of its  Commitments  and the  portion of the Term Loan made by it);
PROVIDED,  that (i) such Lender's  obligations  under this Agreement  (including

                                       39

without  limitation,  its  Commitments  hereunder)  and the other Loan Documents shall remain unchanged;  (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agent and the other Lenders shall  continue to deal solely and directly with such Lender in connection with such Lender's  rights and obligations  under this
Agreement and the other Loan  Documents;  and (iii) a  participant  shall not be entitled  to require  such  Lender to take or omit to take any action  hereunder except (A) action  directly  effecting an  extension  of the  maturity  dates or decrease in the principal amount of the Term Loan, (B) action directly effecting an extension  of the due dates or a decrease in the rate of interest  payable on the Term Loan or the fees payable under this Agreement,  or (C) actions directly effecting a release of all or a  substantial  portion of the  Collateral  or any
Loan  Party  (except  as set  forth  in of  this  Agreement  or any  other  Loan
Document). The Loan Parties agree that each participant shall be entitled to the benefits of SECTION 2.11 and SECTION 15.11 of this Agreement with respect to its participation in any portion of the Commitments and the Term Loan as if it was a
Lender.

          13.2     SUCCESSORS.  This  Agreement  shall  bind  and  inure  to the benefit  of the  respective  successors  and  assigns  of each  of the  parties;
PROVIDED,  HOWEVER,  that no Loan Party may assign  this  Agreement  or any Loan
Document or any rights or duties  hereunder or  thereunder  without the Lenders'
prior written consent and any prohibited  assignment shall be absolutely void AB
INITIO.  No consent to  assignment  by the Lenders  shall release any Loan Party from its  Obligations.  A Lender may assign  this  Agreement  and the other Loan
Documents and its rights and duties hereunder and thereunder pursuant to SECTION
13.1  hereof  and no  consent  or  approval  by any Loan  Party is  required  in connection with any such assignment.

14.       AMENDMENTS; WAIVERS.

          14.1     AMENDMENTS  AND  WAIVERS.  No  amendment  or  waiver  of  any provision  of this  Agreement  or any other Loan  Document,  and no consent with respect to any departure by any Loan Party therefrom,  shall be effective unless the same shall be in writing and signed by the Required  Lenders (or by Agent at the written  request of the Required  Lenders) and  Administrative  Borrower (on
behalf  of all  Loan  Parties)  and then any such  waiver  or  consent  shall be effective,  but only in the specific  instance and for the specific  purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall do any of the following:

                   (a)  increase the amount or extend the expiration date of any
Commitment  of any Lender  without the written  consent of each Lender  directly affected thereby,

                   (b)  postpone  or delay any date fixed by this  Agreement  or any other Loan Document for any payment of principal,  interest,  fees, or other amounts  due  hereunder  or under any other Loan  Document  without  the written consent of each Lender directly affected thereby,

                   (c)  forgive the principal of, or reduce the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable  hereunder or under any other Loan Document  without the written consent of each Lender directly affected thereby,

                   (d)  amend or modify the Pro Rata Share that is  required  to take any action hereunder without the written consent of each Lender,

                   (e)  amend or modify this  Section or any  provision  of this
Agreement  providing  for  consent or other  action by all  Lenders  without the written consent of each Lender,

                   (f)  other  than  as  permitted  by  SECTION  15.11,  release
Agent's Lien in and to any of the Collateral without the written consent of each
Lender,

                   (g)  amend or modify the definition of "Required  Lenders" or
"Pro Rata Share" without the written consent of each Lender,

                                       40

                   (h)  contractually  subordinate  any  of  the  Agent's  Liens without the written consent of each Lender,

                   (i)  other  than in  connection  with a merger,  liquidation, dissolution  or sale of such Person  expressly  permitted by the terms hereof or the other Loan Documents, release (A) a Borrower or (B) all or substantially all of the  Guarantors  from any  obligation for the payment of money under the Loan
Documents, in each case without the written consent of each Lender,

                   (j)  amend any of the provisions of SECTION 2.3(B)(I) OR (II)
without the written consent of each Lender,

                   (k)  amend or modify the definitions of Term Loan Amount,  or amend or modify SECTION 2.1 without the written consent of each Lender, or

                   (l)  amend,  modify,  or waive any  provision  of  SECTION 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent.

and,  PROVIDED  FURTHER,  HOWEVER,  that no amendment,  waiver or consent shall, unless in  writing  and  signed by Agent,  affect  the rights or duties of Agent under this Agreement or any other Loan Document. The foregoing  notwithstanding, any amendment,  modification,  waiver, consent,  termination,  or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves,  and that does not affect the rights or obligations of the Loan Parties, shall not require consent by or the agreement of Parent or any Borrower.

          14.2     REPLACEMENT OF HOLDOUT LENDER.

                   (a)  If any action to be taken by the  Lender  Group or Agent hereunder  requires the unanimous  consent,  authorization,  or agreement of all
Lenders,   and  a  Lender   ("HOLDOUT   LENDER")  fails  to  give  its  consent,
authorization,  or  agreement,  then Agent,  upon at least 5 Business Days prior irrevocable  notice to the Holdout Lender,  may permanently  replace the Holdout
Lender with one or more substitute Lenders (each, a "REPLACEMENT  LENDER"),  and the Holdout Lender shall have no right to refuse to be replaced hereunder.  Such notice to replace the Holdout  Lender shall  specify an effective  date for such replacement,  which date shall not be later than 15 Business Days after the date such notice is given.

                   (b)  Prior to the  effective  date of such  replacement,  the
Holdout  Lender  and each  Replacement  Lender  shall  execute  and  deliver  an
Assignment and  Acceptance,  subject only to the Holdout Lender being repaid its share of the outstanding  Obligations without any premium or penalty of any kind whatsoever.  If the Holdout  Lender  shall refuse or fail to execute and deliver any  such  Assignment  and  Acceptance  prior  to the  effective  date  of  such replacement,  the Holdout  Lender shall be deemed to have executed and delivered such Assignment and  Acceptance.  The replacement of any Holdout Lender shall be made in accordance with the terms of SECTION 13.1.

          14.3     NO WAIVERS;  CUMULATIVE REMEDIES.  No failure by Agent or any
Lender to exercise  any right,  remedy,  or option  under this  Agreement or any other Loan  Document,  or delay by Agent or any Lender in  exercising  the same, will  operate  as a waiver  thereof.  No waiver by Agent or any  Lender  will be effective  unless it is in  writing,  and then only to the  extent  specifically stated.  No  waiver  by Agent or any  Lender  on any  occasion  shall  affect or
diminish  Agent's  and  each  Lender's  rights   thereafter  to  require  strict
performance  by  Parent  and  each of the  Borrowers  of any  provision  of this
Agreement.  Agent's and each Lender's  rights under this Agreement and the other
Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

                                       41

15.       AGENT; THE LENDER GROUP.

          15.1     APPOINTMENT AND  AUTHORIZATION  OF AGENT.  Each Lender hereby designates and appoints  Ableco as its  representative  under this Agreement and the other Loan Documents and each Lender hereby irrevocably  authorizes Agent to execute and deliver  each of the other Loan  Documents on its behalf and to take such other action on its behalf under the  provisions of this Agreement and each other Loan  Document and to exercise  such powers and perform such duties as are expressly  delegated  to Agent by the terms of this  Agreement or any other Loan
Document,  together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express  conditions  contained  in this SECTION 15.
The  provisions  of this  SECTION 15 are solely for the benefit of Agent and the
Lenders,  and Parent and each of the Borrowers and their Subsidiaries shall have no  rights  as a third  party  beneficiary  of any of the  provisions  contained herein. Any provision to the contrary  contained  elsewhere in this Agreement or in any other Loan Document  notwithstanding,  Agent shall not have any duties or responsibilities,  except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary  relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this  Agreement  or any other  Loan  Document  or  otherwise  exist against Agent; it being expressly understood and agreed that the use of the word
"Agent" is for convenience only, that Ableco is merely the representative of the
Lenders,  and only has the  contractual  duties  set  forth  herein.  Except  as expressly otherwise provided in this Agreement, Agent shall have and may use its sole  discretion  with respect to exercising or refraining  from  exercising any discretionary  rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this  Agreement and the other Loan Documents.  Without limiting the generality of the foregoing,  or of any other  provision of the Loan Documents that provides  rights or powers to
Agent,  Lenders  agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain,  in accordance with its customary business practices, ledgers and records reflecting the status of the  Obligations,  the  Collateral,  the  Collections of the Loan Parties and
their  Subsidiaries,  and  related  matters,  (b)  execute  or file  any and all financing or similar statements or notices, amendments,  renewals,  supplements, documents,  instruments,  proofs of claim,  notices and other written agreements with  respect to the Loan  Documents,  (c) make the Term Loan,  for itself or on behalf of Lenders as provided in the Loan Documents,  (d)  exclusively  receive, apply, and distribute the Collections of the Loan Parties and their Subsidiaries as provided in the Loan Documents,  (e) open and maintain such bank accounts and cash  management  arrangements  as Agent  deems  necessary  and  appropriate  in accordance  with the Loan  Documents for the foregoing  purposes with respect to the Collateral and the  Collections of the Loan Parties and their  Subsidiaries,
(f) perform,  exercise, and enforce any and all other rights and remedies of the
Lender  Group  with  respect  to the Loan  Parties  or their  Subsidiaries,  the
Obligations,  the  Collateral,  the  Collections  of the Loan  Parties and their
Subsidiaries,  or  otherwise  related  to any of same as  provided  in the  Loan
Documents,  and (g) incur and pay such Lender  Group  Expenses as Agent may deem necessary or appropriate  for the  performance  and fulfillment of its functions and powers pursuant to the Loan Documents.

          15.2     DELEGATION  OF DUTIES.  Agent may  execute  any of its duties under this Agreement or any other Loan Document by or through agents,  employees or attorneys in fact and shall be entitled to advice of counsel  concerning  all matters  pertaining  to such  duties.  Agent  shall not be  responsible  for the negligence  or  misconduct  of any agent or  attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

          15.3     LIABILITY OF AGENT.  None of the Agent Related  Persons shall
(a) be liable for any  action  taken or omitted to be taken by any of them under or in  connection  with  this  Agreement  or  any  other  Loan  Document  or the transactions contemplated hereby (except for its own gross negligence or willful misconduct),  or (b) be  responsible in any manner to any of the Lenders for any recital, statement,  representation or warranty made by any Loan Party or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan  Document,  or in any  certificate,  report, statement or other document referred to or provided for in, or received by Agent under or in connection  with, this Agreement or any other Loan Document,  or the validity,  effectiveness,  genuineness,  enforceability  or  sufficiency of this
Agreement  or any other Loan  Document,  or for any failure of any Loan Party or its  Subsidiaries  or any  other  party  to any Loan  Document  to  perform  its

                                       42

obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation  to any Lender to  ascertain  or to inquire as to the  observance  or performance  of any of the  agreements  contained  in, or  conditions  of,  this
Agreement  or any other Loan  Document,  or to inspect  the books and records or properties of any of the Loan Parties or their Subsidiaries.

          15.4     RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing,  resolution,  notice,  consent, certificate,  affidavit,  letter,  telegram,  telefacsimile  or other electronic method of transmission,  telex or telephone message, statement or other document or  conversation  believed  by it to be  genuine  and  correct  and to have been signed,  sent,  or made by the proper  Person or  Persons,  and upon  advice and statements of legal counsel (including counsel to the Loan Parties or counsel to any Lender),  independent accountants and other experts selected by Agent. Agent shall be fully  justified  in failing or refusing to take any action  under this
Agreement  or any other Loan  Document  unless  Agent shall first  receive  such advice or  concurrence  of the  Lenders as it deems  appropriate  and until such instructions are received,  Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction  by the Lenders  against any and all liability and expense that may be incurred  by it by reason of taking or  continuing  to take any such  action.
Agent shall in all cases be fully  protected in acting,  or in  refraining  from acting,  under this  Agreement or any other Loan Document in  accordance  with a request or consent of the  requisite  Lenders  and such  request  and any action taken or  failure  to act  pursuant  thereto  shall be  binding  upon all of the
Lenders.

          15.5     NOTICE OF DEFAULT  OR EVENT OF  DEFAULT.  Agent  shall not be deemed to have  knowledge or notice of the occurrence of any Default or Event of
Default, except with respect to defaults in the payment of principal,  interest, fees,  and expenses  required to be paid to Agent for the account of the Lenders and,  except  with  respect  to  Events of  Default  of which  Agent has  actual knowledge,  unless  Agent shall have  received  written  notice from a Lender or
Administrative Borrower referring to this Agreement,  describing such Default or
Event of Default,  and stating that such notice is a "notice of default."  Agent promptly  will  notify the  Lenders of its  receipt of any such notice or of any
Event of Default  of which  Agent has actual  knowledge.  If any Lender  obtains actual knowledge of any Event of Default,  such Lender promptly shall notify the other  Lenders and Agent of such Event of Default.  Each Lender  shall be solely responsible  for giving  any  notices to its  participants,  if any.  Subject to
SECTION 15.4, Agent shall take such action with respect to such Default or Event of Default as may be  requested  by the  Required  Lenders  in  accordance  with
SECTION 8; PROVIDED,  HOWEVER, that unless and until Agent has received any such request,  Agent may (but shall not be obligated to) take such action, or refrain from taking such action,  with respect to such Default or Event of Default as it shall deem advisable.

          15.6     CREDIT DECISION.  Each Lender  acknowledges  that none of the
Agent Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken,  including any review of the affairs of the Loan
Parties and their Subsidiaries or Affiliates,  shall be deemed to constitute any representation  or warranty  by any  Agent-Related  Person to any  Lender.  Each
Lender represents to Agent that it has,  independently and without reliance upon any  Agent-Related  Person and based on such documents and information as it has deemed  appropriate,  made  its own  appraisal  of and  investigation  into  the business,  prospects,  operations,  property,  financial and other condition and creditworthiness  of the  Loan  Parties  or any  other  Person  party  to a Loan
Document,  and all applicable bank regulatory laws relating to the  transactions contemplated  hereby, and made its own decision to enter into this Agreement and to  extend  credit to  Borrowers.  Each  Lender  also  represents  that it will, independently  and without reliance upon any  Agent-Related  Person and based on such  documents  and  information  as it shall  deem  appropriate  at the  time, continue to make its own credit analysis,  appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such  investigations  as it deems necessary to inform itself as to the business,
prospects,   operations,   property,   financial   and   other   condition   and
creditworthiness  of the  Loan  Parties  or any  other  Person  party  to a Loan
Document.  Except for notices,  reports,  and other documents  expressly  herein required to be furnished to the Lenders by Agent,  Agent shall not have any duty or  responsibility  to provide any Lender  with any credit or other  information concerning the business,  prospects,  operations,  property, financial and other

                                       43

condition or creditworthiness of the Loan Parties or any other Person party to a
Loan  Document  that may come into the  possession  of any of the Agent  Related
Persons.

          15.7     COSTS AND EXPENSES; INDEMNIFICATION.  Agent may incur and pay
Lender  Group  Expenses  to the  extent  Agent  reasonably  deems  necessary  or appropriate for the performance  and fulfillment of its functions,  powers,  and obligations  pursuant to the Loan Documents,  including  court costs,  attorneys fees and  expenses,  fees  and  expenses  of  financial  accountants,  advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the  Collateral,  whether or not any Loan Party is obligated to reimburse  Agent or Lenders  for such  expenses  pursuant to this  Agreement  or otherwise.  Agent is  authorized  and  directed to deduct and retain  sufficient amounts from the Collections of the Loan Parties and their Subsidiaries received by Agent to reimburse Agent for such  out-of-pocket  costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and  expenses  by the Loan  Parties or their  Subsidiaries,  each
Lender  hereby  agrees  that it is and shall be  obligated  to pay to Agent such
Lender's Pro Rata Share thereof.  Whether or not the  transactions  contemplated
hereby  are   consummated,   the  Lenders  shall   indemnify   upon  demand  the
Agent-Related  Persons (to the extent not reimbursed by or on behalf of the Loan
Parties and  without  limiting  the  obligation  of the Loan  Parties to do so), according  to their Pro Rata  Shares,  from and against any and all  Indemnified
Liabilities;  PROVIDED,  HOWEVER, that no Lender shall be liable for the payment to any  Agent-Related  Person of any  portion  of such  Indemnified  Liabilities resulting solely from such Person's gross  negligence or willful  misconduct nor shall any Lender be liable for the  obligations of any Lender in failing to make its portion of the Term Loan or any other extension of credit hereunder. Without limitation of the foregoing,  each Lender shall  reimburse Agent upon demand for such Lender's Pro Rata Share of any costs or out of pocket  expenses  (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by
Agent in connection with the preparation,  execution, delivery,  administration, modification,  amendment,  or enforcement (whether through  negotiations,  legal proceedings  or  otherwise)  of,  or  legal  advice  in  respect  of  rights  or responsibilities under, this Agreement, any other Loan Document, or any document contemplated  by or  referred  to  herein,  to  the  extent  that  Agent  is not reimbursed  for  such  expenses  by  or on  behalf  of  the  Loan  Parties.  The undertaking  in this  Section  shall  survive  the  payment  of all  Obligations hereunder and the resignation or replacement of Agent.

          15.8     AGENT IN INDIVIDUAL  CAPACITY.  Ableco and its Affiliates may
make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial  advisory,  underwriting,  or other business with the Loan Parties and their  Subsidiaries  and  Affiliates  and any  other  Person  party  to any Loan
Documents as though Ableco were not Agent hereunder,  and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Ableco or its
Affiliates  may  receive  information   regarding  the  Loan  Parties  or  their
Affiliates  or any other Person party to any Loan  Documents  that is subject to confidentiality  obligations  in favor of the Loan  Parties or such other Person and that prohibit the  disclosure of such  information  to the Lenders,  and the
Lenders  acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations,  which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information  to them.  The terms  "Lender" and "Lenders"  include  Ableco in its individual capacity.

          15.9     SUCCESSOR  AGENT.  Agent  may  resign  as Agent  upon 45 days notice to the Lenders (unless such notice is waived by the Required Lenders). If
Agent  resigns  under this  Agreement,  the  Required  Lenders  shall  appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint,  after consulting with the Lenders, a successor Agent. If Agent has materially  breached or failed to perform any material  provision of this  Agreement or of applicable  law, the
Required  Lenders  may agree in  writing  to remove  and  replace  Agent  with a successor Agent from among the Lenders.  In any such event,  upon the acceptance of its  appointment as successor  Agent  hereunder,  such successor  Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term
"Agent" shall mean such successor  Agent and the retiring  Agent's  appointment, powers,  and duties as Agent shall be  terminated.  After any  retiring  Agent's resignation hereunder as Agent, the provisions of this SECTION 15 shall inure to

                                       44

its  benefit as to any  actions  taken or omitted to be taken by it while it was
Agent under this Agreement.  If no successor  Agent has accepted  appointment as
Agent by the date  which is 45 days  following  a  retiring  Agent's  notice  of resignation,  the retiring  Agent's  resignation  shall  nevertheless  thereupon become  effective  and the  Lenders  shall  perform  all of the  duties of Agent hereunder  until such time, if any, as the Lenders  appoint a successor Agent as provided for above.

          15.10    LENDER IN INDIVIDUAL CAPACITY.  Any Lender and its respective
Affiliates  and Related Funds may make loans to, issue letters of credit for the account of, accept  deposits  from,  acquire  equity  interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Loan Parties and their  Subsidiaries  and  Affiliates  and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group.
The other  members  of the  Lender  Group  acknowledge  that,  pursuant  to such activities,  such Lender and its  respective  Affiliates  and Related  Funds may receive information  regarding the Loan Parties or their Affiliates or any other
Person  party  to  any  Loan  Documents  that  is  subject  to   confidentiality
obligations  in favor of the Loan Parties or such other Person and that prohibit the disclosure of such information to the Lenders,  and the Lenders  acknowledge
that,  in  such   circumstances  (and  in  the  absence  of  a  waiver  of  such confidentiality  obligations,  which waiver such Lender will use its  reasonable best  efforts to  obtain),  such  Lender  shall not be under any  obligation  to provide such information to them.

          15.11    COLLATERAL MATTERS.

                   (a)  The Lenders hereby  irrevocably  authorize Agent, at its option and in its sole  discretion,  to release any Lien on any  Collateral  (i)
upon payment and satisfaction in full by Loan Parties of all  Obligations,  (ii)
constituting  property  being sold or  disposed  of if a release is  required or desirable in connection  therewith and if Administrative  Borrower  certifies to
Agent  that the sale or  disposition  is  permitted  under  SECTION  6.4 of this
Agreement or the other Loan  Documents (and Agent may rely  conclusively  on any such certificate, without further inquiry), (iii) constituting property in which no Loan Party or its  Subsidiaries  owned any  interest  at the time the Agent's
Lien was  granted  nor at any time  thereafter,  or (iv)  constituting  property leased to a Loan Party or its Subsidiaries  under a lease that has expired or is terminated in a transaction  permitted under this Agreement.  Except as provided above,  Agent  will  not  execute  and  deliver  a  release  of any  Lien on any
Collateral  without the prior written  authorization of (y) if the release is of all or  substantially  all  of  the  Collateral,  all  of  the  Lenders,  or (z)
otherwise,  the  Required  Lenders.  Upon  request  by Agent  or  Administrative
Borrower at any time, the Lenders will confirm in writing  Agent's  authority to release any such Liens on particular  types or items of  Collateral  pursuant to this SECTION 15.11;  PROVIDED,  HOWEVER, that (1) Agent shall not be required to execute any  document  necessary  to  evidence  such  release on terms that,  in
Agent's  opinion,  would expose Agent to liability or create any  obligation  or entail any  consequence  other than the release of such Lien  without  recourse, representation,  or  warranty,  and (2) such  release  shall  not in any  manner discharge,  affect,  or impair the  Obligations  or any Liens  (other than those expressly  being  released) upon (or  obligations of Loan Parties in respect of)
all interests retained by Loan Parties, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                   (b)  Agent shall have no obligation  whatsoever to any of the
Lenders  to assure  that the  Collateral  exists or is owned by Loan  Parties or their  Subsidiaries  or  is  cared  for,  protected,  or  insured  or  has  been encumbered,  or that the Agent's  Liens have been  properly or  sufficiently  or lawfully  created,  perfected,  protected,  or enforced  or are  entitled to any particular priority,  or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising,  any of the rights,  authorities and powers granted or available to Agent pursuant to any of the Loan  Documents,  it being  understood  and  agreed  that in  respect of the
Collateral, or any act, omission, or event related thereto, subject to the terms and  conditions  contained  herein,  Agent  may act in any  manner  it may  deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability  whatsoever  to any  Lender  as to any of  the  foregoing,  except  as otherwise provided herein.

                                       45

          15.12    RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

                   (a)  Each of the Lenders  agrees  that it shall not,  without the express  written  consent of Agent,  and that it shall,  to the extent it is lawfully  entitled to do so, upon the written request of Agent,  set off against the  Obligations,  any  amounts  owing by such  Lender to any Loan  Party or its
Subsidiaries or any deposit  accounts of any Loan Party or its  Subsidiaries now or hereafter  maintained  with such Lender.  Each of the Lenders  further agrees that it shall not, unless  specifically  requested to do so in writing by Agent, take or cause to be taken any action,  including,  the commencement of any legal or equitable  proceedings to enforce any Loan Document  against the Loan Parties or  Guarantors  or to foreclose  any Lien on, or otherwise  enforce any security interest in, any of the Collateral.

                   (b)  If, at any time or times any Lender shall receive (i) by payment,  foreclosure,  setoff, or otherwise,  any proceeds of Collateral or any payments  with  respect  to the  Obligations,  except for any such  proceeds  or payments  received  by such  Lender  from  Agent  pursuant  to the terms of this
Agreement, or (ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to  Agent,  in kind,  and with  such  endorsements  as may be  required  to negotiate the same to Agent, or in immediately  available  funds, as applicable, for the account of all of the Lenders and for  application to the Obligations in accordance with the applicable  provisions of this  Agreement,  or (B) purchase, without  recourse or warranty,  an undivided  interest and  participation in the
Obligations owed to the other Lenders so that such excess payment received shall be  applied  ratably  as among the  Lenders  in  accordance  with their Pro Rata
Shares; provided,  however, that to the extent that such excess payment received by the  purchasing  party is thereafter  recovered  from it, those  purchases of participations  shall be rescinded in whole or in part, as  applicable,  and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection  with the recovery of the excess payment.

          15.13    AGENCY  FOR  PERFECTION.  Agent  hereby  appoints  each other
Lender as its agent (and each Lender hereby  accepts such  appointment)  for the purpose of  perfecting  the Agent's Liens in assets  which,  in accordance  with
Article 8 or  Article 9, as  applicable,  of the Code can be  perfected  only by possession  or control.  Should any Lender  obtain  possession or control of any such  Collateral,  such Lender shall notify Agent  thereof,  and,  promptly upon
Agent's request therefor shall deliver  possession or control of such Collateral to Agent or in accordance with Agent's instructions.

          15.14    PAYMENTS BY AGENT TO THE LENDERS.  All payments to be made by
Agent  to the  Lenders  shall  be made  by bank  wire  transfer  of  immediately available  funds pursuant to such wire transfer  instructions  as each party may designate  for itself by written  notice to Agent.  Concurrently  with each such payment,  Agent shall  identify  whether such  payment (or any portion  thereof)
represents principal, premium, fees, or interest of the Obligations.

          15.15    CONCERNING THE COLLATERAL  AND RELATED LOAN  DOCUMENTS.  Each
member of the  Lender  Group  authorizes  and  directs  Agent to enter into this
Agreement and the other Loan  Documents.  Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

          15.16    FIELD  AUDITS  AND  EXAMINATION   REPORTS;   CONFIDENTIALITY;
DISCLAIMERS BY LENDERS;  OTHER REPORTS AND  INFORMATION.  By becoming a party to this Agreement, each Lender:

                   (a)  is deemed to have  requested  that  Agent  furnish  such
Lender,  promptly  after it becomes  available,  a copy of each  field  audit or examination  report  respecting  Loan  Parties  or  their  Subsidiaries  (each a
"REPORT" and  collectively,  "REPORTS")  prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

                                       46

                   (b)  expressly  agrees and  acknowledges  that Agent does not
(i) make any  representation  or warranty as to the accuracy of any Report,  and
(ii) shall not be liable for any information contained in any Report,

                   (c)  expressly agrees and  acknowledges  that the Reports are not comprehensive  audits or examinations,  that Agent or other party performing any audit or examination will inspect only specific  information  regarding Loan
Parties or their Subsidiaries and will rely significantly upon the Loan Parties'
and their  Subsidiaries' books and records, as well as on representations of the
Loan Parties' personnel,

                   (d)  agrees  to  keep  all   Reports   and  other   material,
non-public  information  regarding Loan Parties and their Subsidiaries and their
operations,   assets,  and  existing  and  contemplated   business  plans  in  a
confidential manner in accordance with SECTION 17.8, and

                   (e)  without   limiting   the   generality   of   any   other
indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such  other  Lender  preparing  a Report  harmless  from any  action the indemnifying  Lender may take or fail to take or any conclusion the indemnifying
Lender may reach or draw from any Report in  connection  with any loans or other credit  accommodations that the indemnifying Lender has made or may make to Loan
Parties,  or the  indemnifying  Lender's  participation  in, or the indemnifying
Lender's  purchase  of,  a loan or loans  of Loan  Parties;  and (ii) to pay and protect,  and  indemnify,  defend  and hold  Agent,  and any such  other  Lender preparing a Report harmless from and against, the claims, actions,  proceedings, damages,  costs,  expenses,  and other amounts  (including,  attorneys  fees and costs)  incurred  by Agent and any such other  Lender  preparing a Report as the direct or indirect  result of any third  parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the  foregoing:  (x) any Lender may from time to time  request of
Agent in  writing  that  Agent  provide  to such  Lender a copy of any report or document  provided by Loan Parties or their  Subsidiaries  to Agent that has not been  contemporaneously  provided by Loan Parties or their  Subsidiaries to such
Lender,  and, upon receipt of such request,  Agent promptly shall provide a copy of same to such  Lender,  (y) to the extent  that Agent is  entitled,  under any provision of the Loan Documents,  to request  additional  reports or information from Loan  Parties or their  Subsidiaries,  any Lender  may,  from time to time, reasonably  request  Agent to exercise  such right as specified in such Lender's notice to Agent,  whereupon  Agent  promptly  shall  request  of  Administrative
Borrower the  additional  reports or  information  reasonably  specified by such
Lender, and, upon receipt thereof from Administrative  Borrower,  Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Administrative  Borrower a statement regarding the Loan Account,  Agent shall send a copy of such statement to each Lender.

          15.17    SEVERAL  OBLIGATIONS;  NO  LIABILITY.   Notwithstanding  that
certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such,  and not by or in favor of the Lenders,  any and all  obligations on the part of Agent (if any) to make any credit  available  hereunder  shall  constitute  the  several  (and  not  joint)
obligations  of the respective  Lenders on a ratable  basis,  according to their respective  Commitments,  to make an amount of such  credit  not to  exceed,  in principal amount,  at any one time  outstanding,  the amount of their respective
Commitments.  Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability  for, or in respect of, the business, assets,  profits,  losses, or liabilities of any other Lender. Each Lender shall be solely  responsible for notifying its participants of any matters relating to the Loan Documents to the extent any such notice may be required,  and no Lender shall have any  obligation,  duty, or liability to any  participant of any other
Lender.  Except as provided in SECTION 15.7, no member of the Lender Group shall have any  liability  for the acts of any other  member of the Lender  Group.  No
Lender  shall be  responsible  to any Loan  Party or any  other  Person  for any failure by any other Lender to fulfill its obligations to make credit  available hereunder,  nor to  advance  for it or on its  behalf  in  connection  with  its
Commitment,  nor to  take  any  other  action  on  its  behalf  hereunder  or in connection with the financing contemplated herein.

                                       47

          15.18    QUEBEC SECURITY DOCUMENTS.

          For greater  certainty,  and without  limiting the powers of Agent, or any other Person  acting as an agent or mandatary  for Agent  hereunder or under any other Loan Documents, each Loan Party hereby acknowledges that, for purposes of holding  any  hypothecs  and  security  granted  by a Loan Party on  property pursuant to the laws of the Province of Quebec to secure  obligations  of a Loan
Party under any  debenture  or bond  issued by a Loan Party,  Agent shall be the holder of an  irrevocable  power of  attorney  (FONDE DE  POUVOIR)  (within  the meaning of the CIVIL CODE OF QUEBEC) for the Lender Group (which  includes  each
Lender and Agent), including without limitation,  all present and future Lenders and any  Affiliate  of a Lender,  and in  particular  for all present and future holders of any such debenture or bond. The Lender Group hereby:  (i) irrevocably constitute, to the extent necessary, Agent as the holder of an irrevocable power of attorney (FONDE DE POUVOIR)  (within the meaning of Article 2692 of the CIVIL
CODE OF QUEBEC) in order to hold hypothecs and security  granted by a Loan Party on  property  pursuant  to the laws of the  Province  of Quebec  to  secure  the obligations  of a Loan Party under any debenture or bond issued by a Loan Party;
and (ii) appoint and agree that Agent may act as the  bondholder  and  mandatary
(i.e.  agent) with respect to any debenture or bond that may be issued by a Loan
Party and  pledged  in its favour  from time to time.  The  execution  by Agent, acting as FONDE DE POUVOIR and mandatary,  prior to this Agreement, of any deeds of hypothec or other security documents is hereby ratified and confirmed.

Notwithstanding  the  provisions of Section 32 of AN ACT  RESPECTING THE SPECIAL
POWERS OF LEGAL  PERSONS  (Quebec),  Agent may  acquire and be the holder of any debenture or bond issued by a Loan Party (i.e.  the FONDE DE POUVOIR may acquire and hold the first debenture or bond issued under any deed of hypothec by a Loan
Party).  Each  Loan  Party  hereby  acknowledges  that  such  debenture  or bond constitutes a title of indebtedness, as such term is used in Article 2692 of the
CIVIL CODE OF QUEBEC.

The  constitution  of Agent as FONDE DE POUVOIR and as bondholder  and mandatary with  respect  to any bond that may be issued and  pledged  from time to time to
Agent for the benefit of the Lender Group, shall be deemed to have been ratified and confirmed by each Person  accepting an assignment of, a participation  in or an  arrangement  in respect of, all or any portion of an  assignor's  rights and obligations  under this  Agreement by the execution of an assignment  agreement, including an Assignment and Acceptance or other  agreement  pursuant to which it becomes  such  assignee  or  participant,  and by each  successor  Agent  by the execution  of an  Assignment  and  Acceptance  or  other  agreement,  or by  the compliance  with other  formalities,  as the case may be,  pursuant  to which it becomes a successor Agent under this Agreement.

Agent,  acting as FONDE DE  POUVOIR,  shall  have the same  rights,  powers  and immunities as Agent as stipulated herein, including under this Section 15, which shall apply MUTATIS MUTANDIS.  Without limitation,  the provisions of Section 15 shall apply MUTATIS  MUTANDIS to the  resignation and appointment of a successor
Agent acting as FONDE DE POUVOIR.

Agent, acting as bondholder,  shall have the same rights,  powers and immunities as Agent as  stipulated  herein,  including  under this  Section 15, which shall apply MUTATIS MUTANDIS.  Without limitation,  the provisions of Section 15 shall apply MUTATIS  MUTANDIS to the  resignation and appointment of a successor Agent acting as bondholder and mandatary.

16.       WITHHOLDING TAXES.

                   (a)  Any and all  payments  by any Loan  Party  hereunder  or under  any other  Loan  Document  shall be made  free and  clear of and  without deduction for any and all present or future taxes, levies, imposts,  deductions, charges or withholdings,  and all liabilities  with respect  thereto,  EXCLUDING taxes  imposed on the net income of Agent or any  Lender (or any  transferee  or
assignee  thereof,   including  a  participation  holder  (any  such  entity,  a
"TRANSFEREE"))  by the jurisdiction in which such Person is organized or has its
principal  lending  office  (all  such  nonexcluded  taxes,   levies,   imposts,
deductions, charges withholdings and liabilities,  collectively or individually,
"TAXES").  If any Loan Party  shall be  required  to deduct any Taxes from or in

                                       48

respect of any sum payable hereunder to Agent or any Lender (or any Transferee),
(i) the sum payable  shall be increased by the amount (an  "ADDITIONAL  AMOUNT")
necessary  so that after making all required  deductions  (including  deductions applicable  to  additional  sums  payable  under this  SECTION 16) Agent or such
Lender (or such  Transferee)  shall  receive an amount equal to the sum it would have received had no such  deductions been made, (ii) such Loan Party shall make such  deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                   (b)  In  addition,  each  Loan  Party  agrees  to  pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar  levies  that  arise  from any  payment  made  hereunder  or from the execution,  delivery or  registration  of, or  otherwise  with  respect to, this
Agreement  or any other Loan  Document  ("OTHER  TAXES").  Each Loan Party shall deliver to Agent and each  Lender  official  receipts in respect of any Taxes or
Other Taxes  payable  hereunder  promptly  after  payment of such Taxes or Other
Taxes.

                   (c)  The Loan Parties hereby jointly and severally  indemnify and agree to hold Agent and each  Lender  harmless  from and  against  Taxes and
Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this SECTION 16) paid by such Person,  whether or not such
Taxes or Other Taxes were correctly or legally  asserted.  Such  indemnification shall be paid  within  10 days  from the date on  which  any such  Person  makes written demand therefore  specifying in reasonable  detail the nature and amount of such Taxes or Other Taxes.

                   (d)  Each Lender (or Transferee)  that is organized under the laws of a jurisdiction  outside the United States (a "NON-U.S.  LENDER")  agrees that it shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to hereof after the Closing Date, promptly after the date upon which such  Lender  becomes a party  hereto)  deliver to Agent one properly  completed  and duly  executed  copy of either  U.S.  Internal  Revenue
Service  Form W-8BEN,  W-8ECI or W-8IMY or any  subsequent  versions  thereof or successors  thereto,  in each case claiming complete  exemption from, or reduced rate of, U.S.  Federal  withholding tax and payments of interest  hereunder.  In addition, in the case of a Non-U.S.  Lender claiming exemption from U.S. Federal withholding  tax under  Section  871(h) or 881(c) of the Internal  Revenue Code,
such  Non-U.S.  Lender hereby  represents  to Agent and the Borrowers  that such
Non-U.S.  Lender is not a bank for  purposes of Section  881(c) of the  Internal
Revenue  Code,  is not a 10-percent  shareholder  (within the meaning of Section
871(h)(3)(B) of the Internal Revenue Code) of the Parent and is not a controlled foreign  corporation  related  to the  Parent  (within  the  meaning  of Section
864(d)(4) of the Internal Revenue Code), and such Non-U.S. Lender agrees that it shall promptly  notify Agent in the event any such  representation  is no longer accurate. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee  that is a  participation  holder,  on or before  the date such  participation  holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S.
Lender changes its applicable  lending office by designating a different lending office (a "NEW LENDING OFFICE"). In addition, such Non-U.S. Lender shall deliver such forms within 20 days after receipt of a written request therefor from Agent or the Lender granting a participation, as applicable. Notwithstanding any other provision of this , a Non-U.S.  Lender shall not be required to deliver any form pursuant to this that such Non-U.S. Lender is not legally able to deliver.

                   (e)  The Loan Parties  shall not be required to indemnify any
Non-U.S.  Lender,  or pay any  additional  amounts to any  Non-U.S.  Lender,  in respect of United States Federal  withholding tax pursuant to this SECTION 16 to the extent that (i) the  obligation  to withhold  amounts with respect to United
States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S.  Lender designated  such New Lending Office with respect to a Loan;  PROVIDED,  HOWEVER, that this  clause  (i) shall not apply to the extent  the  indemnity  payment or additional  amounts  any  Transferee,  or Lender (or  Transferee)  through a New
Lending Office, would be entitled to receive (without regard to this clause (i))
do not exceed the indemnity payment or additional amounts that the Person making the  assignment,  participation  or transfer to such  Transferee,  or Lender (or

                                       49

Transferee)  making the designation of such New Lending Office,  would have been entitled to receive in the absence of such assignment,  participation,  transfer or designation,  or (ii) the obligation to pay such additional amounts would not have  arisen  but for a failure  by such  Non-U.S.  Lender  to  comply  with the provisions of clause (d) above.

                   (f)  Agent  or  any  Lender  (or  Transferee)   claiming  any
indemnity payment or additional payment amounts payable pursuant to this SECTION
16  shall  use  reasonable   efforts   (consistent  with  legal  and  regulatory
restrictions)  to file any  certificate  or  document  reasonably  requested  in writing by the  Administrative  Borrower  or to change the  jurisdiction  of its applicable  lending  office if the making of such a filing or change would avoid the need for or reduce the amount of any such  indemnity  payment or  additional amount that may  thereafter  accrue,  would not require Agent or such Lender (or
Transferee)  to disclose any  information  Agent or such Lender (or  Transferee)
deems  confidential  and would not, in the sole  determination  of Agent or such
Lender, be otherwise disadvantageous to Agent or such Lender (or Transferee).

                   (g)  The  obligations  of the Loan Parties under this SECTION
16 shall survive the  termination  of this Agreement and the payment of the Term
Loan and all other amounts payable hereunder.

17.       GENERAL PROVISIONS.

          17.1     EFFECTIVENESS.  This  Agreement  shall be binding  and deemed effective  when  executed by Parent,  Borrowers,  Agent,  and each Lender  whose signature is provided for on the signature pages hereof.

          17.2     SECTION  HEADINGS.  Headings  and numbers have been set forth herein for  convenience  only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

          17.3     INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity  herein  shall be  construed  against  the Lender  Group,  Parent,  or
Borrowers, whether under any rule of construction or otherwise. On the contrary, this  Agreement  has been  reviewed by all parties  and shall be  construed  and interpreted  according  to the  ordinary  meaning  of the  words  used  so as to accomplish fairly the purposes and intentions of all parties hereto.

          17.4     SEVERABILITY OF PROVISIONS.  Each provision of this Agreement shall be severable from every other  provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          17.5     DEBTOR-CREDITOR  RELATIONSHIP.  The relationship  between the
Lenders and Agent, on the one hand, and Parent and Borrowers, on the other hand, is solely that of creditor  and  debtor.  No member of the Lender  Group has (or shall be  deemed  to have)  any  fiduciary  relationship  or duty to  Parent  or
Borrowers  arising out of or in connection with, and there is no agency or joint venture  relationship  between the members of the Lender Group, on the one hand, and Parent and  Borrowers,  on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

          17.6     COUNTERPARTS;  ELECTRONIC  EXECUTION.  This  Agreement may be
executed  in any number of  counterparts  and by  different  parties on separate counterparts,  each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same  Agreement.  Delivery of an executed  counterpart  of this Agreement by telefacsimile  or other  electronic  method of transmission  shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party  delivering an executed  counterpart of this Agreement by telefacsimile or other electronic  method of transmission also shall deliver an original executed counterpart  of this  Agreement but the failure to deliver an original  executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing  shall apply to each other Loan Document  MUTATIS
MUTANDIS.

                                       50

          17.7     REVIVAL AND  REINSTATEMENT OF OBLIGATIONS.  If the incurrence or payment of the  Obligations  by any Borrower or any Guarantor or the transfer to the  Lender  Group of any  property  should for any  reason  subsequently  be declared  to be void or  voidable  under any state or federal  law  relating  to creditors'  rights,  including  provisions  of the  Bankruptcy  Code relating to fraudulent conveyances,  preferences,  or other voidable or recoverable payments of money or  transfers of property  (each,  a "VOIDABLE  TRANSFER"),  and if the
Lender  Group is  required to repay or  restore,  in whole or in part,  any such
Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable  Transfer,  or the amount  thereof that the Lender
Group is required or elects to repay or restore, and as to all reasonable costs, expenses,  and attorneys fees of the Lender Group related thereto, the liability of Loan Parties  automatically  shall be revived,  reinstated,  and restored and shall exist as though such Voidable Transfer had never been made.

          17.8     CONFIDENTIALITY.

                   (a)  Agent and Lenders each  individually (and not jointly or jointly and severally)  agree that material,  non-public  information  regarding
Loan Parties and their Subsidiaries,  their operations, assets, and existing and contemplated  business  plans  shall be  treated  by Agent and the  Lenders in a confidential  manner,  and shall not be  disclosed  by Agent and the  Lenders to
Persons who are not parties to this Agreement,  except: (i) to attorneys for and other  advisors,  accountants,  auditors,  and  consultants to any member of the
Lender Group,  (ii) to  Subsidiaries  and Affiliates of any member of the Lender
Group,  provided  that any such  Subsidiary  or  Affiliate  shall have agreed to receive such  information  hereunder  subject to the terms of this SECTION 17.8,
(iii) as may be  required by statute,  decision,  or judicial or  administrative
order,   rule,  or  regulation,   (iv)  as  may  be  agreed  to  in  advance  by
Administrative  Borrower or its  Subsidiaries or as requested or required by any
Governmental  Authority pursuant to any subpoena or other legal process,  (v) as to any such  information  that is or becomes  generally  available to the public
(other than as a result of prohibited disclosure by Agent or the Lenders),  (vi)
in  connection  with any  assignment,  participation  or pledge of any  Lender's interest under this Agreement, provided that any such assignee,  participant, or pledgee  shall have  agreed in writing to  receive  such  information  hereunder subject  to the  terms  of this  Section,  and  (vii)  in  connection  with  any litigation or other  adversary  proceeding  involving  parties hereto which such litigation  or adversary  proceeding  involves  claims  related to the rights or duties  of such  parties  under  this  Agreement  or the other  Loan  Documents, provided  that Agent or  applicable  Lender,  as the case may be, shall give the
Loan  Parties  five (5)  Business  Days  notice  of the  production  of any such information  in such  litigation  or other  adversary  proceeding  to the extent practicable  under the  circumstances.  The  provisions of this SECTION  17.8(A)
shall survive for 2 years after the payment in full of the Obligations.

                   (b)  Anything   in   this    Agreement    to   the   contrary
notwithstanding,   Agent  may  provide  information  concerning  the  terms  and conditions of this  Agreement and the other Loan  Documents to loan  syndication and pricing reporting services.

          17.9     LENDER  GROUP  EXPENSES.  Parent and  Borrowers,  jointly and severally,  agree to pay any and all Lender Group Expenses promptly after demand therefor by Agent and agrees that their  obligations  contained  in this SECTION
17.9 shall survive payment or satisfaction in full of all other Obligations.

          17.10    USA  PATRIOT  ACT.   Each  Lender  that  is  subject  to  the
requirements  of the USA Patriot Act (Title 111 of Pub. L. 107-56  (signed  into law October 26, 2001)) (the "ACT")  hereby  notifies  Parent and Borrowers  that pursuant to the  requirements  of the Act, it is required to obtain,  verify and record  information  that  identifies  Parent and Borrowers,  which  information includes  the name and  address  of Parent and each of the  Borrowers  and other information  that will  allow  such  Lender to  identify  Parent and each of the
Borrowers in accordance with the Act.

          17.11    INTEGRATION.  This  Agreement,  together  with the other Loan
Documents,  reflects the entire understanding of the parties with respect to the transactions  contemplated  hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                                       51

          17.12    PARENT  AS  AGENT  FOR   BORROWERS.   Each  Borrower   hereby
irrevocably  appoints Parent as the borrowing agent and attorney-in-fact for all
Borrowers (the "ADMINISTRATIVE BORROWER") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such  appointment has been revoked and that another
Borrower  has been  appointed  Administrative  Borrower.  Each  Borrower  hereby irrevocably  appoints and authorizes the Administrative  Borrower (i) to provide
Agent with all notices with respect to the Term Loan obtained for the benefit of any Borrower and all other  notices and  instructions  under this  Agreement and
(ii) to take such action as the Administrative Borrower deems appropriate on its behalf to the Term Loan and to  exercise  such  other  powers as are  reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and  Collateral of Borrowers in a combined fashion,  as more fully set forth herein,  is done solely as an accommodation to
Borrowers in order to utilize the  collective  borrowing  powers of Borrowers in the most efficient and economical  manner and at their request,  and that Lender
Group  shall  not incur  liability  to any  Borrower  as a result  hereof.  Each
Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the  Collateral in a combined  fashion since the successful operation of each Borrower is dependent on the continued successful  performance of  the  integrated  group.  To  induce  the  Lender  Group  to do  so,  and  in consideration  thereof,  each Borrower  hereby  jointly and severally  agrees to indemnify  each  member of the Lender  Group and hold each  member of the Lender
Group harmless against any and all liability,  expense,  loss or claim of damage or injury,  made  against the Lender Group by any Borrower or by any third party whosoever,  arising  from or incurred by reason of (a) the  handling of the Loan
Account and Collateral of Borrowers as herein  provided,  (b) the Lender Group's relying on any  instructions of the  Administrative  Borrower,  or (c) any other action  taken by the Lender Group  hereunder or under the other Loan  Documents, except that  Borrowers  will have no  liability  to the  relevant  Agent-Related
Person or  Lender-Related  Person under this  SECTION  17.12 with respect to any liability that has been finally determined by a court of competent  jurisdiction to have resulted solely from the gross negligence or willful  misconduct of such
Agent-Related  Person or  Lender-Related  Person, or from such members breach of its material obligations under the Loan Documents, as the case may be.

          17.13    INTERCREDITOR  AGREEMENT.  Notwithstanding anything herein to the contrary,  the liens and security interests granted to the Agent pursuant to the Loan  Documents in the Collateral and the exercise of any right or remedy by the Agent  with  respect  to the  Collateral  hereunder  or under any other Loan
Document are subject to the provisions of the  Intercreditor  Agreement.  In the event of any conflict between the terms of the Intercreditor  Agreement and this
Agreement  with  respect to (a) the  priority  of liens and  security  interests granted to the Agent in the Collateral pursuant to the Loan Documents or (b) the rights  of the  Agent or any  Lender  under  this  Agreement,  the  terms of the
Intercreditor  Agreement  shall  govern and control as between the Agent and the
Lenders,  on the one hand, and the Working Capital Agent and the Working Capital
Lenders, on the other hand.

          17.14    JUDGMENT CURRENCY.

                   (a)  This is an international  financial transaction in which the  specification of a currency and payment in New York City is of the essence.
Dollars shall be the currency of account in the case of all payments pursuant to or arising under this Agreement or under any other Loan  Document,  and all such payments shall be made to the Agent's Account in immediately available funds. To the fullest  extent  permitted by applicable  law, the  Obligations of each Loan
Party to the Agent and the Lenders under this Agreement and under the other Loan
Documents shall not be discharged by any amount paid in any other currency or in any other  manner than to the  Agent's  Account to the extent that the amount so paid after  conversion  under this Agreement and transfer to the Agent's Account does not yield the amount of  Dollars in New York City due under this  Agreement and under the other Loan Documents.

                   (b)  If, for the purposes of obtaining or enforcing  judgment against the Loan Parties in any court in any  jurisdiction  in  connection  with this Agreement or any other Loan Document,  it becomes necessary to convert into any other  currency  (such other  currency  being  referred to as the  "JUDGMENT
CURRENCY")  an amount due under this  Agreement or any Loan  Document in Dollars

                                       52

other  than  Judgment  Currency,  the  conversion  shall  be made at the rate of exchange  prevailing on the Business Day  immediately  preceding (a) the date of actual payment of the amount due, in the case of any proceeding in the courts of any  jurisdiction  that would give effect to such conversion  being made on such date,  or (b) the  date on  which  the  judgment  is  given,  in the case of any proceeding in the courts of any other  jurisdiction  (the  applicable date as of which such  conversion is made pursuant to this SECTION 17.14 being  hereinafter referred to as the "JUDGMENT CONVERSION DATE").

                   (c)  If,  in the case of any  proceeding  in the court of any jurisdiction  referred to in subsection (a) above, there is a change in the rate of exchange  prevailing  between the  Judgment  Conversion  Date and the date of actual  receipt for value of the amount  due,  the Loan  Parties  shall pay such additional  amount  (if any,  and in any  event not a lesser  amount)  as may be necessary to ensure that the amount actually received in the Judgment  Currency, when converted at the rate of exchange  prevailing on the date of payment,  will produce the amount of Dollars which could have been purchased with the amount of the Judgment  Currency  stipulated in the judgment or judicial order at the rate of  exchange  prevailing  on the  Judgment  Conversion  Date.  The term "rate of exchange"  in this  Section  means the Spot  Rate at which  the  Agent  would be prepared to sell Dollars against the Judgment Currency.

                   (d)  Any amount due from the Loan Parties  under this SECTION
17.14 shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Loan Document.

          17.15    IMMUNITY.  To the  extent  that any Loan  Party or any of its
Subsidiaries has or hereafter may acquire any immunity  (sovereign or otherwise)
from  jurisdiction  of any  court or from  set-off  or from any  legal  process, action, suit or proceeding (whether through service or notice,  attachment prior to judgment, attachment in aid of execution, execution of judgment or otherwise)
with  respect to itself or any of its  property,  the  Parent and each  Borrower hereby  irrevocably waives (on behalf of itself and its Subsidiaries) and agrees not to plead or claim such immunity in respect of its Obligations  hereunder and under the other Loan Documents to which it is a party to the extent permitted by applicable law and,  without  limiting the  generality of the foregoing,  agrees that the waivers set forth in this SECTION 17.15 shall be to the fullest  extent permitted  under the  Foreign  Sovereign  Immunities  Act of 1976 of the  United
States and are intended to be irrevocable for purposes of such Act.

                          [Signature pages to follow.]

                                       53

                   IN WITNESS  WHEREOF,  the  parties  hereto  have  caused this
Agreement to be executed and delivered as of the date first above written.

BORROWERS:                               ARLON, INC.,
                                         a Delaware corporation

                                         By: ___________________________________
                                         Title:_________________________________

                                         ARLON VISCOR LTD.,
                                         a Texas limited partnership

                                         By: Arlon Partners, Inc.,
                                             Its General Partner

                                         By: ___________________________________
                                         Title:_________________________________

                                         ARLON SIGNTECH, LTD.,
                                         a Texas limited partnership

                                         By: Arlon Partners, Inc.,
                                             Its General Partner

                                         By: ___________________________________
                                         Title:_________________________________

                                         KASCO CORPORATION,
                                         a Delaware corporation

                                         By: ___________________________________
                                         Title:_________________________________

                                         SOUTHERN SAW ACQUISITION CORPORATION,
                                         a Delaware corporation

                                         By: ___________________________________
                                         Title:_________________________________

PARENT:                                  BAIRNCO CORPORATION,
                                         a Delaware corporation

                                         By: ___________________________________
                                         Title:_________________________________

                                       54

AGENT AND LENDERS:                       ABLECO FINANCE LLC,
                                         a Delaware limited liability company, as Agent and as a
                                         Lender

                                         By: ___________________________________
                                         Title:_________________________________

                                       55

                                  SCHEDULE 1.1

As  used  in the  Agreement,  the  following  terms  shall  have  the  following definitions:

                   "ABLECO"  means  Ableco  Finance  LLC,  a  Delaware   limited
liability company.

                   "ACCOUNT"  means an  account  (as that term is defined in the
Code).

                   "ACCOUNT  DEBTOR"  means any  Person who is  obligated  on an
Account, chattel paper, or a general intangible.

                   "ACT" has the meaning specified therefor in SECTION 17.10.

                   "ACTIVATION  INSTRUCTION" has the meaning specified  therefor in SECTION 2.5(B).

                   "ADDITIONAL  DOCUMENTS" has the meaning specified therefor in
SECTION 5.17.

                   "ADMINISTRATIVE  BORROWER" has the meaning specified therefor in SECTION 17.12.

                   "AFFILIATE" means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person and in the case of any Loan Party, the immediate family members,  spouses and lineal descendants of individuals  that are Affiliates of such Loan Party. For purposes of this  definition,  "control"  means the  possession,  directly or  indirectly through one or more  intermediaries,  of the power to direct the  management and policies of a Person,  whether through the ownership of Stock,  by contract,  or otherwise;  PROVIDED,  HOWEVER,  that,  for  purposes  of  SECTION  6.13  of the
Agreement:  (a) any Person which owns directly or indirectly  10% or more of the
Stock  having  ordinary  voting  power for the  election of  directors  or other members of the governing  body of a Person or 10% or more of the  partnership or other  ownership  interests of a Person (other than as a limited partner of such
Person)  shall be deemed an  Affiliate  of such  Person,  (b) each  director (or comparable  manager)  of a Person  shall be  deemed to be an  Affiliate  of such
Person, and (c) each partnership in which a Person is a general partner shall be deemed an  Affiliate  of such  Person.  Notwithstanding  anything  herein to the contrary, in no event shall the Agent or any Lender be considered an "Affiliate"
of any Loan Party.

                   "AGENT" has the meaning specified therefor in the preamble to the Agreement.

                   "AGENT-RELATED   PERSONS"  means  Agent,  together  with  its
Affiliates, officers, directors, employees, attorneys, and agents.

                   "AGENT'S   ACCOUNT"  means  the  Deposit   Account  of  Agent
identified on SCHEDULE A-1.

                   "AGENT'S  LIENS" means the Liens granted by any Loan Party to
Agent under the Loan Documents.

                   "AGREEMENT" means the Credit Agreement to which this SCHEDULE
1.1 is attached.

                   "APPLICATION  EVENT" means the occurrence of (a) a failure by
Borrowers to repay all of the  Obligations on the Maturity Date, or (b) an Event
of Default  and the  election  by the  Required  Lenders  to declare  all or any portion of the Obligations to be due and payable or to exercise remedies against the Collateral.

                   "APPROVED ADDBACK EXPENSES" means, with respect to any period specified on SCHEDULE A-3, the lesser of (a) the actual  amount  expended by the
Parent and its  Subsidiaries  in respect of the items  specified on SCHEDULE A-3 during such  period,  and (b) the amount  specified  on SCHEDULE A-3 during such period.

                   "ASSIGNMENT   AND   ACCEPTANCE"   means  an  Assignment   and
Acceptance Agreement substantially in the form of EXHIBIT A-1 or such other form acceptable to Agent.

                   "AUTHORIZED   PERSON"  means  any  one  of  the   individuals
identified on SCHEDULE A-2.

                   "BANKRUPTCY  CODE"  means (i) title 11 of the  United  States
Code,  and (ii) any similar  legislation in any relevant  jurisdiction,  in each case, as in effect from time to time.

                   "BASE  LIBOR RATE"  means the rate per annum,  determined  by
Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate,  to be the rate at which
Dollar deposits (for delivery on the first day of the requested Interest Period)
are offered to major banks in the London  interbank market 2 Business Days prior to the  commencement  of the  requested  Interest  Period,  for a term and in an amount  comparable to the Interest  Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR
Rate  Loan or as a  conversion  of a Base  Rate  Loan to a LIBOR  Rate  Loan) by
Administrative  Borrower in accordance with the Agreement,  which  determination shall be conclusive in the absence of manifest error.

                   "BASE RATE" means the rate of interest publicly  announced by the  Reference  Bank in New York,  New York  from time to time as its  reference rate,  base rate or prime rate. The reference  rate,  base rate or prime rate is determined  from time to time by the  Reference  Bank as a means of pricing some loans to its  borrowers  and neither is tied to any external rate of interest or index nor necessarily  reflects the lowest rate of interest  actually charged by the Reference Bank to any particular class or category of customers. Each change in the Base Rate shall be effective  from and  including the date such change is publicly announced as being effective.

                   "BASE  RATE LOAN"  means  each  portion of the Term Loan that bears interest at a rate determined by reference to the Base Rate.

                   "BASE RATE MARGIN" means 3.50 percentage points.

                   "BOARD  OF  DIRECTORS"  means  the  board  of  directors  (or comparable  managers) of WHX or any committee  thereof duly authorized to act on behalf of the board of directors (or comparable managers).

                   "BORROWER"  and  "BORROWERS"  have  the  respective  meanings specified therefor in the preamble to the Agreement.

                   "BRIDGE  FACILITY" means the facility under that certain Loan and  Security  Agreement  in  the  aggregate  principal  amount  not  to  exceed
$90,000,000, dated as of April 17, 2007, by and between Steel Partners II, L.P.,
Parent and BZ Acquisition Corp., as amended and restated on the date hereof.

                   "BUSINESS DAY" means any day that is not a Saturday,  Sunday, or other day on which banks are  authorized or required to close in the state of
New York,  except that, if a  determination  of a Business Day shall relate to a
LIBOR Rate Loan,  the term  "Business  Day" also shall  exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

                   "CANADIAN  GUARANTY" means a Guaranty  executed and delivered by the Canadian Obligor in favor of Agent, in form and substance satisfactory to
Agent.

                   "CANADIAN  OBLIGOR" means Atlantic Service Company,  Limited, an Ontario corporation.

                   "CANADIAN  SECURITY  AGREEMENT"  means a  Security  Agreement executed and  delivered by the Canadian  Obligor in favor of Agent,  in form and substance satisfactory to Agent.

                   "CANADIAN  SECURITY  DOCUMENTS"  means the Canadian  Security
Agreement,   the  Quebec  Security   Documents,   and  such  other  instruments,
agreements,  and  documents  governed  by the laws of  Canada  or any  political subdivision  thereof, as Agent may require in order to secure the obligations of the Canadian Obligor under the Canadian Guaranty.

                   "CAPITAL  EXPENDITURES" means, with respect to any Person for
any  period,   the  aggregate  of  all  expenditures  by  such  Person  and  its
Subsidiaries  during such period that are capital  expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

                   "CAPITAL  LEASE   OBLIGATION"   means  that  portion  of  the
obligations  under  a  Capital  Lease  that is  required  to be  capitalized  in accordance with GAAP.

                   "CAPITAL  LEASE"  means  a  lease  that  is  required  to  be capitalized for financial reporting purposes in accordance with GAAP.

                   "CASH  EQUIVALENTS"  means (a) marketable direct  obligations issued by, or unconditionally  guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States,  in each case  maturing  within 1 year  from the date of  acquisition  thereof,  (b)
marketable  direct  obligations  issued by any state of the United States or any political  subdivision of any such state or any public  instrumentality  thereof maturing within 1 year from the date of acquisition  thereof and, at the time of acquisition,  having  one of the two  highest  ratings  obtainable  from  either
Standard  & Poor's  Rating  Group  ("S&P") or Moody's  Investors  Service,  Inc.
("Moody's"),  (c) commercial  paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least
A-1 from S&P or at least  P-1 from  Moody's,  (d)  certificates  of  deposit  or bankers' acceptances maturing within 1 year from the date of acquisition thereof issued by any bank  organized  under the laws of the United  States or any state thereof having at the date of acquisition  thereof  combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that  satisfies  the criteria  described in clause (d) above,  or (ii) any other bank organized  under the laws of the United States or any state thereof so long as the  amount  maintained  with any such  other  bank is less  than or equal to
$100,000  and is insured  by the  Federal  Deposit  Insurance  Corporation,  (f)
Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

                   "CASH MANAGEMENT  ACCOUNT" has the meaning specified therefor in SECTION 2.5(A).

                   "CASH  MANAGEMENT   AGREEMENTS"   means  those  certain  cash
management  agreements,  in form and substance  satisfactory  to Agent,  each of which is among Parent or one of its Subsidiaries,  Agent,  Working Capital Agent
and one of the Cash Management Banks.

                   "CASH MANAGEMENT BANK" has the meaning specified  therefor in
SECTION 2.5(A).

                   "CFC" means a controlled foreign corporation (as that term is defined in the IRC).

                   "CHANGE OF CONTROL" means that (a) Permitted  Holders fail to beneficially  own,  directly or indirectly,  at least 25% of the Stock of WHX or
(b) a majority  of the  members of WHX's Board of  Directors  do not  constitute
Continuing  Directors  or  (c)  WHX  fails  to  own  and  control,  directly  or indirectly, 100% of the Stock of Parent.

                   "CLOSING  DATE" means the date of the making of the Term Loan hereunder.

                   "CLOSING  DATE  TRANSACTIONS"  means,  collectively,  (a) the funding of (i) the Term Loan,  (ii) the  Working  Capital  Term Loan,  (iii) the
Working  Capital  Advances  to be made on the  Closing  Date,  (iv)  the  Equity
Contribution,  and (v) the  Subordinated  Indebtedness,  (b) the issuance of the
Working  Capital  Letters of Credit to be issued on the  Closing  Date,  (c) the repayment of the Indebtedness  owing to the Existing Lender and the Indebtedness outstanding  under  the  Bridge  Facility  and the  termination  of such  credit facilities,  and (d) the payment of all fees and expenses in connection with the foregoing.

                   "CODE"  means the New York  Uniform  Commercial  Code,  as in effect from time to time.

                   "COLLATERAL"  means all  assets and  interests  in assets and proceeds  thereof now owned or hereafter  acquired by Parent or its Subsidiaries in or upon which a Lien is granted under any of the Loan Documents.

                   "COLLATERAL ACCESS AGREEMENT" means a landlord waiver, bailee letter, or  acknowledgement  agreement of any lessor,  warehouseman,  processor, consignee,  or other  Person in  possession  of,  having a Lien upon,  or having rights  or  interests  in  Parent's  or its  Subsidiaries'  books  and  records,
Equipment,  or Inventory,  in each case, in form and substance  satisfactory  to
Agent.

                   "COLLECTIONS" means ALL cash, checks, notes, instruments, and other items of payment (including  insurance  proceeds,  proceeds of cash sales, rental proceeds, and tax refunds).

                   "COMMITMENT"   means,  with  respect  to  each  Lender,   its
Commitment, and, with respect to all Lenders, their Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on SCHEDULE C-1 or in the Assignment  and  Acceptance  pursuant to which such  Lender  became a Lender  hereunder,  as such  amounts  may be  reduced  or increased from time to time pursuant to assignments  made in accordance with the provisions of SECTION 13.1.

                   "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C-1  delivered by the chief  financial  officer of Parent to
Agent.

                   "CONTINUING  DIRECTOR"  means (a) any  member of the Board of
Directors who was a director (or comparable manager) of WHX on the Closing Date,
(b) any  individual  who  becomes a member of the Board of  Directors  after the
Closing Date if such  individual  was appointed or nominated for election to the
Board of Directors by a majority of the Continuing Directors,  but excluding any such individual  originally  proposed for election in opposition to the Board of
Directors  in office at the  Closing  Date in an actual or  threatened  election contest  relating to the election of the directors (or  comparable  managers) of
WHX and whose  initial  assumption  of office  resulted from such contest or the settlement  thereof or (c) any  individual  who becomes a member of the Board of
Directors  after the Closing Date if such  individual was appointed or nominated by Permitted Holder for or Permitted Holder voted in favor of such  individual's election to the Board of Directors.

                   "CONTRIBUTION  AGREEMENT" means the  Contribution  Agreement, dated as of the Closing  Date,  among the Loan  Parties,  for the benefit of the
Agent and the Lenders.

                   "CONTROL  AGREEMENT" means a control  agreement,  in form and substance  satisfactory to Agent, executed and delivered by Parent or one of its
Subsidiaries,  Agent,  Working  Capital  Agent  and  the  applicable  securities intermediary  (with respect to a Securities  Account) or bank (with respect to a
Deposit Account).

                   "COPYRIGHT  SECURITY  AGREEMENT"  has the  meaning  specified therefor in the Security Agreement.

                   "DAILY BALANCE" means,  as of any date of  determination  and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

                   "DEFAULT"  means an event,  condition,  or default that, with the  giving  of  notice,  the  passage  of time,  or both,  would be an Event of
Default.

                   "DEPOSIT  ACCOUNT" means any deposit account (as that term is defined in the Code).

                   "DESIGNATED   ACCOUNT"   means   the   Deposit   Account   of
Administrative Borrower identified on SCHEDULE D-1.

                   "DESIGNATED  ACCOUNT BANK" has the meaning specified therefor in SCHEDULE D-1.

                   "DOLLARS" or "$" means United States dollars.

                   "DOMESTIC  SUBSIDIARY" means a Subsidiary organized under the laws of the United States or any jurisdiction thereof.

                   "EBITDA" means,  with respect to any fiscal period,  Parent's and its Subsidiaries'  consolidated net earnings (or loss), MINUS  extraordinary gains,  interest income,  PLUS interest expense,  income taxes, and depreciation and  amortization  for such period,  PLUS or MINUS, as the case may be, deferred financing costs that are written off so long as such costs arise from financings effectuated  prior to the  Closing  Date,  non  cash  amortization  of  deferred financing costs related to the Term Loan and the Working  Capital  Indebtedness,
non cash gains or losses arising from the sale of capital assets, non cash gains or losses  arising from the write up or write down of assets  (including the non cash write down associated with the JD Edwards system),  non-cash period pension costs  or  credit  related  to any  existing  Employee  Plan,  and any non  cash extraordinary  gains  or  losses  (in  each  case,  to the  extent  included  in determining  net  income)  for  such  period,  in  each  case,  determined  on a consolidated basis in accordance with GAAP; PROVIDED,  that for the calculations contemplated  in SECTION 6.16 of the  Agreement,  EBITDA shall be determined (A)
before any Approved Addback Expenses,  (B) before Kasco  Non-recurring  Expenses
and  (C)  before  actual  costs  and  expenses   related  to  the   transactions
contemplated by this Agreement in an aggregate amount not to exceed $500,000, in each case to the extent such items impact net income.

                   "EMPLOYEE PLAN" means an employee  benefit plan (other than a
Multiemployer  Plan)  covered by Title IV of ERISA and  maintained  (or that was maintained at any time during the six (6) calendar  years  preceding the date of any  borrowing  hereunder)  for  employees of any Loan Party or any of its ERISA
Affiliates.

                   "ENVIRONMENTAL   ACTIONS"  means  any   complaint,   summons,
citation,  written notice, directive,  order, claim, litigation,  investigation, judicial or administrative proceeding,  judgment, letter, or other communication from any  Governmental  Authority,  or any third party  involving  violations of
Environmental  Laws or  releases  of  Hazardous  Materials  from (a) any assets, properties,  or businesses of any Loan Party, any Subsidiary of a Loan Party, or
any of  their  predecessors  in  interest,  (b)  from  adjoining  properties  or businesses,  or (c)  from  or  onto  any  facilities  which  received  Hazardous
Materials generated by any Loan Party, any Subsidiary of a Loan Party, or any of
their predecessors in interest.

                   "ENVIRONMENTAL  LAW"  means any  applicable  federal,  state, provincial,  foreign or local statute, law, rule, regulation,  ordinance,  code, binding and enforceable  guideline,  binding and enforceable  written policy, or rule of common law now or  hereafter  in effect and in each case as amended,  or any judicial or administrative interpretation thereof, including any judicial or administrative  order,  consent decree or judgment,  in each case, to the extent binding on any Loan Party or any  Subsidiary  of a Loan  Party,  relating to the environment,  the effect of the  environment  on employee  health,  or Hazardous
Materials, in each case as amended from time to time.

                   "ENVIRONMENTAL  LIABILITIES" means all liabilities,  monetary obligations,  losses, damages,  punitive damages,  consequential damages, treble damages,  costs and expenses  (including all reasonable fees,  disbursements and expenses of counsel,  experts,  or consultants,  and costs of investigation  and feasibility studies),  fines, penalties,  sanctions,  and interest incurred as a result of any claim or demand, or Remedial Action required,  by any Governmental
Authority or any third party, and which relate to any Environmental Action.

                   "ENVIRONMENTAL   LIEN"   means  any  Lien  in  favor  of  any
Governmental Authority for Environmental Liabilities.

                   "EQUIPMENT"  means  equipment (as that term is defined in the
Code).

                   "EQUITY  CONTRIBUTION" means a cash equity contribution in an aggregate  amount not less than  $15,000,000  made by WHX to the Parent prior to the Closing Date.

                   "ERISA" means the Employee  Retirement Income Security Act of
1974, as amended,  and any successor statute thereto or the non-U.S.  equivalent thereof.

                   "ERISA AFFILIATE" means (a) any Person subject to ERISA whose employees  are treated as employed by the same  employer as the  employees  of a
Loan Party or a  Subsidiary  of a Loan Party under IRC Section  414(b),  (b) any trade or business  subject to ERISA whose  employees  are treated as employed by the same  employer as the  employees of a Loan Party or a  Subsidiary  of a Loan
Party under IRC Section 414(c),  (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any  organization  subject to ERISA that is a member of an  affiliated  service group of which a Loan Party or a Subsidiary of a Loan
Party is a member  under IRC  Section  414(m),  or (d)  solely for  purposes  of
Section  302 of ERISA and Section  412 of the IRC,  any Person  subject to ERISA that is a party to an  arrangement  with a Loan Party or a Subsidiary  of a Loan
Party and whose employees are aggregated with the employees of a Loan Party or a
Subsidiary of a Loan Party under IRC Section 414(o).

                   "EVENT OF  DEFAULT"  has the  meaning  specified  therefor in
SECTION 7.

                   "EXCESS CASH FLOW" means,  with respect to any fiscal  period and with respect to Parent determined on a consolidated basis in accordance with
GAAP (a) TTM  EBITDA,  MINUS  (b) the sum of (i) the cash  portion  of  Interest
Expense  paid during such fiscal  period,  (ii) the cash portion of income taxes paid during such period,  (iii) all scheduled principal payments made in respect of the Term Loan during such period, (iv) any required cash contributions to any
Employee  Plan to the extent not included in the  calculation  of TTM EBITDA for such  period and (v) the cash  portion of Capital  Expenditures  (net of (y) any proceeds  reinvested in accordance with the proviso to SECTION 2.3(D)(II) of the
Agreement,  and (z) any  proceeds  of related  financings  with  respect to such expenditures) made during such period.

                   "EXCHANGE ACT" means the Securities  Exchange Act of 1934, as in effect from time to time.

                   "EXISTING LENDER" means Bank of America, N.A. and each of the lenders party to the credit facilities agented by Bank of America.

                   "EXTRAORDINARY RECEIPTS" means any Net Cash Proceeds received by Parent or any of its  Subsidiaries  not in the  ordinary  course of business, including as a result of, without duplication, (a) foreign, United States, state or local tax refunds  (other than  amounts  automatically  applied to future tax payments or  representing  overpayments  of  estimated  taxes for the current or immediately  preceding tax year), (b) pension plan  reversions,  (c) proceeds of insurance (including key man life insurance and business interruption insurance, but excluding any casualty insurance), (d) judgments, proceeds of settlements or other  consideration  of any kind in  connection  with any cause of action,  (e)
indemnity payments, and (f) any purchase price adjustment received in connection with any purchase agreement.

                   "FIXED CHARGE COVERAGE  RATIO" means,  with respect to Parent for  any  period,  the  ratio  of (i)  EBITDA  for  such  period  MINUS  Capital
Expenditures  made (to the extent not  already  incurred  in a prior  period) or incurred during such period, to (ii) Fixed Charges for such period.

                   "FIXED CHARGES" means,  with respect to any fiscal period and with respect to Parent and its Subsidiaries  determined on a consolidated  basis in accordance with GAAP, the sum, without  duplication,  of (a) Interest Expense
(other than payment-in-kind and non-cash financing expenses) accrued during such period,  (b) principal  payments in respect of Indebtedness that are required to be paid during such period,  and (c) all federal,  state, and local income taxes accrued during such period;  PROVIDED, that for each fiscal quarter ending after the Closing Date, through and including the fiscal quarter ending June 30, 2008,
Fixed  Charges  shall be deemed to be an amount  calculated by adding the sum of all such Interest Expense,  principal payments and accrued taxes made or accrued during the period  from the  Closing  Date  through  the date of  determination, multiplying  such sum by 365,  and  dividing  the  product by the number of days elapsed since the Closing Date.

                   "FUNDED INDEBTEDNESS" means, as of any date of determination, all  Indebtedness for borrowed money or letters of credit (other than letters of credit that provide collateral support for other outstanding Funded Indebtedness at the time of such determination) of Parent, determined on a consolidated basis in accordance  with GAAP, that by its terms matures more than one year after the date of  calculation,  and any such  Indebtedness  maturing within one year from such  date  that is  renewable  or  extendable  at the  option  of Parent or its
Subsidiaries,  as  applicable,  to a date more  than one year  from  such  date, including, in any event, but without duplication, with respect to Parent and its
Subsidiaries,  the Term Loan, the Working Capital Indebtedness, any Indebtedness
under credit  facilities for non-U.S.  Subsidiaries of the Parent and the amount of their Capital Lease Obligations,  but excluding the Subordinated Indebtedness and Other Subordinated Indebtedness.

                   "FUNDING  LOSSES"  has  the  meaning  specified  therefor  in
SECTION 2.10(B)(II).

                   "FUNDS FLOW AGREEMENT" means a funds flow agreement,  in form and substance reasonably  satisfactory to Agent,  executed and delivered by Loan
Parties, Agent, and Working Capital Agent.

                   "GAAP" means generally accepted  accounting  principles as in effect from time to time in the United States, consistently applied.

                   "GOVERNING  DOCUMENTS" means, with respect to any Person, the certificate  or  articles of  incorporation,  by-laws,  or other  organizational documents of such Person.

                   "GOVERNMENTAL  AUTHORITY"  means any federal,  state,  local, supra-national or other  governmental or administrative  body,  instrumentality, board,  department,  or agency or any court,  tribunal,  administrative  hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

                   "GUARANTORS"  means (a) Parent,  and (b) each  Subsidiary  of
Parent (other than Borrowers,  or any other Subsidiary that is a CFC and that is not  required  to  guaranty  the  Obligations  pursuant  to Section  5.16),  and
"GUARANTOR" means any one of them.

                   "GUARANTY"  means that certain  general  continuing  guaranty executed and delivered by each  Guarantor in favor of Agent,  for the benefit of the Lender Group, in form and substance satisfactory to Agent.

                   "HAZARDOUS  MATERIALS"  means (a) substances that are defined or listed  in, or  otherwise  classified  pursuant  to, any  applicable  laws or
regulations  as  "hazardous   substances,"   "hazardous  materials,"  "hazardous
wastes," "toxic substances," or any other formulation  intended to define, list, or classify substances by reason of deleterious properties such as ignitability,
corrosivity,   reactivity,   carcinogenicity,   reproductive  toxicity,  or  "EP
toxicity",  (b) oil, petroleum,  or petroleum derived  substances,  natural gas, natural gas liquids,  synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil,

natural gas, or geothermal resources, (c) any flammable substances or explosives or any  radioactive  materials,  and (d)  asbestos  in any  form  or  electrical equipment  that  contains  any oil or  dielectric  fluid  containing  levels  of polychlorinated biphenyls in excess of 50 parts per million.

                   "HEDGE AGREEMENT" means any and all agreements,  or documents now existing or hereafter entered into by Parent or any of its Subsidiaries that provide for an interest  rate,  credit,  commodity or equity swap,  cap,  floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap,  currency option,  or any combination of, or option with respect to, these or similar  transactions,  for the  purpose of  hedging  Parent's  or any of its
Subsidiaries'  exposure to  fluctuations  in interest or exchange  rates,  loan, credit exchange, security, or currency valuations or commodity prices.

                   "HOLDOUT  LENDER"  has  the  meaning  specified  therefor  in
SECTION 14.2(A).

                   "INDEBTEDNESS"  means (a) all obligations for borrowed money,
(b) all  obligations  evidenced by bonds,  debentures,  notes,  or other similar instruments and all  reimbursement or other obligations in respect of letters of credit,  bankers acceptances,  interest rate swaps, or other financial products,
(c) all  obligations as a lessee under Capital  Leases,  (d) all  obligations or liabilities  of  others  secured  by a Lien  on any  asset  of a  Person  or its
Subsidiaries,  irrespective  of whether such obligation or liability is assumed,
(e) all  obligations  to pay the deferred  purchase  price of assets (other than trade  payables  incurred  in the  ordinary  course of  business,  repayable  in accordance with customary  trade  practices),  (f) all  obligations  owing under
Hedge Agreements,  and (g) any obligation  guaranteeing or intended to guarantee
(whether directly or indirectly guaranteed,  endorsed,  co-made,  discounted, or sold  with  recourse)  any  obligation  of any  other  Person  that  constitutes
Indebtedness under any of clauses (a) through (f) above.

                   "INDEMNIFIED  LIABILITIES" has the meaning specified therefor in SECTION 10.3.

                   "INDEMNIFIED  PERSON" has the meaning  specified  therefor in
SECTION 10.3.

                   "INSOLVENCY  PROCEEDING" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal  bankruptcy or insolvency  law,  assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization,  arrangement, or other similar relief.

                   "INTERCOMPANY  SUBORDINATION AGREEMENT" means a subordination agreement executed and delivered by each Loan Party, each Subsidiary of any Loan
Party, and Agent, the form and substance of which is satisfactory to Agent.

                   "INTERCREDITOR  AGREEMENT" means an  intercreditor  agreement executed and delivered by Agent and Working Capital Agent,  and acknowledged and consented to by each  Borrower  and each  Guarantor,  as amended,  supplemented, restated or otherwise modified from time to time.

                   "INTEREST  EXPENSE" means,  for any period,  the aggregate of the interest expense of Parent and its Subsidiaries for such period,  determined on a consolidated basis in accordance with GAAP.

                   "INTEREST  PERIOD"  means,  with  respect  to each LIBOR Rate
Loan, a period  commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a
LIBOR  Rate  Loan) and  ending,  as  selected  by  Borrowers,  1, 2, or 3 months thereafter;  PROVIDED,  HOWEVER,  that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended  (subject to clauses  (c)-(e)  below) to the next  succeeding  Business  Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest  Period to, but  excluding,  the day on which any
Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding  Business Day unless such Business Day falls in another  calendar  month, in which case such Interest
Period  shall end on the next  preceding  Business  Day,  (d) with respect to an
Interest  Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically  corresponding day in the calendar month at the end of such Interest  Period),  the Interest Period shall end on the last
Business Day of the  calendar  month that is 1, 2, or 3 months after the date on
which  the  Interest  Period  began,  as  applicable,   and  (e)  Borrowers  (or
Administrative  Borrower on behalf  thereof)  may not elect an  Interest  Period which will end after the Maturity Date.

                   "INVENTORY"  means  inventory (as that term is defined in the
Code).

                   "INVESTMENT"   means,   with  respect  to  any  Person,   any
investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel,  and similar  advances to officers and  employees of such Person made in the  ordinary  course of  business,  and (b) BONA FIDE  Accounts  arising in the ordinary course of business  consistent with past practice),  or acquisitions of
Indebtedness,  Stock,  or all or  substantially  all of the assets of such other
Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                   "IRC" means the Internal  Revenue Code of 1986,  as in effect from time to time.

                   "JUDGMENT CONVERSION DATE" has the meaning specified therefor in SECTION 17.14.

                   "JUDGMENT  CURRENCY"  has the meaning  specified  therefor in
SECTION 17.14.

                   "KASCO" means Kasco Corporation, a Delaware corporation.

                   "KASCO  NON-RECURRING  EXPENSES"  means,  with respect to any period  specified on SCHEDULE K-1, the lesser of (a) the actual amount  expended by the Parent and its Subsidiaries in respect of the items specified on SCHEDULE
K-1 during such period, and (b) the amount specified on SCHEDULE K-1 during such period.

                   "LENDER" and "LENDERS" have the respective meanings set forth in the  preamble to the  Agreement,  and shall  include any other  Person made a party to the Agreement in accordance with the provisions of SECTION 13.1.

                   "LENDER GROUP" means, individually and collectively,  each of the Lenders and Agent.

                   "LENDER  GROUP  EXPENSES"  means  all (a)  costs or  expenses
(including taxes, and insurance premiums) required to be paid by a Loan Party or its  Subsidiaries  under any of the Loan Documents that are paid,  advanced,  or incurred  by any one or more  members of the Lender  Group,  (b) fees or charges paid or incurred by Agent in  connection  with the Lender  Group's  transactions with  Loan  Parties  or  their  Subsidiaries,  including,  fees or  charges  for photocopying, notarization, couriers and messengers,  telecommunication,  public record searches (including tax lien, judgment lien, litigation, and UCC searches and  including  searches  with the patent and  trademark  office,  the copyright office, or the department of motor vehicles),  filing,  recording,  publication, appraisal  (including periodic  collateral  appraisals or business valuations to the  extent of the fees and  charges  (and up to the  amount of any  limitation)
contained in the Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Agent or other  members of the  Lender  Group in the  disbursement  of funds to (or on behalf of)  Borrowers  (by wire  transfer or  otherwise),  (d)  charges  paid or incurred by Agent  resulting from the dishonor of checks,  (e) reasonable  costs and  expenses  paid or  incurred  by the Lender  Group to correct any default or enforce  any  provision  of the Loan  Documents,  or in gaining  possession  of, maintaining,  handling,  preserving,  storing, shipping,  selling, preparing for
sale,  or  advertising  to  sell  the  Collateral,   or  any  portion   thereof,
irrespective  of  whether a sale is  consummated,  (f) audit  fees and  expenses
(including  travel,  meals,  and lodging) of Agent related to any inspections or audits  to the  extent  of the fees and  charges  (and up to the  amount  of any limitation)  contained in the Agreement,  (g)  reasonable  costs and expenses of third party claims or any other suit paid or incurred by any one or more members of the  Lender  Group  in  enforcing  or  defending  the  Loan  Documents  or in connection  with the  transactions  contemplated  by the Loan  Documents  or the
Lender  Group's  relationship  with any Loan Party or any  Subsidiary  of a Loan
Party, (h) Agent's and each Lender's  reasonable  costs and expenses  (including
attorneys  fees)  incurred  in  advising,   structuring,   drafting,  reviewing,
administering  (including travel,  meals, and lodging),  syndicating  (including rating the Term Loan), or amending the Loan Documents,  and (i) Agent's and each
Lender's  reasonable  costs  and  expenses  (including  attorneys,  accountants, consultants,  and other  advisors  fees and expenses)  incurred in  terminating, enforcing (including  attorneys,  accountants,  consultants,  and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency  Proceeding  concerning any Loan Party or any Subsidiary of a Loan
Party  or in  exercising  rights  or  remedies  under  the Loan  Documents),  or defending the Loan  Documents,  irrespective  of whether suit is brought,  or in taking any Remedial Action concerning the Collateral.

                   "LENDER-RELATED  PERSON"  means,  with respect to any Lender, such Lender,  together with such Lender's Affiliates,  Related Funds,  officers, directors, employees, attorneys, and agents.

                   "LEVERAGE RATIO" means, as of any date of  determination  (a)
the amount of  Parent's  Funded  Indebtedness  as of such  date,  DIVIDED BY (b)
Parent's EBITDA for the 12 month period ended as of such date.

                   "LIBOR  DEADLINE"  has  the  meaning  specified  therefor  in
SECTION 2.10(B)(I).

                   "LIBOR  NOTICE" means a written notice in the form of EXHIBIT
L-1.

                   "LIBOR OPTION" has the meaning specified  therefor in SECTION
2.10(A).

                   "LIBOR RATE" means,  for each Interest  Period for each LIBOR
Rate Loan, the rate per annum determined by Agent by DIVIDING (a) the Base LIBOR
Rate for such Interest  Period,  by (b) 100% MINUS the Reserve  Percentage.  The
LIBOR Rate shall be adjusted on and as of the effective day of any change in the
Reserve Percentage.

                   "LIBOR  RATE LOAN"  means each  portion of the Term Loan that bears interest at a rate determined by reference to the LIBOR Rate.

                   "LIBOR RATE MARGIN" means 6.00 percentage points.

                   "LIEN"   means  any   mortgage,   deed  of   trust,   pledge,
hypothecation,  assignment, charge, deposit arrangement,  encumbrance, easement, lien (statutory or other),  security interest, or other security arrangement and any other  preference,  priority,  or  preferential  arrangement  of any kind or nature  whatsoever,  including  any  conditional  sale  contract  or other title retention  agreement,  the  interest of a lessor  under a Capital  Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

                   "LOAN ACCOUNT" has the meaning specified  therefor in SECTION
2.8.

                   "LOAN DOCUMENTS" means the Agreement,  the Canadian Guaranty, the Canadian Security Documents, the Cash Management Agreements,  the Collateral
Access Agreements, the Control Agreements, the Copyright Security Agreement, the
Guaranty, the Intercompany Subordination Agreement, the Intercreditor Agreement,
the  Mortgages,  the Patent  Security  Agreement,  the Security  Agreement,  the
Subordination  Agreement,  the Trademark  Security  Agreement,  the Post-Closing
Letter,  any  note or  notes  executed  by a  Borrower  in  connection  with the
Agreement and payable to a member of the Lender Group,  and any other  agreement entered  into,  now or in  the  future,  by  any  Loan  Party  or  any of  their
Subsidiaries, and the Lender Group in connection with the Agreement.

                   "LOAN PARTY" means any Borrower or any Guarantor.

                   "MATERIAL ADVERSE CHANGE" means (a) a material adverse change
in  the  business,  prospects,   operations,   results  of  operations,  assets,
liabilities  or  condition  (financial  or  otherwise)  of  Borrowers  and their
Subsidiaries, taken as a whole, (b) a material impairment of a Borrower's or any of its Subsidiaries' ability to perform its obligations under the Loan Documents to  which  it is a  party  or of the  Lender  Group's  ability  to  enforce  the
Obligations or realize upon the Collateral,  or (c) a material impairment of the enforceability  or priority of the Agent's Liens with respect to the  Collateral as a result  of an  action  or  failure  to act on the part of a  Borrower  or a
Subsidiary of a Borrower.

                   "MATERIAL  CONTRACT" means,  with respect to any Person,  (i)
each contract or agreement to which such Person or any of its  Subsidiaries is a party  involving  aggregate  consideration  payable to or by such Person or such
Subsidiary  of  $250,000 or more (other  than  purchase  orders in the  ordinary course  of the  business  of such  Person  or such  Subsidiary  and  other  than contracts  that by their terms may be terminated by such Person or Subsidiary in the  ordinary  course of its  business  upon less  than 60 days  notice  without penalty or premium), (ii) the Related Transaction Documents, and (iii) all other
contracts  or  agreements  material  to  the  business,  operations,   condition
(financial or otherwise), performance, prospects or properties of such Person or such Subsidiary.

                   "MATURITY DATE" has the meaning specified therefor in SECTION
3.2.

                   "MOODY'S"   has  the  meaning   specified   therefor  in  the
definition of Cash Equivalents.

                   "MORTGAGE  POLICY"  has the  meaning  specified  therefor  in
SCHEDULE 3.1(X).

                   "MORTGAGES" means, individually and collectively, one or more mortgages,  deeds of trust, or deeds to secure debt, executed and delivered by a
Loan  Party or a  Subsidiary  of a Loan  Party in  favor of  Agent,  in form and substance satisfactory to Agent, that encumber the Real Property Collateral.

                   "MULTIEMPLOYER  PLAN" means a "multiemployer plan" as defined in  Section  4001(a)(3)  of ERISA to which  any Loan  Party or any of its  ERISA
Affiliates has contributed to, or has been obligated to contribute,  at any time during the preceding six (6) years.

                   "NET CASH PROCEEDS" means:

                            (a) with  respect  to any sale or  disposition  by a
Loan Party or a Subsidiary of a Loan Party of property or assets,  the amount of cash proceeds  received  (directly or indirectly)  from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of a Loan Party or a Subsidiary of a Loan Party, in connection  therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any
Permitted Lien on any asset (other than (A)  Indebtedness  owing to Agent or any
Lender under the  Agreement  or the other Loan  Documents  and (B)  Indebtedness assumed by the  purchaser of such asset) which is required to be, and is, repaid in connection with such sale or disposition,  (ii) reasonable fees, commissions, and  expenses  related  thereto and  required to be paid by a Loan Party or such
Subsidiary of a Loan Party in connection with such sale or disposition and (iii)
taxes  paid  or  payable  to any  taxing  authorities  by a Loan  Party  or such
Subsidiary of a Loan Party in connection with such sale or disposition,  in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash,  actually  paid or payable to a Person that is not an  Affiliate  of a Loan  Party or a  Subsidiary  of a Loan  Party,  and are
properly attributable to such transaction; and

                            (b) with  respect to the issuance or  incurrence  of
any  Indebtedness  by a Loan  Party  or a  Subsidiary  of a Loan  Party,  or the
issuance  by a Loan Party or a  Subsidiary  of a Loan Party of any shares of its
Stock, the aggregate amount of cash received  (directly or indirectly) from time to time (whether as initial  consideration or through the payment or disposition of deferred consideration) by or on behalf of a Loan Party or such Subsidiary in connection with such issuance or incurrence,  after deducting therefrom only (i)
reasonable  fees,  commissions,  and expenses related thereto and required to be paid by a Loan Party or such  Subsidiary  in  connection  with such  issuance or incurrence, (ii) taxes paid or payable to any taxing authorities by a Loan Party or such Subsidiary in connection with such issuance or incurrence,  in each case to the extent, but only to the extent,  that the amounts so deducted are, at the time of receipt of such cash,  actually  paid or payable to a Person that is not an Affiliate  of a Loan Party or  Subsidiary  of a Loan Party,  and are properly attributable to such transaction.

                   "NEW LENDING  OFFICE" has the meaning  specified  therefor in
SECTION 16(D).

                   "NON-US LENDER" has the meaning specified therefor in SECTION
16(D).

                   "OBLIGATIONS"  means all  loans  (including  the Term  Loan), debts,  principal,  interest  (including  any interest  that  accrues  after the commencement  of an  Insolvency  Proceeding  regardless  of  whether  allowed or allowable  in whole or in part as a claim  in any such  Insolvency  Proceeding), premiums,  liabilities (including all amounts charged to Borrowers' Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees, charges, costs, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed  or  allowable  in whole  or in part as a claim  in any such  Insolvency
Proceeding), guaranties, covenants, and duties of any kind and description owing by Loan  Parties  to the  Lender  Group  pursuant  to or  evidenced  by the Loan
Documents and  irrespective of whether for the payment of money,  whether direct or  indirect,  absolute or  contingent,  due or to become due,  now  existing or hereafter  arising,  and  including all interest not paid when due and all other expenses or other  amounts that Loan Parties are required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents.
Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications,  renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

                   "OPERATING LEASE  OBLIGATIONS"  means all obligations for the payment of rent for any real or personal  property under leases or agreements to lease, other than Capital Lease Obligations.

                   "OTHER SUBORDINATED  INDEBTEDNESS" means any Indebtedness (i)
which  is  expressly  subordinated  in  right  of  payment  to all  Indebtedness
evidenced  by  this  Agreement,  the  Working  Capital  Indebtedness,   and  the
Subordinated Indebtedness,  (ii) which does not mature prior to the date that is six-months  following  the  stated  maturity  date  for  each  of the  foregoing
Indebtedness,  whichever is latest, (iii) which does not contain a cash interest payment requirement and (iv) which has terms and conditions, and is subject to a subordination agreement, reasonably acceptable to Agent.

                   "OTHER TAXES" has the meaning  specified  therefor in SECTION
16(B).

                   "PARENT" has the meaning  specified  therefor in the preamble to the Agreement.

                   "PARTICIPANT  REGISTER" has the meaning specified therefor in
SECTION 13.1(F).

                   "PATENT  SECURITY   AGREEMENT"  has  the  meaning   specified
therefor in the Security Agreement.

                   "PBGC" means the Pension Benefit Guaranty  Corporation or any successor thereto.

                   "PERMITTED  DISCRETION"  means  a  determination  made in the exercise of  reasonable  (from the  perspective  of a secured  lender)  business judgment.

                   "PERMITTED   DISPOSITIONS"   means   (a)   sales   or   other
dispositions of Equipment that is substantially  worn,  damaged,  or obsolete in the ordinary  course of business;  PROVIDED that the Net Cash Proceeds from such sales or other  dispositions do not exceed $100,000 in the aggregate  during any fiscal  year,  and such  Equipment is sold (or  otherwise  disposed of) for fair market  value,  (b)  sales of  Inventory  to buyers  in the  ordinary  course of business,  (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents, and
(d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business.

                   "PERMITTED  HOLDER"  means Steel  Partners  II, L.P.  and its
Affiliates.

                   "PERMITTED  INVESTMENTS"  means (a)  Investments  in cash and
Cash Equivalents,  (b) Investments in negotiable instruments for collection, (c)
advances made in connection  with purchases of goods or services in the ordinary course of business, and (d) Investments received in settlement of amounts due to a Loan Party or any Subsidiary of a Loan Party  effected in the ordinary  course of  business  or owing to a Loan  Party or any  Subsidiary  of a Loan Party as a
result  of  Insolvency  Proceedings  involving  an  Account  Debtor  or upon the foreclosure  or  enforcement  of  any  Lien  in  favor  of a Loan  Party  or any
Subsidiary of a Loan Party.

                   "PERMITTED KASCO SALE  TRANSACTION"  means the sale of all of the Stock or  substantially  all of the  assets  of Kasco  and its  Subsidiaries subject to  satisfaction of the conditions set forth in the Permitted Kasco Sale
Letter.

                   "PERMITTED  KASCO SALE LETTER" means that certain side letter
among  Parent,   Agent  and  Working   Capital  Agent,  in  form  and  substance
satisfactory  to  Agent,  pertaining  to  the  sale  of  all  of  the  Stock  or substantially all of the assets of Kasco and its Subsidiaries.

                   "PERMITTED LIENS" means (a) Liens held by Agent to secure the
Obligations,  (b) Liens for unpaid  taxes,  assessments,  or other  governmental charges or levies  that either (i) are not yet  delinquent,  or (ii) do not have priority  over the  Agent's  Liens and the  underlying  taxes,  assessments,  or charges or levies are the subject of Permitted Protests, (c) judgment Liens that do not  constitute an Event of Default under SECTION 7.7 of the  Agreement,  (d)
Liens set forth on SCHEDULE  P-2,  provided  that any such Lien only secures the
Indebtedness   that  it  secures  on  the  Closing  Date  and  any   Refinancing
Indebtedness  in respect  thereof,  (e) the interests of lessors under operating leases,  (f)  purchase  money Liens or the  interests of lessors  under  Capital
Leases to the extent  that such Liens or  interests  secure  Permitted  Purchase
Money  Indebtedness  and so long as (i) such  Lien  attaches  only to the  asset purchased or acquired and the proceeds thereof,  and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing  Indebtedness in respect thereof, (g) Liens arising by operation of law in favor of warehousemen,  landlords,  carriers, mechanics,  materialmen, laborers,  or suppliers,  incurred in the ordinary course of business and not in connection with the borrowing of money,  and which Liens either (i) are for sums not yet delinquent,  or (ii) are the subject of Permitted Protests, (h) Liens on amounts  deposited in connection with obtaining  worker's  compensation or other unemployment  insurance,  (i) Liens on amounts  deposited in connection with the making or entering into of bids,  tenders,  or leases in the ordinary  course of business and not in connection with the borrowing of money, (j) Liens on amounts deposited as security for surety or appeal bonds in  connection  with  obtaining such bonds in the ordinary course of business,  (k) (i) with respect to any Real
Property Collateral,  any encumbrance or restriction  contained in Schedule B of the title insurance  policies for such Real Property which have been approved by
Lenders,  shown on the surveys  listed on SCHEDULE P-3 with respect to such Real
Property, or such other encumbrances,  restrictions,  easements,  rights of way, and zoning restrictions that do not materially  interfere with or impair the use or  operation  thereof,  and (ii)  with  respect  to all  other  Real  Property, encumbrances,  restrictions,  easements,  rights of way, and zoning restrictions that do not materially  interfere  with or impair the use or operation  thereof,
(l)  Liens  held  by  Working  Capital  Agent  to  secure  the  Working  Capital
Indebtedness,  so  long as such  Liens  are  subject  to the  provisions  of the
Intercreditor  Agreement,  (m) Liens held by Subordinated  Debt Lender to secure the  Subordinated  Indebtedness,  so long  as  such  Liens  are  subject  to the provisions of the Subordination  Agreement, and (n) Liens held by Steel Partners
II, L.P. to secure the obligations under the WHX Guaranty, so long as such Liens are subject to the provisions of the Subordination  Agreement. For the avoidance of doubt and notwithstanding anything to the contrary contained herein, under no circumstances  shall  Permitted Liens include any Liens imposed under the IRC or
ERISA,  or otherwise,  that secures any liability or obligation  with respect to any Employee Plan.

                   "PERMITTED  MERGER"  means the merger,  effective as of April
24, 2007, of BZ Acquisition  Corp., a Delaware  corporation  and an affiliate of
Steel Partners II, L.P. ("BZ"), with and into Bairnco with Bairnco continuing as the  surviving  entity,  pursuant to that certain  Agreement and Plan of Merger, dated as of February 23,  2007,  by and among Steel  Partners  II, L.P.,  BZ and
Baimco (the "BZ MERGER  AGREEMENT"),  and as assigned by Steel Partners II, L.P.
to WHX pursuant to the Stock Purchase Agreement,  dated as of April 12, 2007, by and between Steel Partners II, L.P. and WHX.

                   "PERMITTED  PRIORITY LIENS" means any Permitted Lien that has
(and is  permitted  to  have)  priority  over the  Liens  in favor of the  Agent pursuant to any applicable law or agreement.

                   "PERMITTED  PROTEST"  means the right of Parent or any of its
Subsidiaries  to  protest  any  Lien  (other  than  any Lien  that  secures  the
Obligations), taxes (other than payroll taxes or taxes that are the subject of a
United States federal tax lien), or rental payment,  provided that (a) a reserve with  respect  to such  obligation  is  established  on  Parent's  or any of its
Subsidiaries'  books and records in such amount as is required  under GAAP,  (b)
any such protest is instituted  promptly and prosecuted  diligently by Parent or any of its  Subsidiaries,  as  applicable,  in  good  faith,  and (c)  Agent  is satisfied that,  while any such protest is pending,  there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

                   "PERMITTED PURCHASE MONEY INDEBTEDNESS" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an  aggregate  principal  amount  outstanding  at any one time not in  excess of
$1,000,000.

                   "PERSON"  means  natural   persons,   corporations,   limited
liability  companies,  limited  partnerships,   general  partnerships,   limited
liability partnerships, joint ventures, trusts, land trusts, business trusts, or other  organizations,  irrespective  of  whether  they are legal  entities,  and governments and agencies and political subdivisions thereof.

                   "POST-CLOSING LETTER" means that certain Post-Closing Letter, dated of as of the date hereof,  between Parent and Agent, in form and substance satisfactory to Agent.

                   "PROJECTIONS"  means Parent's  forecasted (a) balance sheets,
(b) profit and loss statements,  and (c) cash flow statements, all prepared on a basis consistent with Parent's historical  financial  statements,  together with appropriate supporting details and a statement of underlying assumptions.

                   "PRO RATA SHARE" means, as of any date of  determination  (a)
prior to the making of the Term Loan,  the  percentage  obtained by dividing (i)
such  Lender's  Commitment,  by  (ii)  the  aggregate  amount  of  all  Lenders'
Commitments,  and (b) from and after the making of the Term Loan, the percentage obtained by dividing (i) the principal  amount of such  Lender's  portion of the
Term Loan by (ii) the principal amount of the Term Loan.

                   "PROTECTIVE  ADVANCES" has the meaning specified  therefor in
SECTION 2.2(C)(I).

                   "PURCHASE MONEY  INDEBTEDNESS" means Indebtedness (other than the Obligations, but including Capital Lease Obligations),  incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

                   "QUALIFIED CASH" means, as of any date of determination,  the amount  of  unrestricted  cash and  Cash  Equivalents  of  Borrowers  and  their
Subsidiaries  that is in Deposit  Accounts  or in  Securities  Accounts,  or any
combination thereof, and which such Deposit Account or Securities Account is the subject of a Control  Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

                   "QUEBEC SECURITY  DOCUMENTS" means (i) a Deed of Hypothec and
Issue of Bonds in favour of Agent, as fonde de pouvoir under Article 2692 of the
Civil Code of Quebec,  to be executed before a notary of the Province of Quebec,
(ii) a bond issued by a Canadian  Obligor  pursuant to such Deed of Hypothec and
Issue of Bonds, and (iii) a pledge agreement to be granted by a Canadian Obligor in respect of any bond issued under such Deed of Hypothec and Issue of Bonds.

                   "RATING  AGENCIES"  has the  meaning  specified  therefor  in
SECTION 2.14.

                   "REAL  PROPERTY"  means  any  estates  or  interests  in real property  now owned or hereafter  acquired by any Loan Party or a Subsidiary  of any Loan Party and the improvements thereto.

                   "REAL PROPERTY COLLATERAL" means the Real Property identified on SCHEDULE R-1 and any Real Property  hereafter acquired by a Loan Party or any
Subsidiary of a Loan Party.

                   "RECORD"  means  information  that is inscribed on a tangible medium or that is stored in an electronic or other medium and is  retrievable in perceivable form.

                   "REFERENCE BANK" means JPMorgan Chase Bank, its successors or any other commercial bank designated by the Agent to the Administrative Borrower from time to time.

                   "REFINANCING  INDEBTEDNESS" means refinancings,  renewals, or extensions  of  Indebtedness  so long as: (a) such  refinancings,  renewals,  or extensions  do  not  result  in an  increase  in  the  principal  amount  of the
Indebtedness  so  refinanced,  renewed,  or  extended,  (b)  such  refinancings, renewals,  or  extensions do not result in an increase in the cash interest rate with respect to the Indebtedness so refinanced,  renewed, or extended,  (c) such refinancings,  renewals,  or  extensions  do not result in a  shortening  of the average  weighted  maturity  of the  Indebtedness  so  refinanced,  renewed,  or extended,  nor are they on  terms  or  conditions  that,  taken as a whole,  are
materially  more  burdensome  or  restrictive  to  Loan  Parties,   (d)  if  the
Indebtedness that is refinanced,  renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal,  or extension must include  subordination terms and conditions that are at least as favorable to the Lender Group as those that were  applicable  to the refinanced,  renewed, or extended Indebtedness, and (e) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the  Obligations  other than those Persons which were  obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

                   "REGISTER"  has the  meaning  specified  therefor  in SECTION
13.1(C).

                   "REGISTERED LOAN" has the meaning specified  therefor SECTION
13.1(C).

                   "RELATED FUND" means a fund, money market account, investment account or other  account  managed by a Lender or an Affiliate of such Lender or its investment manager.

                   "RELATED  TRANSACTION  DOCUMENTS"  means,  collectively,  the
Working Capital Documents and the Subordinated Debt Documents.

                   "REMEDIAL  ACTION"  means all actions  taken to (a) clean up, remove,  remediate,  contain,  treat, monitor,  assess,  evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened  release of Hazardous  Materials so they do not migrate or endanger or  threaten  to  endanger  public  health or welfare or the indoor or outdoor  environment,  (c) restore or reclaim natural resources or the
environment,   (d)  perform  any  pre-remedial   studies,   investigations,   or
post-remedial  operation and  maintenance  activities,  or (e) conduct any other actions with respect to Hazardous Materials authorized by Environmental Laws.

                   "REPLACEMENT  LENDER" has the meaning  specified  therefor in
SECTION 14.2(A).

                   "REPORT" has the meaning specified therefor in SECTION 15.16.

                   "REPORTABLE  EVENT"  means an event in Section  4043 of ERISA
(other than an event not subject to the  provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

                   "REQUIRED   LENDERS"  means,  at  any  time,   Lenders  whose
aggregate Pro Rata Shares exceed 50%.

                   "RESERVE  PERCENTAGE"  means, on any day, for any Lender, the maximum  percentage  prescribed by the Board of Governors of the Federal Reserve
System (or any successor  Governmental  Authority) for  determining  the reserve
requirements  (including  any  basic,   supplemental,   marginal,  or  emergency
reserves) that are in effect on such date with respect to  eurocurrency  funding
(currently  referred to as "eurocurrency  liabilities")  of that Lender,  but so long as such Lender is not required or directed under applicable  regulations to maintain such reserves, the Reserve Percentage shall be zero.

                   "SEC"  means  the  United  States   Securities  and  Exchange
Commission and any successor thereto.

                   "SECURITIES ACCOUNT" means a securities account (as that term is defined in the Code).

                   "SECURITIZATION"   has  the  meaning  specified  therefor  in
SECTION 2.14.

                   "SECURITY AGREEMENT" means a security agreement,  in form and substance  satisfactory  to Agent,  executed  and  delivered  by  Borrowers  and
Guarantors to Agent.

                   "SENIOR   LEVERAGE   RATIO"   means,   as  of  any   date  of
determination  (a) the outstanding  principal  amount of the Obligations and the
Working  Capital  Indebtedness,  divided by (b) Parent's EBITDA for the 12 month period ended as of such date.

                   "SOLVENT"  means,  with respect to any Person on a particular date, that, at fair valuations,  the sum of such Person's assets is greater than all of such Person's debts.

                   "SPOT RATE" means the prevailing spot rate of exchange of the
Reference Bank (or, if such rate is not available from the Reference  Bank, such other bank as the Agent may reasonably  select) for the purpose of conversion of one currency to another,  at or around 11:00 a.m.  (New York City time),  on the date  on  which  any  such  conversion  of  currency  is to be made  under  this
Agreement.

                   "S&P" has the meaning specified therefor in the definition of
Cash Equivalents.

                   "STOCK"  means  all  shares,  options,  warrants,  interests, participations,  or other equivalents  (regardless of how designated) of or in a
Person, whether voting or nonvoting, including common stock, preferred stock, or any other  "equity  security"  (as such term is  defined  in Rule  3a11-1 of the
General Rules and Regulations promulgated by the SEC under the Exchange Act).

                   "SUBORDINATED  DEBT  CREDIT  AGREEMENT"  means  that  certain
Amended and Restated Credit  Agreement,  dated as of even date herewith,  by and among  Parent,  Borrowers  and  Subordinated  Debt  Lender,  as such is amended, modified,  supplemented,  restated,  replaced or refinanced from time to time in accordance  with  the  terms  thereof,  the  terms  of this  Agreement,  and the
Subordination Agreement.

                   "SUBORDINATED  DEBT DOCUMENTS"  means the "Loan Documents" as such  term  is  defined  in the  Subordinated  Debt  Credit  Agreement  and  any
documents,  instruments  and  agreements  entered  into in  connection  with any amendment,  supplement,  restatement,  replacement  or refinancing  thereof,  as amended, modified, supplemented or restated from time to time in accordance with the terms thereof, the terms of the Agreement, and the Subordination Agreement.

                   "SUBORDINATED  INDEBTEDNESS" means the Indebtedness  incurred by Parent under the Subordinated Debt Documents in an aggregate principal amount of not less than  $28,500,000,  plus the amount of interest accrued thereon that is paid-in-kind, minus the aggregate amount of all repayments and prepayments of the principal of the obligations  under the  Subordinated  Debt Credit Agreement
(other  than  repayments  or  prepayments  of  such  term  loan  obligations  in connection with a Refinancing thereof).

                   "SUBORDINATED  DEBT  LENDER"  means  "Lender" as such term is defined in the Subordinated  Credit Agreement and any Person acting in a similar
capacity  under  any   amendment,   restatement,   supplement,   replacement  or
refinancing thereof.

                   "SUBORDINATION   AGREEMENT"   means   a   subordination   and
intercreditor  agreement executed and delivered by Agent, Working Capital Agent, and Subordinated Debt Lender, and acknowledged and consented to by each Borrower and each Guarantor,  as amended,  supplemented,  restated or otherwise  modified from time to time.

                   "SUBSIDIARY"  of a Person means a  corporation,  partnership, limited  liability  company,  or other  entity in which that Person  directly or indirectly  owns or controls the shares of Stock having ordinary voting power to elect a  majority  of the  board  of  directors  (or  appoint  other  comparable managers) of such corporation,  partnership, limited liability company, or other entity.

                   "TAX PARTY" has the meaning  specified  therefore  in SECTION
4.28.

                   "TAXES" has the meaning specified therefor in SECTION 16(A).

                   "TERMINATION EVENT" means (i) a Reportable Event with respect to any Employee Plan,  with respect to which the reporting  requirement  has not been  waived,  (ii) any event  that  causes  any Loan  Party or any of its ERISA
Affiliates  directly to incur liability under Section 409, 502(i),  502(l), 515,
4062,  4063,  4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of
the IRC,  (iii) the filing of a notice of intent to terminate  an Employee  Plan
(other than in connection  with a standard  termination)  or the treatment of an
Employee Plan amendment as a termination  under Section 4041 of ERISA,  (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might reasonably constitute grounds under Section
4042 of ERISA  for the  termination  of,  or the  appointment  of a  trustee  to administer, any Employee Plan.

                   "TERM  LOAN" has the  meaning  specified  therefor in SECTION
2.1.

                   "TERM LOAN AMOUNT" means $48,000,000.

                   "TRADEMARK  SECURITY  AGREEMENT"  has the  meaning  specified therefor in the Security Agreement.

                   "TRANSFEREE"  has the meaning  specified  therefor in SECTION
16(A).

                   "TTM EBITDA" means, as of any date of  determination,  EBITDA of Parent determined on a consolidated basis in accordance with GAAP, for the 12 month period most recently ended.

                   "UNITED STATES" means the United States of America.

                   "VOIDABLE  TRANSFER"  has the meaning  specified  therefor in
SECTION 17.7.

                   "WHX" means WHX Corporation, a Delaware Corporation.

                   "WHX  GUARANTY"  means  that  certain  Guarantee,  Pledge and
Security Agreement,  dated as of April 17, 2007, by and among Parent and certain of Parent's  Subsidiaries  party  thereto,  as obligors,  and Steel Partners II,
L.P., as secured party, as amended, modified, supplemented or restated from time to time in accordance  with the terms thereof,  the terms of the Agreement,  and the Subordination Agreement.

                   "WHX  GUARANTY  DOCUMENTS"  the WHX  Guaranty  and any  other documents,  instruments and agreements  entered into in connection  therewith or with any amendment, supplement, restatement, replacement or refinancing thereof, each  as  amended,  modified,  supplemented  or  restated  from  time to time in accordance  with  the  terms  thereof,  the  terms  of the  Agreement,  and  the
Subordination Agreement.

                   "WORKING  CAPITAL  ADVANCES" means "Advances" as such term is defined in the Working Capital Credit Agreement.

                   "WORKING  CAPITAL AGENT" means Wells Fargo Foothill,  Inc., a
California corporation, in its capacity as agent for the Working Capital Lenders under the Working Capital Credit Agreement.

                   "WORKING CAPITAL  AVAILABILITY" means  "Availability" as such term in defined in the Working Capital Credit Agreement.

                   "WORKING  CAPITAL  BORROWING BASE" means  "Borrowing Base" as such term is defined in the Working Capital Credit Agreement.

                   "WORKING CAPITAL BORROWING BASE CERTIFICATE" means "Borrowing
Base  Certificate"  as such  term  is  defined  in the  Working  Capital  Credit
Agreement.

                   "WORKING CAPITAL CREDIT  AGREEMENT" means that certain Credit
Agreement  dated as of even date  herewith  by and among the Loan  Parties,  the
Working  Capital  Lenders,  and the  Working  Capital  Agent as such is amended, modified,  supplemented,  restated, refinanced, renewed or replaced from time to time in accordance  with the terms  thereof and the terms of this  Agreement and the Intercreditor Agreement.

                   "WORKING CAPITAL  DOCUMENTS" means the Working Capital Credit
Agreement and each other agreement, instrument or document executed or delivered pursuant to or in connection with the Working Capital Credit Agreement,  as such documents are amended, modified,  supplemented, or restated from time to time in accordance with the terms of this Agreement and the Intercreditor Agreement.

                   "WORKING   CAPITAL   INDEBTEDNESS"   means  the  Indebtedness
incurred by the Loan Parties under the Working Capital Credit Agreement.

                   "WORKING CAPITAL LENDERS" means the lenders from time to time party to the Working Capital Credit Agreement.

                   "WORKING  CAPITAL  LETTER OF CREDIT" means "Letter of Credit"
as such term is defined in the Working Capital Credit Agreement.

                   "WORKING  CAPITAL  LETTER OF CREDIT  USAGE" means  "Letter of
Credit Usage" as such term is defined in the Working Capital Credit Agreement.

                   "WORKING  CAPITAL  MAXIMUM  REVOLVER  AMOUNT" means  "Maximum
Revolver  Amount"  as  such  term  is  defined  in the  Working  Capital  Credit
Agreement.

                   "WORKING  CAPITAL  REVOLVER   COMMITMENTS"   means  "Revolver
Commitments" as such term is defined in the Working Capital Credit Agreement.

                   "WORKING  CAPITAL  TERM LOAN"  means the "Term  Loan" as such term is defined in the Working Capital Credit Agreement.

                                  SCHEDULE 3.1

          The  obligation of each Lender to make its portion of the Term Loan is subject to the  fulfillment,  to the  satisfaction of Agent and each Lender (the making of the Term Loan  being  conclusively  deemed to be its  satisfaction  or waiver of the following), of each of the following conditions precedent:

                   (a)      the  Closing  Date shall  occur on or before July 17,
2007;

                   (b)      Agent shall have  received a letter duly  executed by
each Borrower and each Guarantor authorizing Agent to file appropriate financing statements  in such office or offices as may be necessary  or, in the opinion of
Agent,  desirable  to perfect the  security  interests to be created by the Loan
Documents;

                   (c)      Agent shall have received  evidence that  appropriate
financing  statements  have been duly filed in such  office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent's Liens in and to the  Collateral,  and Agent shall have received  searches  reflecting the filing of all such financing statements;

                   (d)      Agent  shall  have  received  each  of the  following
documents,  in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

                            (i)      the Cash Management Agreements,

                            (ii)     the Control Agreements,

                            (iii)    the Copyright Security Agreement,

                            (iv)     a   disbursement    letter   executed   and
delivered  by  Borrowers  to Agent  and  Working  Capital  Agent  regarding  the extensions of credit to be made on the Closing  Date,  the form and substance of which is satisfactory to Agent,

                            (v)      the Guaranty,

                            (vi)     the Intercompany Subordination Agreement,

                            (vii)    the Mortgages,

                            (viii)   the Patent Security Agreement,

                            (ix)     the Canadian Security Agreement,

                            (x)      the Canadian Guaranty,

                            (xi)     the Hypothec,

                            (xii)    a   letter,    in   form   and    substance
satisfactory to Agent, from Bank of America,  N.A.  ("EXISTING LENDER") to Agent respecting the amount  necessary to repay in full all of the obligations of Loan
Parties and their  Subsidiaries owing to Existing Lender and obtain a release of all of the Liens  existing in favor of  Existing  Lender in and to the assets of
Loan Parties and their  Subsidiaries,  together with termination  statements and other  documentation  evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Loan Parties and their Subsidiaries,

                            (xiii)   the  Security   Agreement,   together  with
copies of all certificates  representing the shares of Stock  intercompany notes pledged thereunder that are delivered to Working Capital Agent, as well as Stock powers and allonges with respect thereto endorsed in blank,

                            (xiv)    the Trademark Security Agreement,

                            (xv)     the Intercreditor Agreement,

                            (xvi)    the Subordination Agreement,

                            (xvii)   the Collateral  Assignment of each Approved
Policy with respect to Eligible Foreign Accounts (as each term is defined in the
Working Capital Credit Agreement);

                            (xviii)  the Permitted Kasco Sale Letter; and

                            (xix)    the Post-Closing Letter.

                   (e)      Agent  shall have  received a  certificate  from the
Secretary of each Borrower (i) attesting to the  resolutions of such  Borrower's
Board of Directors authorizing its execution,  delivery, and performance of this
Agreement and the other Loan  Documents to which such Borrower is a party,  (ii)
authorizing  specific  officers of such Borrower to execute the same,  and (iii)
attesting to the  incumbency  and  signatures of such specific  officers of such
Borrower;

                   (f)      Agent shall have received  copies of each Borrower's
Governing Documents, as amended,  modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

                   (g)      Agent shall have  received a  certificate  of status
with respect to each  Borrower,  dated within 10 days of the Closing Date,  such certificate  to be issued by the  appropriate  officer  of the  jurisdiction  of organization  of such  Borrower,  which  certificate  shall  indicate  that such
Borrower is in good standing in such jurisdiction;

                   (h)      Agent  shall have  received  certificates  of status
with respect to each  Borrower,  each dated within 30 days of the Closing  Date, such  certificates to be issued by the appropriate  officer of the jurisdictions
(other than the  jurisdiction of organization of such Borrower) in which (i) its failure to be duly  qualified or licensed  would  constitute a Material  Adverse
Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions, and (ii) it maintains any Collateral;

                   (i)      Agent  shall have  received a  certificate  from the
Secretary of each Guarantor (i) attesting to the resolutions of such Guarantor's
Board of Directors authorizing its execution,  delivery,  and performance of the
Loan Documents to which such  Guarantor is a party,  (ii)  authorizing  specific officers  of such  Guarantor  to  execute  the same and (iii)  attesting  to the incumbency and signatures of such specific officers of Guarantor;

                   (j)      Agent shall have received copies of each Guarantor's
Governing Documents, as amended,  modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor;

                   (k)      Agent shall have  received a  certificate  of status
with respect to each  Guarantor,  dated within 10 days of the Closing Date, such certificate  to be issued by the  appropriate  officer  of the  jurisdiction  of organization  of such  Guarantor,  which  certificate  shall  indicate that such
Guarantor is in good standing in such jurisdiction;

                                      -2-

                   (l)      Agent  shall have  received  certificates  of status
with respect to each  Guarantor,  each dated within 30 days of the Closing Date, such  certificates to be issued by the appropriate  officer of the jurisdictions
(other than the jurisdiction of organization of such Guarantor) in which (i) its failure to be duly  qualified or licensed  would  constitute a Material  Adverse
Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions, and (ii) it maintains any Collateral;

                   (m)      Agent   shall  have   received  a   certificate   of
insurance,  together with the endorsements  thereto,  as are required by SECTION
5.8, the form and substance of which shall be satisfactory to Agent;

                   (n)      Agent   shall  have   received   Collateral   Access
Agreements with respect to the following locations:  Lake Mary, Florida; Dallas,
Texas (2 locations); San Antonio, Texas (2 locations); Montreal, Canada;

                   (o)      Agent   shall  have   received   Collateral   Access
Agreement with respect to 21800 South Cicero, Matteson, Illinois;

                   (p)      Agent  shall  have   received  an  opinion  of  Loan
Parties' counsel under New York, Delaware,  Texas and Canadian laws, in form and substance satisfactory to Agent;

                   (q)      After   giving    effect   to   the   Closing   Date
Transactions, (i) Working Capital Availability shall not be less than $6,500,000 and (ii) all  liabilities  of the Loan Parties shall be (A) current and (B) at a level and in a condition  satisfactory to the Agent in its sole discretion.  The
Administrative  Borrower  shall deliver to the Agent a certificate  of the chief financial officer of the  Administrative  Borrower  certifying as to the matters set forth in clauses (i) and (ii)(A) above and  containing  the  calculation  of
Working Capital Availability.

                   (r)      Agent shall have completed its business,  legal, and
collateral  due diligence,  including (i) a collateral  audit and review of Loan
Parties'  and their  Subsidiaries'  books and records and  verification  of Loan
Parties'  representations  and  warranties to the Lender  Group,  the results of which shall be satisfactory to Agent,  (ii) such books and records of the Parent and its  Subsidiaries  as the  Agent  may  request,  (iii)  an  analysis  of the financial  statements  of the Parent and its  Subsidiaries  for the period  from
April 1, 2006 through  March 31,  2007,  (iv) review of Loan  Parties'  material contracts,  and (v) an inspection  of each of the locations  where Loan Parties'
and their  Subsidiaries'  Inventory is located,  and, in each case,  the results thereof shall be acceptable to the Agent, in its sole and absolute discretion;

                   (s)      Agent shall have received evidence that the Canadian
Obligor  has  appointed  an agent in New York City for the purpose of service of process and such agent agrees in writing to give Agent notice of any resignation of such service agent or other tsermination of agency;

                   (t)      Agent shall have received completed reference checks
with  respect  to Loan  Parties'  senior  management,  the  results of which are satisfactory to Agent in its sole discretion;

                   (u)      Agent shall have  received  Loan  Parties'  business
plan,  the results of which are  satisfactory  to Agent in its sole  discretion, certified  as true and correct by an  Authorized  Officer of the  Administrative
Borrower;

                   (v)      Agent shall have  received a set of  Projections  of
the Parent for the 3 year period  following  the Closing Date (on a year by year basis, and for the 1 year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions)
satisfactory to Agent, certified as true and correct by an Authorized Officer of the Administrative Borrower;

                   (w)      Borrowers  shall have paid the  Closing  Fee and all
Lender Group Expenses incurred in connection with the transactions  evidenced by this Agreement;

                                      -3-

                   (x)      Agent shall have received (i) appraisals of the Real
Property  Collateral  satisfactory to Agent,  and (ii) mortgagee title insurance policies  (or  marked  commitments  to issue  the  same)  for the Real  Property
Collateral  issued by a title  insurance  company  satisfactory to Agent (each a
"MORTGAGE  POLICY"  and,  collectively,  the  "MORTGAGE  POLICIES")  in  amounts satisfactory  to Agent  assuring  Agent that the Mortgages on such Real Property
Collateral are valid and enforceable  first priority  mortgage Liens (subject to
Permitted Priority Liens) on such Real Property Collateral free and clear of all defects and  encumbrances  except  Permitted  Liens,  and the Mortgage  Policies otherwise shall be in form and substance satisfactory to Agent;

                   (y)      Agent  shall have  received a phase-I  environmental
report and a real estate  survey with respect to each parcel  composing the Real
Property  Collateral;  the environmental  consultants and surveyors retained for such  reports or surveys,  the scope of the reports or surveys,  and the results thereof shall be acceptable to Agent;

                   (z)      Agent  shall  have  received  copies  of each of the
Working Capital Documents and the Subordinated  Debt Documents,  together with a certificate  of the  Secretary  of the  Parent  certifying  that (i)  each  such document is a true, correct, and complete copy thereof,  (ii) each such document is in full force and effect,  and (iii) none of the Loan Parties has breached or defaulted in any of its obligations thereunder;

                   (aa)     Loan  Parties and each of their  Subsidiaries  shall
have received all licenses,  approvals or evidence of other actions  required by any Governmental Authority in connection with the execution and delivery by Loan
Parties or their  Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby;

                   (bb)     Agent shall have  determined,  in its sole judgment,
that no event or development  shall have occurred since December 31, 2006, which could  reasonably be expected to have a Material  Adverse Effect;  provided that the  transactions  contemplated by this Agreement and the  transactions  made in connection  with the Permitted  Merger shall not  constitute a Material  Adverse
Effect;

                   (cc)     All consents,  authorizations  and approvals of, and
filings  and  registrations  with,  and all other  actions  in  respect  of, any
Governmental Authority or other Person required in connection with the making of the Term Loan, the consummation of any of the  transactions  contemplated by any of the  Related  Transaction  Documents,  or the  conduct  of the Loan  Parties'
business shall have been obtained and shall be in full force and effect;

                   (dd)     Agent  shall  have  received a  certificate  from an
authorized officer of Parent and WHX certifying that none of the proceeds of the
Equity Contribution were returned to WHX prior to the Closing Date.

                   (ee)     Agent  shall have  received,  in form and  substance
satisfactory to the Agent,  evidence that (i) the Working Capital Documents have been duly executed and delivered by and to the appropriate parties thereto, (ii)
no  provision  of any Working  Capital  Document  has been  amended or otherwise modified or waived without the prior written consent of the Agent, and (iii) all of the conditions  precedent to the making of the Working  Capital Term Loan and the funding of the Working  Capital  Advances (other than the making of the Term
Loan hereunder) have been satisfied;

                   (ff)     Agent  shall have  received,  in form and  substance
satisfactory  to  the  Agent,  (A)  a  letter   agreement   between  Parent  and
Subordinated  Debt  Lender  relating  to  the  repayment  of a  portion  of  the
Subordinated  Indebtedness  on the Closing  Date and (B)  evidence  that (i) the
Subordinated  Debt Documents have been duly executed and delivered by and to the appropriate parties thereto, (ii) the transactions  contemplated under the terms
of  the  Subordinated   Debt  Documents  have  been  consummated   prior  to  or
contemporaneous  with the execution of this  Agreement and (iii) the  guaranties and liens  granted by  certain  foreign  Subsidiaries  of the Parent in favor of
Subordinated Debt Lender have been released and terminated;

                                      -4-

                   (gg)     Agent shall have  received (i) a Notice of Borrowing
pursuant  to and in  accordance  with the terms of SECTION 2.2 hereof and (ii) a
LIBOR Notice pursuant to SECTION 2.10 hereof, if applicable; and

                   (hh)     all other  documents and legal matters in connection
with the transactions  contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

                                      -5-

                                  SCHEDULE 5.2

          Provide  Agent (and if so  requested  by Agent,  with  copies for each
Lender) with each of the  documents  set forth below at the  following  times in form satisfactory to Agent:

================================================================================
Daily                    (a) an Account  roll-forward  with  supporting  details
                         supplied  from  sales  journals,  collection  journals,
                         credit registers and any other records,

                         (b) notice of all claims, offsets, or disputes asserted
                         by Account  Debtors with  respect to Loan  Parties' and
                         their Subsidiaries' Accounts, and

                         (c)  copies of  invoices  together  with  corresponding
                         shipping  and  delivery  documents,  and  credit  memos
                         together with corresponding  supporting  documentation,
                         with  respect to invoices and credit memos in excess of
                         an amount  determined in the sole  discretion of Agent,
                         from time to time.
--------------------------------------------------------------------------------
Weekly                   (d) Inventory  system/perpetual  reports specifying the
                         cost and the  wholesale  market value of Loan  Parties'
                         and their Subsidiaries'  Inventory,  by category (i.e.,
                         finished goods, work-in-process or raw materials), with
                         additional  detail  showing  additions to and deletions
                         therefrom  (delivered  electronically  in an acceptable
                         format,  if Loan  Parties have  implemented  electronic
                         reporting); and

                         (e) a detailed  reporting  of Loan  Parties'  and their
                         Subsidiaries intercompany activity.
--------------------------------------------------------------------------------
Monthly (no later than   (f) a Working Capital Borrowing Base Certificate,
the 15th day of each
month)                   (g) a detailed aging, by total, of Borrowers' Accounts,
                         together   with   a   reconciliation   and   supporting
                         documentation   for   any   reconciling   items   noted
                         (delivered  electronically in an acceptable  format, if
                         Borrowers have implemented electronic reporting),

                         (h) a detailed  calculation  of those Accounts that are
                         not eligible for the Working Capital Borrowing Base, if
                         Borrowers have not implemented electronic reporting,

                         (i)  a  detailed  Inventory   system/perpetual   report
                         together with a  reconciliation  to Borrowers'  general
                         ledger  accounts   (delivered   electronically   in  an
                         acceptable   format,   if  Borrowers  have  implemented
                         electronic reporting),

                         (j) a detailed calculation of Inventory categories that
                         are not  eligible  for the  Working  Capital  Borrowing
                         Base,  if  Borrowers  have not  implemented  electronic
                         reporting,

                         (k) a summary  aging,  by vendor,  of Loan Parties' and
                         their  Subsidiaries'  accounts  payable  and  any  book
                         overdrafts  (delivered  electronically in an acceptable
                         format,   if  Borrowers  have  implemented   electronic
                         reporting), an aging, by vendor, of any held checks and
                         detailed listing of all accrued expenses,

                         (l) a detailed report regarding Loan Parties' and their
                         Subsidiaries'  cash and Cash Equivalents,  including an
                         indication of which amounts constitute Qualified Cash,

                         (m)  a  monthly  Account  roll-forward,   in  a  format
                         acceptable  to  Agent  in its  discretion,  tied to the
                         beginning  and ending  account  receivable  balances of
                         Borrowers' general ledgers; and

                         (n) a detailed  report of all slow moving and  obsolete
                         Inventory.
================================================================================

                                      -1-

================================================================================
Monthly (no later        (o)  a  reconciliation  of  Accounts,   trade  accounts
than the 30th day        payable,  and Inventory of Loan Parties' general ledger
of each month)           accounts   to  their   monthly   financial   statements
                         including any book reserves related to each category;

                         (p)  a  report   regarding   Loan  Parties'  and  their
                         Subsidiaries'  accrued,  but unpaid,  taxes  including,
                         without limitation,  property taxes, real estate taxes,
                         ad  valorem  taxes,  income  taxes,  payroll  taxes and
                         withholding  taxes  (Canadian or  otherwise);  together
                         with proof of payment of such applicable taxes;

                         (q) a  detailed  report  by  customer  of all  deferred
                         revenue,   together  with  a  reconciliation   of  such
                         deferred  revenue to Parent's  general ledger  accounts
                         and monthly financial statements; and

                         (r) a detailed  reporting  of any deemed  dividend  tax
                         liability.
--------------------------------------------------------------------------------
Semi-Annual              (s) inventory appraisal, which shall be conducted by an
                         appraiser,  and in form and substance  satisfactory  to
                         Agent.

--------------------------------------------------------------------------------
Annually                 (t)  a   detailed   list  of   Borrowers'   and   their
                         Subsidiaries'  customers,   with  address  and  contact
                         information;

                         (u) machinery and equipment  appraisal,  which shall be
                         conducted by an  appraiser,  and in form and  substance
                         satisfactory to Agent; and

                         (v) real estate appraisals, which shall be conducted by
                         an appraiser, and in form and substance satisfactory to
                         Agent.
--------------------------------------------------------------------------------
Upon request by          (w)  copies  of  purchase   orders  and   invoices  for
                         Inventory and Equipment  acquired by Borrowers or their
                         Agent Subsidiaries, and

                         (x) such  other  reports  as to the  Collateral  or the
                         financial   condition   of  Loan   Parties   and  their
                         Subsidiaries, as Agent may reasonably request.
================================================================================

                                      -2-

                                  SCHEDULE 5.3

          Deliver to Agent,  with copies to each Lender,  each of the  financial statements,  reports,  or other items set forth set forth below at the following times in form satisfactory to Agent:

================================================================================
as soon as available, but in    (a) an unaudited  consolidated and consolidating
any event within 30 days        balance sheet,  income statement,  and statement
(45 days in the case of a       of  cash   flow   covering   Parent's   and  its
month that is the end of one    Subsidiaries' operations during such period, and
of Parent's fiscal quarters)
after the end of each month     (b) a Compliance Certificate.
during each of Parent's
fiscal years
--------------------------------------------------------------------------------
as soon as available,  but in   (c) audited consolidated financial statements of
any  event  within  120  days   WHX and its Subsidiaries (such audited financial
after  the  end  of  each  of   statements to include balance sheets, statements
WHX's fiscal years              of income and loss,  statements of cash flow and
                                statements   of   shareholders'    equity)   and
                                unaudited  consolidating financial statements of
                                WHX and its  Subsidiaries  (to  include  balance
                                sheets and  statements of income and loss),  and
                                the   accompanying   notes   thereto,   all   in
                                reasonable  detail,  fairly  presenting  in  all
                                material respects the financial position and the
                                results  of  the   operations  of  WHX  and  its
                                Subsidiaries  as of  the  end of  and  for  such
                                fiscal  year,   together  with  the  unqualified
                                opinion (for the avoidance of doubt, which shall
                                not  include  any  qualification  related to (A)
                                "going   concern"  or  like   qualification   or
                                exception,  (B) qualification or exception as to
                                the scope of such  audit,  or (C)  qualification
                                which relates to the treatment or classification
                                of any item and  which,  as a  condition  to the
                                removal of such qualification,  would require an
                                adjustment  to such  item,  the  effect of which
                                would be to  cause  any  noncompliance  with the
                                provisions  of Section 6.18) with respect to the
                                audited consolidated financial statements, which
                                accountants  shall be an independent  accounting
                                firm  selected by WHX and  acceptable  to Agent,
                                that   such   audited   consolidated   financial
                                statements have been prepared in accordance with
                                GAAP,   and  present   fairly  in  all  material
                                respects the results of operations and financial
                                condition of WHX and its  Subsidiaries as of the
                                end of and for the fiscal year then ended, and

                                (d) a Compliance Certificate.

--------------------------------------------------------------------------------
as soon as available,  but in   (e) copies of Parent's Projections,  in form and
any  event   within  30  days   substance  (including as to scope and underlying
after  the  start  of each of   assumptions)   satisfactory  to  Agent,  in  its
Parent's fiscal years,          Permitted  Discretion,  for  the  forthcoming  3
                                years,  year by  year,  and for the  forthcoming
                                fiscal  year,  month by month,  certified by the
                                chief financial  officer of Parent as being such
                                officer's  good faith  estimate of the financial
                                performance  of Parent during the period covered
                                thereby.
--------------------------------------------------------------------------------
if  and  when  filed  by  any   (f)  Form  10-Q  quarterly  reports,  Form  10-K
Loan Party,                     annual reports, and Form 8-K current reports,
--------------------------------------------------------------------------------

                                      -1-

--------------------------------------------------------------------------------
                                (g) any  other  filings  made by any Loan  Party
                                with the SEC, and

                                (h) any other  information  that is  provided by
                                Parent to its shareholders generally.
--------------------------------------------------------------------------------
promptly,  but in  any  event   (i)  notice  of such  event or  condition  and a
within   5   Business    Days   statement of the curative  action that Borrowers
after   a  Loan   Party   has   proposes to take with respect thereto.
knowledge  of  any  event  or
condition that  constitutes a
Default   or  an   Event   of
Default,
--------------------------------------------------------------------------------
promptly       after      the   (j) notice of all actions, suits, or proceedings
commencement         thereof,   brought  by or  against  any  Loan  Party or any
but in  any  event  within  5   Subsidiary   of  a   Loan   Party   before   any
Business   Days   after   the   Governmental Authority which reasonably could be
service   of   process   with   expected to result in a Material Adverse Change.
respect  thereto  on any Loan
Party or any  Subsidiary of a
Loan Party,
--------------------------------------------------------------------------------
as  soon as  possible  and in   (k) a statement of an Authorized  Officer of the
any event  within 5  Business   applicable  Loan Party setting forth the details
Days  after  any  Loan  Party   of such occurrence and the action, if any, which
or   any   ERISA    Affiliate   such Loan Party or such ERISA Affiliate proposes
thereof    knows    or    has   to take with respect thereto.
reason  to know  that (1) any
Reportable     Event     with   For purposes  hereof,  "Reportable  Event" shall
respect   to   any   Employee   mean an event described in Section 4043 of ERISA
Plan  has  occurred,  (2) any   (other   than  an  event  not   subject  to  the
other    Termination    Event   provision  for  30-day  notice to the PBGC under
with     respect    to    any   the regulations promulgated under such Section).
Employee       Plan       has
occurred,     or    (3)    an
accumulated           funding
deficiency      has      been
incurred  or  an  application
has   been    made   to   the
Secretary   of  the  Treasury
for a waiver or  modification
of   the   minimum    funding
standard           (including
installment  payments)  or an
extension        of       any
amortization   period   under
Section  412 of the IRC  with
respect   to   an    Employee
Plan,
--------------------------------------------------------------------------------

                                      -2-

--------------------------------------------------------------------------------
promptly  and  in  any  event   (l) copies of each  notice  received by any Loan
within   5   Business    Days   Party  or any  ERISA  Affiliate  thereof  of the
after receipt  thereof by any   PBGC's  intention  to  terminate  any Plan or to
Loan   Party  or  any   ERISA   have a trustee appointed to administer any Plan.
Affiliate  thereof  from  the
PBGC,
--------------------------------------------------------------------------------
promptly  and  in  any  event   (m)  copies  of  each   Schedule  B   (Actuarial
within   10   Business   Days   Information)  to the  annual  report  (Form 5500
after  the   filing   thereof   Series) with respect to each  Employee  Plan and
with  the  Internal   Revenue   Multiemployer Plan.
Service,
--------------------------------------------------------------------------------
promptly  and  in  any  event   (n)  notice  of such  event or  condition  and a
within   10   Business   Days   statement of the curative  action that Borrowers
after  any Loan  Party or any   proposes to take with respect thereto.
ERISA    Affiliate    thereof
knows   or  has   reason   to
know    that    a    required
installment     within    the
meaning  of  Section  412  of
the  IRC has  not  been  made
when due with  respect  to an
Employee Plan,
--------------------------------------------------------------------------------
promptly  and  in  any  event   (o) a copy of each  notice  received by any Loan
within   3   Business    Days   Party or any ERISA Affiliate thereof  concerning
after receipt  thereof by any   the imposition or amount of withdrawal liability
Loan   Party  or  any   ERISA   under Section 4202 of ERISA or  indicating  that
Affiliate   thereof   from  a   such Multiemployer Plan may enter reorganization
sponsor  of  a  Multiemployer   status under Section 4241 of ERISA.
Plan or from the PBGC,
--------------------------------------------------------------------------------
promptly  and  in  any  event   (p) copies of each such notice sent by such Loan
within   10   Business   Days   Party or such ERISA Affiliate thereof.
after  any Loan  Party or any
ERISA    Affiliate    thereof
sends   notice   of  a  plant
closing  or mass  layoff  (as
defined       in       Worker
Adjustment   and   Retraining
Notification      Act)     to
employees,
--------------------------------------------------------------------------------

                                      -3-

--------------------------------------------------------------------------------
promptly  and  in  any  event   (q) evidence, in form and substance satisfactory
within   5   Business    Days   to Agent,  that such payment or contribution has
after  the due  date  for any   been made.
scheduled      payment     or
contribution  which  was  not
paid,  but  required  of  any
Loan   Party  or  any   ERISA
Affiliate     thereof    with
respect   to   any   Employee
Plan,
--------------------------------------------------------------------------------
promptly  and  in  any  event   (r) strike, labor dispute, slowdown, stoppage or
within   5   Business    Days   similar action or grievance  against  against or
after  any  Loan   Party  has   involving  any  Loan  Party  if the  same  could
knowledge of any,               reasonably  be  expected  to result  in,  either
                                individually  or in the  aggregate,  a  Material
                                Adverse Change.
--------------------------------------------------------------------------------
promptly  and  in  any  event   (s)   amendment,   termination,    modification,
within   5   Business    Days   alteration,  increase, or change to any Material
after  any  Loan   Party  has   Contract  if  the  same  could   reasonably   be
knowledge of any,               expected to result in a Material Adverse Change.
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upon the request of Agent,      (t) any other information  reasonably  requested
                                relating to the financial condition of Borrowers
                                or their Subsidiaries.
================================================================================

                                      -4-